As filed with the Securities and Exchange Commission on May 14, 2004
                                                     Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            MEMBERWORKS INCORPORATED
             (Exact name of registrant as specified in its charter)

                               Delaware 06-1276882
     (State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification Number)

                            MemberWorks Incorporated
                      680 Washington Boulevard, Suite 1100
                               Stamford, CT 06901
                                 (203) 324-7635
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               George Thomas Esq.
                            MemberWorks Incorporated
                      680 Washington Boulevard, Suite 1100
                               Stamford, CT 06901
                                 (203) 324-7635
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Steven T. Giove, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. | |
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                            Proposed       Proposed
                                                                             Maximum        Maximum
                                                                            Offering       Aggregate      Amount of
                Title of each Class of                     Amount to        Price per      Offering     Registration
             Securities to be Registered                 be Registered        Unit         Price (1)         Fee
----------------------------------------------------------------------------------------------------------------------
9 1/4% Senior Notes due 2014..........................      $150,000,000         100%       $150,000,000      $19,005
Subsidiary Guarantees of 9 1/4% Senior Notes due 2014.        None (2)         None (2)       None (2)       None (2)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).
(2) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees.

The registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS


                                                                         Primary
                                                     State or Other      Standard          I.R.S.
                                                    Jurisdiction of     Industrial        Employer
                                                     Incorporation    Classification   Identification
Name                                                or Organization    Code Number         Number
----                                                ---------------    -----------         ------
Interactive Voice Media Baltimore LLC(1)                  DE               7389          98-0169980
Interactive Voice Media Colorado LLC(1)                   DE               7389          98-0195835
Interactive Voice Media Georgia LLC(1)                    DE               7389          98-0190771
Interactive Voice Media Michigan LLC(1)                   DE               7389          98-0170250
Interactive Voice Media New Jersey LLC(1)                 DE               7389          98-0195847
Interactive Voice Media New York LLC(1)                   DE               7389          98-0195834
Interactive Voice Media Ohio LLC(1)                       DE               7389          98-0190772
Interactive Voice Media Pennsylvania LLC(1)               DE               7389          98-0190773
Lavalife Washington D.C., L.L.C.(1)                       DE               7389          98-0169983
Interactive Media Group (USA) Ltd.(1)                     DE               7389          98-0121016
Interactive Media Consolidated, Inc.(1)                   DE               7389          98-0190774
Interactive (TX) Voice Media Corp.(1)                     TX               7389          76-0471301
Interactive L.A. Voice Media Corp.(1)                     CA               7389          95-4482652
Interactive Media (IL) Corp.(1)                           IL               7389          36-4060721
Interactive Media MO Corp.(1)                             MO               7389          45-1593730
Barnes Holding Corp.(1)                                   NY               7389          98-0131452
Interactive S.J. Voice Media Corp.(1)                     CA               7389          94-3215560
Interactive Voice Media (CA) Corp.(1)                     CA               7389          94-3147771
Interactive Voice Media (MN) Corp.(1)                     MN               7389          41-1790935
Interactive Voice Media (Sacramento) Corp.(1)             CA               7389          94-3230007
Coverdell & Company, Inc.(2)                              GA               7389          58-1604660
Discount Development Services, L.L.C.(3)                  IL               7389          36-4395849
MemberWorks Canada LLC(4)                                 DE               7389              N/A
Impaq Marketing Corporation(4)                            DE               7389          47-0756248
Best Benefits, Inc.(3)                                    DE               7389              N/A
Uni-Care, Inc.(3)                                         IL               7389          36-3819290
Quota-Phone, Inc.(5)                                      NY               7389          13-3078443
Countrywide Dental, Inc.(4)                               DE               7389          06-1378251
MemberWorks Canada Holdco, Inc.(4)                        DE               7389              N/A
Lavalife Corp.(1)                                     Nova Scotia          7389              N/A
MyHealthySavings.com, Inc.(4)                             DE               7389          06-1596637
Billing Services International, Inc.(4)                   DE               7389          22-3792589

---------------------------------------------------------------------------------------------------

(1) Registrant's address is 905 King Street West, Suite 500, Toronto, Ontario, Canada M6K369.

(2) Registrant's address is 1718 Peachtree Street NW, Atlanta, GA 30309.

(3) Registrant's address is 8420 West Bryn Mawr, Chicago, IL 80631.

(4) Registrant's address is 680 Washington Blvd., 11th Floor, Stamford, CT
    06091.

(5) Registrant's address is 3 Gannett Drive, White Plains, NY 10604.

The information in this prospectus is not complete and may be changed. A registraiton statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                      SUBJECT TO COMPLETION DATED MAY 14, 2004

                            MemberWorks Incorporated

                                Offer to Exchange
                                 all outstanding
                          9 1/4% Senior Notes due 2014
                            issued on April 13, 2004
             which have not been registered under the Securities Act
              ($150,000,000 aggregate principal amount outstanding)

                                       for

                          9 1/4% Senior Notes due 2014
                       registered under the Securities Act
                                  ------------

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which together constitute the exchange offer, to exchange $150,000,000 aggregate principal amount of our new 9 1/4% Senior Notes due 2014, or the new notes, for $150,000,000 aggregate principal amount of our issued and outstanding 9 1/4% Senior Notes due 2014, or the old notes, and collectively with the new notes, the notes.


The Exchange Offer

o    The exchange offer will expire at 5:00 p.m., New York City time, on
               , 2004, unless extended.

o All old notes that are validly tendered and not validly withdrawn will be exchanged.

o Tenders of old notes may be withdrawn any time prior to 5:00 p.m. on the business day prior to expiration of the exchange offer.

o The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

The New Notes

o The terms of the new notes to be issued are substantially identical to the outstanding old notes, except for the transfer restrictions and registration rights relating to the old notes.

o The new notes will be our unsecured senior obligations and will be guaranteed on a senior unsecured basis by all of our existing and future domestic subsidiaries and certain existing and future foreign subsidiaries, including Lavalife. The new notes and the related guarantees will rank equally in right of payment with any of our and such guarantors' existing and future unsecured senior indebtedness and will rank senior in right of payment to all of our and such guarantors' existing and future unsecured subordinated indebtedness. The new notes and the related guarantees will be effectively subordinated to all of our and such guarantors' secured indebtedness to the extent of the value of the assets securing such indebtedness.

o No public market exists for the old notes or the new notes. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     See "Risk Factors" beginning on page 16 for a discussion of matters that should be considered in connection with the exchange offer.

     Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2004.

                                TABLE OF CONTENTS

                                                       Page                                                            Page
                                                       ----                                                            ----
Industry and Market Data.................................ii    Business.................................................55
Currency Translation.....................................ii    Management...............................................62
Forward-Looking Statements...............................ii    Description of Other Indebtedness........................64
Summary...................................................1    The Exchange Offer.......................................65
Risk Factors.............................................16    Description of the New Notes.............................73
The Lavalife Acquisition.................................27    Certain U.S. Federal Income Tax Considerations..........112
Use of Proceeds..........................................28    Plan of Distribution....................................117
Capitalization...........................................29    Legal Matters...........................................117
Unaudited Pro Forma Condensed Combined Financial Data....30    Experts.................................................117
Selected Condensed Consolidated Financial Data...........44    Where You Can Find More Information.....................117
Management's Discussion and Analysis of Financial              Incorporation by Reference..............................118
    Condition and Results of Operations..................45    Index to Consolidated Financial Statements..............F-1


                                  -------------

     This exchange offer is not being made to, nor will we accept surrenders of old notes from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of old notes would not be in compliance with the securities of blue sky laws of such jurisdiction.

     Each holder of old notes wishing to accept this exchange offer must deliver the old notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of old notes by book-entry transfer into the exchange agent's account at The Depository Trust Company, DTC. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

                                  -------------

     If you are a broker-dealer that receives new notes for your own account pursuant to this exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933. You may use this prospectus, as we may amend or supplement it in the future, for your resales of new notes received in exchange for old notes where the old notes were acquired by you as a result of market-making or other trading activities. We have agreed to make this prospectus available to any broker-dealer in connection with any such resale for a period of one year after the date of expiration of this exchange offer. For more information, see the section called "Plan of Distribution" in this prospectus.

                                  -------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by them. We are not making an offer of exchange in any jurisdiction where the offer is not permitted.

                                  -------------

     We are incorporating by reference into this prospectus important business and financial information about our company that is not included in or delivered with the prospectus. This information is available without charge upon written or oral request. Requests should be directed to:

                            MemberWorks Incorporated
                            680 Washington Boulevard
                           Stanford, Connecticut 06901
                          Attention: Investor Relations
                            Telephone: (203) 324-7635

     Any request for documents should be made by       , 2004 to ensure timely
delivery of the documents prior to the expiration of the exchange offer.

                                  -------------

                            INDUSTRY AND MARKET DATA

     Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe this information is reliable and market definitions are appropriate, none of the research, surveys and studies or these definitions has been verified by any independent sources.

                                  -------------

                              CURRENCY TRANSLATION

     Unless otherwise indicated, all references to "$" in this prospectus refer to United States dollars and all references to "Cdn$" refer to Canadian dollars.

     The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates on the last day of each month during the period indicated and the exchange rates as of the end of the period for one Canadian dollar, expressed in United States dollars, based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise specified, all translations of Canadian dollars into U.S. dollars were made based on the noon buying rate in New York City as of April 1, 2004. On April 1, 2004, the inverse of the noon buying rate in New York City for cable transfers of Canadian dollars was Cdn$1.00 = US$0.7633.

                                                                         Year Ended December 31,
                                                         ----------------------------------------------------
                                                           1999       2000        2001       2002        2003
                                                         ------     ------      ------      ------     ------
     High for the period............................     0.6925     0.6969      0.6697      0.6619     0.7738
     Low for the period.............................     0.6535     0.6410      0.6241      0.6200     0.6349
     Average for the period.........................     0.6732     0.6734      0.6459      0.6369     0.7159
     End of period..................................     0.6925     0.6669      0.6279      0.6329     0.7738

                                  -------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which MemberWorks operates and our management's beliefs and assumptions. These forward-looking statements include statements that do not relate solely to historical or current facts and can be identified by the use of words such as "believe," "expect," "estimate," "project," "continue" or "anticipate." These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

         Forward-looking statements are not guarantees of future performance and are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the many factors that could cause actual results to differ materially from the forward-looking statements are:

o higher than expected membership cancellations or lower than expected membership renewal rates;

o    changes in the marketing techniques of credit card issuers;

o increases in the level of commission rates and other compensation required by marketing partners to actively market with us;

o potential reserve requirements by business partners such as our credit card processors;

o    unanticipated termination of marketing agreements;

o our ability to integrate acquired businesses into our management and operations and operate successfully;

o the extent to which we can continue to successfully develop and market new products and services and introduce them on a timely basis;

o unanticipated changes in or termination of our ability to process membership fees through third parties, including credit card processors and bank card associations;

o our ability to develop and implement operational and financial systems to manage growing operations;

o our ability to recover from a complete or partial system failure or impairment, other hardware or software related malfunctions or programming errors;

o    the degree to which we are leveraged;

o our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements;

o further changes in the already competitive environment fix our products or competitors' responses to our strategies;

o changes in the growth rate of the overall U.S. economy, or the international economy where we do business, such that credit availability, interest rates, consumer spending and related consumer debt are impacted;

o additional government regulations and changes to existing government regulations of our industry, including the Federal Trade Commission's 2003 Amendment to its Telemarketing Sales Rule which created a national do-not-call list;

o    whether competitors of Lavalife move to a transactional-based model;

o our ability to compete with other companies that have financial or other advantages;

o    adverse movement in foreign exchange rates;

o    our ability to attract and retain active members and users;

o    adverse results of litigation or regulatory matters; and

o    new accounting pronouncements.

     Many of these factors are beyond our control, and, therefore, our business, financial condition, results of operations and cash flows may be adversely affected by these factors.

     We caution that such factors are not exclusive. All of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not have any intention or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.




                                  -------------

                                     SUMMARY

     This summary highlights selected information from this prospectus. It does not contain all of the information that is important to you in order to understand this exchange offer or the terms of the notes. You should read this entire prospectus, including "Risk Factors" and the additional information, including the financial statements and related notes, included or incorporated by reference in this prospectus, before making a decision to participate in this exchange offer. See "Incorporation by Reference."

     On April 1, 2004, MemberWorks Incorporated completed the acquisition of all of the assets and outstanding capital stock of Lavalife Inc. After the acquisition, Lavalife Inc. changed its name to Lavalife Corp., which now operates as a wholly owned subsidiary of MemberWorks Incorporated. As used in this prospectus, unless otherwise stated or the context otherwise requires, the term (1) "MemberWorks" refers to MemberWorks Incorporated and its subsidiaries prior to the acquisition of Lavalife, (2) "Lavalife" refers to the business conducted by Lavalife Inc. and its subsidiaries (3) "we," "us," "our" and similar terms refer to MemberWorks Incorporated and its subsidiaries, including Lavalife, and (4) the "Transactions" collectively refers to (i) the execution of our amended and restated senior secured credit facility, borrowings thereunder and the use of proceeds therefrom, (ii) our acquisition of Lavalife and the concurrent purchases by Lavalife's senior management of MemberWorks' restricted common stock and (iii) the offering of the old notes and the use of proceeds therefrom.

                               The Exchange Offer

     On April 13, 2004, we completed the private offering of $150 million of 9 1/4% senior notes due 2014. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer within 30 business days of the effectiveness of the exchange offer registration statement. In the exchange offer, you are entitled to exchange your outstanding old notes for new registered notes with substantially identical terms. If the exchange offer is not completed within 30 business days of the effectiveness of the exchange offer registration statement, and in certain other circumstances, we will pay liquidated damages to each holder of the old notes. You should read the discussions under the headings "The Exchange Offer -- Registration Rights" and "Description of the New Notes" for further information regarding the liquidated damages and the registered notes, respectively.

     We believe that the new notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer.

                            MemberWorks Incorporated

     We are a leading provider of innovative membership programs to consumers and, with the acquisition of Lavalife, a leading global provider of web-based and interactive voice response ("IVR") based personals services. Our membership programs offer consumers easy access to a variety of discounted products and services provided by our participating vendors. Through Lavalife, we offer users both web-based and IVR-based personals services, which allow them to interact with each other from anywhere in real time. For the twelve months ended December 31, 2003, after giving pro forma effect to the Transactions, our revenues would have been $545.4 million.

Membership Programs

     Our members benefit by receiving significant discounts and insightful information on everyday items in areas which include healthcare, personal finance, insurance, travel, entertainment, fashion and personal security. We design our membership programs to address the particular needs and preferences of our members by combining various features and benefits to customize our programs. We had approximately 6.3 million members as of December 31, 2003. Our clients (who offer the membership programs to their customers), including Citibank, N.A. and West Corporation, benefit by receiving royalty payments in exchange for providing us with new members or access to potential members. Our participating vendors (who offer products and/or services through our membership programs) have an incentive to provide discounts to our members in order to reach a large number of demographically attractive consumers while incurring minimal incremental marketing costs.

     Our membership programs are for either annual or monthly renewable terms. Traditionally, we marketed membership programs which had an up-front annual membership fee. However, in fiscal 2003, we expanded our marketing of membership programs for which membership fees are payable in monthly installments, which generally have higher margins than our annual payment membership programs. During the six months ended December 31, 2003, more than 60% of our new member enrollments were in monthly payment programs, and we expect the proportion of our monthly payment programs to increase going forward. Membership fees vary depending upon the particular services offered by the membership program. In the first half of fiscal 2004, annual membership fees averaged approximately $106 per year and monthly membership fees averaged $11.18 per month, compared to $100 and $9.60, respectively, for the same period in fiscal 2003.

     We continue to enhance our existing membership programs to add more member value by continuously monitoring and addressing the needs and preferences of our members, which, in turn, has enabled us to increase the average membership fees year over year. We generally design membership programs to provide our members with potential savings of at least twenty times their membership fees. Our money-saving programs fall into the following four key categories:

o Health and Insurance -- The health and fitness membership programs offer significant savings on a comprehensive array of products, including prescription drugs, vitamins and supplements, eye glasses and contact lenses, hearing aides, durable medical equipment and select consumer health products. Also offered are discounts on professional services, including medical, dental, chiropractic, alternative medicine, elder care and personal health services. Our insurance programs offer competitively priced insurance products, including life, accidental death, short-term and catastrophic disability and supplemental medical, warranty and identity theft insurance coverage.

o Travel, Entertainment and Shopping -- These membership programs offer exclusive, members-only savings with leading brand name partners. Members have multiple opportunities to save on airfare, hotel rates, car rental and cruise packages, theme and amusement parks, restaurants and movie theaters. Members also have access to savings on a wide range of merchandise, apparel and personal services.

o Privacy, Protection and Home Improvement -- Members have access to bundles of services that enable them to better manage their privacy and protection through identity theft insurance, card registration, credit reporting, scoring and monitoring, and personal information monitoring services, and savings on security systems, 24-hour protection services, roadside assistance, financial, tax and retirement planning and extended warranty protection. Members also have access to discounts on home improvement, consumer electronics and family entertainment.

o Specialty Markets and Custom Programs -- We partner with well known clients to offer custom, private label or co-branded membership programs to meet the specific needs of our client's defined customer base. In addition, we offer membership materials and customer service in Spanish and French.

Personals Services

     Through Lavalife, we offer both web-based and IVR-based personals services to Lavalife's users. These services allow users to interact with each other from anywhere in real time by phone, email, text chat or video. To acquire new users and retain existing users, Lavalife relies on its innovative products, marketing relationships with major media groups, advertising campaigns in large markets, widely recognized brand and advanced technology infrastructure. Lavalife is headquartered in Toronto, Canada, and serves customers in the United States, Canada and other regions, principally Australia, which accounted for approximately 69%, 25% and 6%, respectively, of its net sales for the fiscal year ended September 30, 2003. As of December 31, 2003, Lavalife had approximately 700,000 active web-based and IVR-based users. During January 2004, Lavalife.com, our interactive website, had approximately 8.2 million unique web visitors.

     Lavalife employs a transactional business model, in which users buy non-refundable credits up front and spend those credits only when they want to interact with other users. Lavalife's competitors generally employ a subscription model, in which users pay a fixed periodic fee. We believe a transactional model is more attractive to new users, who will join due to a lower initial cost and the ability to easily control their spending. Furthermore, once a user has an account balance, the user has a strong financial incentive to return to use their remaining credits. To further encourage return visits, Lavalife continues to refine its existing service offerings and introduce new interactive services such as video. Lavalife continues to refine its product offerings and introduce innovative interactive products, including video and real time online social networking.

                              Competitive Strengths

     We participate in the consumer membership services market of the direct marketing industry and, with the acquisition of Lavalife, in the personals services industry. A successful business model for membership and personals services business depends on a large and stable customer base, strong relationships with marketing partners and vendors, diversified distribution channels and an understanding of the regulatory environment. We believe we have successfully developed all of these aspects of our business model. We believe our competitive strengths are as follows:

o Proven Business Model with Recurring Cash Flows -- Over the last 15 years, we have established a large and stable membership base. As of the end of each of the last four fiscal years, we had over 6 million members. This membership base has historically generated a recurring stream of cash flows. After the initial new member acquisition costs are recovered, we generate a substantial stream of cash flow because the cost of maintaining a renewal member is minimal. In addition, with the acquisition of Lavalife, we are diversifying our proven business model by adding a complementary business with a history of consistent profitability and a large base of active users. As of December 31, 2003, Lavalife had approximately 700,000 active web-based and IVR-based users.

o High Barriers to Entry -- The membership services business is characterized by high barriers to entry, which include establishing client and vendor relationships and acquiring a critical mass of members. By offering quality programs and a high level of customer service over the last 15 years, we have earned the trust of well-known vendors who, we believe, prefer to license their brands to established industry participants, such as ourselves. Building a membership services business sufficient to support continued growth takes time. In addition, because the benefits of a high margin cash flow are not realized until the member acquisition costs are recovered, new entrants are not likely to experience positive cash flow during the initial years of their operations and would require large amounts of upfront capital. In addition, the personals services business is characterized by barriers to entry, including a critical mass of users and advanced computer and communication systems that support the business.

o Extensive Vendor Network -- In most cases, the products and services accessed through our membership programs are offered and provided directly to members by independent benefit providers, or vendors. To ensure member satisfaction, we evaluate and engage only those vendors who we believe can deliver high quality products and services at discounted prices. We have thousands of vendors providing approximately 400 distinct benefits in the areas of healthcare, insurance, travel and entertainment, shopping, home improvement, financial and personal security and more. Our strong vendor network continues to help us develop innovative membership programs by giving us access to a variety of products and services. We are able to establish and retain strong relationships with our vendors by leveraging our client relationships and large member base to drive low-cost incremental traffic to our vendors.

o Strong Client Relationships -- We have established strong relationships with our clients, which have helped us increase our market penetration and gain access to a large number of potential new members. Our clients include banks and other financial institutions, e-commerce companies, direct response television companies, catalog companies, retailers, major oil companies and other organizations with large numbers of individual account holders and customers. We have built and maintained these client relationships by providing our clients' customers with high quality, innovative membership programs supported by our extensive vendor network.

o Diversified Distribution Channels -- During the past several years, we have been able to effectively diversify our distribution channels for membership programs. We market our programs through a variety of direct marketing channels, including inbound call marketing through MemberLinkSM, online marketing, outbound telemarketing (which we outsource to third party contractors) and direct mail. Our diversified distribution channels for membership programs enable us to shift toward more cost effective distribution channels to acquire new members.

o Lavalife's Transactional Business Model -- Lavalife employs a transactional business model, in which users buy credits up front and spend those credits only when they want to interact with other users. Our competitors generally employ a subscription model, in which users pay a fixed periodic fee. We believe that a transactional business model is more attractive to new users, who will join due to a lower initial cost and the ability to easily control their spending. In addition, once a user has an account balance, the user has a strong financial incentive to return and use any remaining credits. Furthermore, through its transactional business model, Lavalife is positioned to immediately benefit from product upgrades that promote credit-consuming features.

o Experienced Management Team -- We believe MemberWorks' senior management's extensive knowledge of the consumer industry has been important in building MemberWorks' successful membership programs business. In particular, Gary Johnson, one of our co-founders, has served as our President and Chief Executive Officer since our inception. MemberWorks' senior management has an average of seven years of experience at MemberWorks. In addition, the founders of Lavalife, each with 16 years of experience at Lavalife, have joined MemberWorks and, in connection with the acquisition, have purchased approximately Cdn$11.9 million ($9.1 million) in MemberWorks' restricted common stock.

                                  Our Strategy

     Our business strategy is to extend our position as a leading consumer membership and personals services company. We intend to strengthen our market leadership positions, maximize profitability and enhance cash flow through the following strategies:

o Optimize Customer Retention -- We will seek to optimize our customer retention rates and revenue generated per customer by continuing to enhance our programs and services by adding more value and/or features. Historically, this strategy has enabled us to increase our average membership fees year over year while maintaining our membership base.

o Pursue Growth Opportunities and Cost Synergies -- We expect to generate revenue growth and realize cost synergies from the Lavalife acquisition. We expect to increase our revenues by cross-selling MemberWorks' customized membership programs to Lavalife's users and Lavalife's services to MemberWorks' members. We also expect to realize cost savings by combining certain of our operations and infrastructure and through potential volume discounts with our existing vendors and media companies that carry our advertisements.

o Continue to Develop Innovative Products and Services -- We believe our membership programs are innovative with respect to the variety and quality of particular services, discounts, and other features offered. We will continue to increase the variety of programs offered and enhance the customer value in our existing programs by combining various features and benefits. We will also continue to customize our programs to the particular needs of our members and clients.

o Capitalize on Global Online Market Opportunities -- Lavalife participates in the global market for online personals, which was estimated to be approximately $530.0 million in sales for 2003 according to Marketdata Enterprises Inc. We believe that this market will continue to grow, driven by growth in social acceptance, improved service offerings and the integration of new technologies. We intend to pursue a wider target audience for our membership programs by capitalizing on our broadened online marketing presence.

o Pursue Strategic Acquisitions -- We believe that strategic acquisitions represent an effective means to broaden our product offerings. We intend to selectively pursue opportunities that enhance sales growth, increase customer and geographic diversity, offer complementary products, have proven technologies and/or provide potential revenue opportunities and marketing synergies.

                               Recent Developments

The Lavalife Acquisition

     On April 1, 2004, MemberWorks completed the acquisition of all of the assets and outstanding capital stock of Lavalife for approximately Cdn$152.5 million ($116.4 million) in cash. See "The Lavalife Acquisition." Lavalife's senior management purchased approximately Cdn$11.9 million ($9.1 million) in MemberWorks' restricted common stock at closing of the acquisition. We financed the purchase price with cash on hand and borrowings of approximately $15.0 million under our $45.0 million senior secured credit facility. For the twelve months ended December 31, 2003, Lavalife had revenues of Cdn$98.6 million ($70.6 million).

     We believe the Lavalife acquisition is an attractive opportunity for us because Lavalife offers:

o    entry into the growing personals services market with a leading brand;

o    a proven business model with consistent profitability;

o    a broad online marketing presence with a large potential target audience;

o a transactional business model, which we believe is more favorable than a subscription business model for the personal services industry;

o opportunities to cross-sell our programs and services across our customer base; and

o an experienced management team with significant expertise in the personals services industry.

     Lavalife now operates as a wholly owned restricted subsidiary of MemberWorks, guarantees the old notes and will guarantee the new notes.

Senior Secured Credit Facility

     On March 25, 2004, we entered into an amended and restated senior secured credit facility that allows borrowings of up to $45.0 million. Borrowings under the senior secured credit facility accrue interest at either LIBOR, or the base commercial lending rate for the bank, plus an applicable margin. As of April 29, 2004, we had $25.6 million of borrowing capacity remaining under the senior secured credit facility due to a $5.5 million letter of credit outstanding thereunder and other restrictions under the senior secured credit facility. See "Description of Other Indebtedness -- Senior Secured Credit Facility."

                                  -------------

     MemberWorks Incorporated, a Delaware corporation, was organized in 1996 and conducted business under the name Cardmember Publishing Corporation from 1989 to 1996. Our principal office is located at 680 Washington Boulevard, Stamford, CT 06901 and our phone number is (203) 324-7635. Our internet address is www.memberworks.com. Information on our website is not a part of this prospectus.

                   Summary of the Terms of the Exchange Offer

     On April 13, 2004, we issued $150,000,000 aggregate principal amount of unregistered 9 1/4% senior notes due 2014. These old notes are unconditionally guaranteed by all of our existing and future domestic subsidiaries that guarantee our credit facilities. The exchange offer relates to the exchange of up to $150 million aggregate principal amount of old notes for an equal aggregate principal amount of new notes. The new notes will be obligations of our company entitled to the benefits of the indenture governing the old notes. The form and terms of the new notes are identical in all material respects to the form and terms of the outstanding notes except that the new notes have been registered under the Securities Act of 1933, as amended, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreement, executed as part of the offering of the outstanding notes, dated April 13, 2004 among us and the initial purchasers in the private offering. These benefits include the liquidated damages we would pay in the event that the filing and declaration of effectiveness of the required registration statement and subsequent consummation of an exchange offer pursuant to the registration statement do not occur within the time periods specified in the registration rights agreement.

Registration rights agreement......     You are entitled to exchange your notes
                                        for registered notes with substantially
                                        identical terms. The exchange offer is
                                        intended to satisfy these rights. After
                                        the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The exchange offer.................     We are offering to exchange $1,000
                                        principal amount of 9 1/4% senior notes
                                        due 2014 which have been registered
                                        under the Securities Act for each $1,000
                                        principal amount of our outstanding 9
                                        1/4% senior notes due 2014 which were
                                        issued on April 13, 2004 in a private
                                        offering. In order to be exchanged, an
                                        outstanding note must be properly
                                        tendered and accepted. All outstanding
                                        notes that are validly tendered and not
                                        validly withdrawn will be exchanged. As
                                        of this date there are $150 million
                                        principal amount of notes outstanding.
                                        We will issue registered notes on or
                                        promptly after the expiration of the
                                        exchange offer.

Resale of the new notes............     Based on an interpretation by the staff
                                        of the Commission, we believe that you
                                        will be able to resell the new notes
                                        without compliance with the registration and prospectus delivery provisions of the Securities Act if:

                                        o    you are acquiring the new notes in
                                             the ordinary course of your
                                             business;

                                        o    you are not participating, do not
                                             intend to participate, and have no
                                             arrangement or understanding with
                                             any person to participate, in the
                                             distribution of the notes issued to
                                             you in the exchange offer; and

                                        o    you are not an "affiliate" of ours.

                                        If any of these conditions are not
                                        satisfied, (1) you will not be eligible
                                        to participate in the exchange offer,
                                        (2) you should not rely on the
                                        interpretations of the staff of the SEC
                                        in connection with the exchange offer
                                        and (3) you must comply with the
                                        registration and prospectus delivery
                                        requirements of the Securities Act in
                                        connection with the resale of your
                                        notes.

                                        If you are a broker-dealer and you will
                                        receive new notes for your own account
                                        in exchange for old notes that you
                                        acquired as a result of market-making
                                        activities or other trading activities,
                                        you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                                        In accordance with the conditions, if
                                        you are a broker-dealer that acquired
                                        the old notes directly from us in the
                                        initial offering and not as a result of
                                        market-making activities, you will not
                                        be eligible to participate in the
                                        exchange offer.

                                        The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration date....................     The exchange offer will expire at 5:00
                                        p.m., New York City time,        , 2004,
                                        unless we decide to extend the
                                        expiration date.

Accrued interest on the new notes
   and the outstanding notes.......     The new notes will bear interest from
                                        April 13, 2004. Holders of outstanding
                                        notes whose notes are accepted for
                                        exchange will be deemed to have waived
                                        the right to receive any payment of
                                        interest on such outstanding notes
                                        accrued from April 13, 2004 to the date
                                        of the issuance of the new notes.
                                        Consequently, holders who exchange their outstanding notes for new notes will receive the same interest payment on October 1, 2004 (the first interest payment date with respect to the outstanding notes and the new notes to be issued in the exchange offer) that they would have received had they not accepted the exchange offer.

Termination of the exchange offer..     We may terminate the exchange offer if
                                        we determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Should we fail to consummate the exchange offer, holders of outstanding notes will have the right under the registration rights agreement executed as part of the offering of the outstanding notes to require us to file a shelf registration statement relating to the resale of the outstanding notes.

Procedures for tendering
   outstanding notes ..............     If you are a holder of a note and you
                                        wish to tender your note for exchange
                                        pursuant to the exchange offer, you must transmit to LaSalle Bank National
                                        Association, as exchange agent, on or
                                        prior to the expiration date of the
                                        exchange offer:

                                             either

                                        o    a properly completed and duly
                                             executed Letter of Transmittal,
                                             which accompanies this prospectus,
                                             or a facsimile of the Letter of
                                             Transmittal, including all other
                                             documents required by the Letter of
                                             Transmittal, to the exchange agent
                                             at the address set forth on the
                                             cover page of the Letter of
                                             Transmittal; or

                                        o    a computer-generated message
                                             transmitted by means of DTC's
                                             Automated Tender Offer Program
                                             system and received by the
                                             exchange agent and forming a part
                                             of a confirmation of book entry
                                             transfer in which you acknowledge
                                             and agree to be bound by the terms
                                             of the Letter of Transmittal;

                                             and, either

                                        o    a timely confirmation of book-
                                             entry transfer of your outstanding
                                             notes into the exchange agent's
                                             account at The Depository Trust
                                             Company ("DTC") pursuant to the
                                             procedure for book-entry transfers
                                             described in this prospectus under
                                             the heading "The Exchange Offer
                                             Procedure for Tendering," must be
                                             received by the exchange agent on
                                             or prior to the expiration date
                                             of the exchange offer; or

                                        o    the documents necessary for
                                             compliance with the guaranteed
                                             delivery procedures described
                                             below.

                                        By executing the Letter of Transmittal,
                                        each holder will represent to us that,
                                        among other things, (1) the notes to be
                                        issued in the exchange offer are being
                                        obtained in the ordinary course of
                                        business of the person receiving such
                                        new notes whether or not such person is
                                        the holder, (2) neither the holder nor
                                        any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes and (3) neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 under the Securities Act) of ours.

Special procedures for beneficial
   owners .........................     If you are the beneficial owner of notes
                                        and your name does not appear on a
                                        security position listing of DTC as the
                                        holder of such notes or if you are a
                                        beneficial owner of registered notes
                                        that are registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee and you wish to tender such notes or registered notes in the exchange offer, you should contact such person in whose name your notes or registered notes are registered promptly and instruct such person to tender on your behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures.....     If you wish to tender your notes and
                                        time will not permit your required
                                        documents to reach the exchange agent by the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your notes pursuant to the procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed
                                        Delivery Procedure."

Withdrawal rights..................     You may withdraw the tender of your
                                        notes at any time prior to 5:00 p.m.,
                                        New York City time, on          , 2004,
                                        the business day prior to the expiration date of the exchange offer.

Acceptance of outstanding notes and
   delivery of new notes...........     Subject to the conditions summarized
                                        above in "Termination of the Exchange
                                        Offer" and described more fully under
                                        "The Exchange Offer--Termination", we
                                        will accept for exchange any and all
                                        outstanding notes which are properly
                                        tendered in the exchange offer prior to
                                        5:00 p.m., New York City time, on the
                                        expiration date of the exchange offer.
                                        The notes issued pursuant to the
                                        exchange offer will be delivered
                                        promptly following the expiration date.

Material U.S. federal income
   tax consequences................     The exchange of the notes pursuant to
                                        the exchange offer will not be a taxable exchange for U.S. federal income tax purposes.

Consequences of failure
   to exchange.....................     If you are eligible to participate in
                                        this exchange offer and you do not
                                        tender your old notes as described in
                                        this prospectus, you will not have any
                                        further registration rights. In that
                                        case, your old notes will continue to be subject to restrictions on transfer. As a result of the restrictions on transfer and the availability of new notes, the old notes are likely to be much less liquid than before the exchange offer.
                                        The old notes will, after the exchange
                                        offer, bear interest at the same rate as the new notes.

Use of proceeds....................     We will not receive any proceeds from
                                        the issuance of notes pursuant to the
                                        exchange offer. We will pay all expenses incident to the exchange offer.

Exchange agent.....................     LaSalle Bank National Association is
                                        serving as exchange agent in connection
                                        with the exchange offer. The exchange
                                        agent can be reached at LaSalle Bank
                                        N.A., 135 LaSalle Street, Suite 1960,
                                        Chicago, IL 60603 Attention Christine
                                        Linde, Vice President. For more
                                        information with respect to the exchange offer, the telephone number for the exchange agent is (312) 904-5532 and the facsimile number for the exchange agent is (312) 904-2236.

                      Summary Description of the New Notes

Issuer............................      MemberWorks Incorporated.

Notes Offered.....................      $150,000,000 in aggregate principal
                                        amount of 9 1/4% Senior Notes due 2014.

Maturity Date.....................      April 1, 2014.

Interest Payment Dates............      April 1 and October 1, commencing
                                        October 1, 2004.

Subsidiary Guarantees.............      Our obligations under the new notes will
                                        be fully and unconditionally guaranteed
                                        by all of our existing and future
                                        domestic subsidiaries that guarantee our credit facilities. The new notes will also be guaranteed by Lavalife, which is a guarantor under the senior secured credit facility, and any of our future restricted foreign subsidiaries that guarantee our credit facilities. For the twelve months ended December 31, 2003, MemberWorks Incorporated and the subsidiary guarantors, after giving pro forma effect to the Transactions, would have accounted for approximately 97% of our revenues.

Ranking...........................      The new notes will be our senior
                                        unsecured obligations. Accordingly, they will rank:

                                        o   pari passu in right of payment to
                                            all of our existing and future
                                            senior unsecured indebtedness; and

                                        o   senior in right of payment to all of
                                            our existing and future subordinated
                                            indebtedness that expressly provides
                                            for its subordination to the new
                                            notes.

                                        The subsidiary guarantee of each
                                        guarantor will be such guarantor's
                                        senior unsecured obligations.
                                        Accordingly, they will rank:

                                       o    pari passu in right of payment to
                                            all of such subsidiary guarantor's
                                            existing and future senior unsecured
                                            indebtedness; and

                                       o    senior in right of payment to all of
                                            such subsidiary guarantor's existing
                                            and future unsecured indebtedness
                                            that expressly provides for its
                                            subordination to the new notes.

                                        The new notes and the guarantees will
                                        effectively be subordinated in right of
                                        payment to any secured indebtedness of
                                        us or our subsidiary guarantors to the
                                        extent of the value of the assets
                                        serving as security for such secured
                                        indebtedness. The new notes will also be effectively subordinated to all liabilities, including trade payables, of our subsidiaries that are not subsidiary guarantors.

                                        As of December 31, 2003, on a pro forma
                                        basis after giving effect to the
                                        Transactions:

                                        o    we and our subsidiaries would have
                                             had approximately $240.0 million
                                             aggregate principal amount of
                                             outstanding indebtedness on a
                                             consolidated basis, $5.5 million of
                                             issued and undrawn letters of
                                             credit outstanding under our
                                             senior secured credit facility, and
                                             an additional $25.6 million
                                             available for borrowings
                                             under the senior secured credit
                                             facility;

                                        o    approximately $90.0 million
                                             principal amount of our outstanding
                                             indebtedness would have been
                                             contractually subordinated to the
                                             new notes; and

                                        o    our subsidiaries that are non-
                                             guarantors would have had
                                             approximately $5.6 million in
                                             liabilities, excluding intercompany
                                             liabilities but including trade
                                             payables.

Optional Redemption................     At any time before April 1, 2007, we may
                                        redeem up to 35% of the new notes with
                                        net cash proceeds of certain equity
                                        offerings, as long as at least 65% of
                                        the aggregate principal amount of the
                                        notes issued under the indenture remains outstanding after the redemption.

                                        We may redeem all or part of the new
                                        notes prior to April 1, 2009 by paying a make-whole premium. At any time on or after April 1, 2009, we may redeem some or all of the new notes at the redemption prices set forth under "Description of the New Notes-- Optional Redemption," plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. See "Description of the New Notes-- Optional Redemption."

Mandatory Offer to Repurchase......     If we sell certain assets or experience
                                        specific kinds of changes in control, we must offer to purchase the new notes at the prices set forth under "Description of the New Notes-- Repurchase at the Option of Holders," plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

Certain Covenants..................     We will issue the new notes under an
                                        indenture among us, the guarantors and
                                        the trustee. The indenture (among other
                                        things) will limit our and our
                                        restricted subsidiaries' ability to:

                                        o  incur or guarantee additional
                                           indebtedness and issue preferred
                                           stock;

                                        o  pay dividends or make other
                                           distributions;

                                        o  create liens;

                                        o  sell assets;

                                        o  engage in sale and leaseback
                                           transactions;

                                        o  place restrictions on the ability of
                                           our restricted subsidiaries to pay
                                           dividends or make other
                                           distributions;

                                        o  engage in mergers or consolidations
                                           with other entities;

                                        o  engage in certain transactions with
                                           affiliates: and

                                        o  make certain investments.

                                        Each of these covenants is subject to a
                                        number of important exceptions and
                                        qualifications. See "Description of the
                                        New Notes-- Certain Covenants."

No Prior Market....................     The new notes will be new securities
                                        for which there is currently no market.
                                        Although the initial purchasers of the
                                        old notes have informed us that they
                                        intend to make a market in the new
                                        notes, they are not obligated to do so,
                                        and they may discontinue market-making
                                        at any time without notice. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained.




                                  Risk Factors

     The new notes, like the old notes, entail substantial risk. You should carefully consider all the information in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth herein under "Risk Factors."

                   Summary Unaudited Pro Forma Financial Data

     The following table sets forth a summary of our unaudited pro forma financial data, giving effect to the Transactions as if they had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma consolidated balance sheet data as of December 31, 2003 has been derived from MemberWorks' historical unaudited balance sheet as of December 31, 2003 and Lavalife's unaudited balance sheet as of December 31, 2003, adjusted to give effect to the Transactions as if they occurred on December 31, 2003. The unaudited pro forma consolidated statement of operations data for the twelve months ended December 31, 2003 gives effect to the Transactions as if they occurred on January 1, 2003. The Lavalife acquisition will be accounted for under the purchase method of accounting.

     The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that would have been achieved had the Transactions reflected therein been consummated prior to the period presented. The unaudited pro forma financial data are only a summary and should be read in conjunction with the "Capitalization," "Unaudited Pro Forma Condensed Combined Financial Data," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and MemberWorks' and Lavalife's consolidated financial statements and the notes thereto included elsewhere or incorporated by reference in this prospectus. The unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of what the actual combined results of operations of the combined company would have been for the period presented, nor do these data purport to represent the results of future periods.

                                                                Twelve Months
                                                                     Ended
                                                               December 31, 2003
                                                               -----------------
                                                                ($ in thousands)
Statement of Operations Data:
     Revenues..............................................          $545,396
     Total expenses........................................           509,350
                                                                    ---------
     Operating income......................................            36,046
     Interest income (expense), net........................           (15,455)
     Other income (expense), net...........................               (74)
                                                                    ---------
     Income before provision for income taxes..............            20,517
     Provision for income taxes............................             7,490
                                                                    ---------
     Net income............................................         $  13,027
                                                                    =========
Other Financial Data and Selected Ratios:
     Depreciation and amortization.........................         $  21,202
     Capital expenditures..................................             6,854
     Ratio of earnings to fixed charges(1).................              2.1lx
Balance Sheet Data (at period end):
     Cash and cash equivalents.............................          $152,939
     Restricted cash.......................................             3,169
     Total assets..........................................           457,796
     Total debt............................................           237,627
     Shareholders' (deficit) equity........................           (54,552)
-------------
(1) The ratio of earnings to fixed charges is computed by dividing pre-tax income from continuing operations by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest.

                  Summary Financial Information of MemberWorks

     We are providing the following financial information to assist you in your analysis of the financial aspects of the Transactions. We derived the historical information below from the audited consolidated financial statements of MemberWorks as of and for the years ended June 30, 2001, 2002 and 2003 and from the unaudited condensed consolidated financial statements of MemberWorks as of and for the six months ended December 31, 2002 and 2003. The information is only a summary and should be read in conjunction with "Capitalization," "Unaudited Pro Forma Condensed Combined Financial Data," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and MemberWorks' consolidated financial statements and the notes thereto included elsewhere in this prospectus. The historical results included below and elsewhere in this document are not necessarily indicative of the future performance of MemberWorks or the combined company.

                                                                                                Six Months Ended
                                                             Year Ended June 30,                  December 31,
                                                      -----------------------------------    ------------------------
                                                        2001          2002         2003          2002         2003
                                                      ---------     --------     ---------    ---------     ---------
                                                                             ($ in thousands)
Statement of Operations Data:

Revenues .......................................      $475,726      $427,602     $456,881     $219,049      $236,988

Total expenses .................................       509,050       415,713      434,595      211,066       216,457
                                                     ---------     ---------    ---------    ---------     ---------

Operating income (loss) ........................       (33,324)       11,889       22,286        7,983        20,531

Non-operating gain (loss) ......................        (2,172)       31,980       17,983       17,983             -

Interest income (expense), net .................          (363)          333          570          605        (1,082)

Other income (expense), net ....................           (87)         (734)        (244)        (265)         (183)
                                                     ---------     ---------    ---------    ---------     ---------

Income (loss) before equity in affiliate and
     minority interest .........................       (35,946)       43,468       40,595       26,306        19,266

Equity in income of affiliate ..................            83            --           --           --            --

Minority interest ..............................         9,106           450           --           --            --
                                                     ---------     ---------    ---------    ---------     ---------

Income (loss) before provision for income taxes        (26,757)       43,918       40,595       26,306        19,266

Provision for income taxes .....................            --            --       16,239       10,523         7,706
                                                     ---------     ---------    ---------    ---------     ---------

Net income (loss) before cumulative effect of
     accounting change .........................       (26,757)       43,918       24,356       15,783        11,560

Cumulative effect of accounting change .........       (25,730)       (5,907)          --           --            --
                                                     ---------     ---------    ---------    ---------     ---------

Net income (loss) ..............................     $ (52,487)    $  38,011    $  24,356    $  15,783     $  11,560
                                                     =========    ==========   ==========   ==========    ==========

Other Operating Data:

Active members (in millions at period end)(1)              7.9           6.6          6.3          6.3           6.3

Price points(2):

     New annual ................................     $      78     $      90    $     105    $     100     $     106

     Monthly ...................................           n/a     $    9.00    $   10.12    $    9.60     $   11.18

Other Financial Data and Selected Ratios:

Cash flow provided by operating activities .....     $  12,022     $  17,014    $  48,533    $  32,877     $  20,441

Depreciation and amortization ..................        20,498        13,252       12,120        6,169         5,242

Capital expenditures............................        15,133         5,761        5,463        2,762         2,538

Ratio of earnings to fixed charges(3) ..........            NM          17.69x       15.52x       18.28x        $8.22x

Balance Sheet Data (at period end):
Cash and cash equivalents ......................     $  21,745     $  45,502    $  72,260    $  79,950     $ 119,995

                                                                                                Six Months Ended
                                                             Year Ended June 30,                  December 31,
                                                      -----------------------------------    ------------------------
                                                        2001          2002         2003          2002         2003
                                                      ---------     --------     ---------    ---------     ---------
                                                                             ($ in thousands)
Restricted cash ................................           991         5,683        2,732        2,842         3,169
Total assets ...................................       348,461       280,817      248,505      290,016       285,206
Total debt......................................            --            --           --           --        90,000
Shareholders' (deficit) equity .................       (25,965)      (20,630)     (20,283)      (9,786)      (63,552)

-----------
(1) The number of active members for 2001 includes approximately 800,000 members of iPlace, Inc., which was sold in fiscal 2002.

(2) New annual price points reflect the weighted average price billed to new annual members during the relevant period and monthly price points reflect the weighted average price billed to new monthly members during the relevant period.

(3) The ratio of earnings to fixed charges is computed by dividing pre-tax income from continuing operations (before adjustment for minority interest in consolidated subsidiaries and loss from equity investees) by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest. For the year ended June 30, 2001, earnings were insufficient to cover fixed charges by $3.8 million.

                                  RISK FACTORS

     You should carefully consider the risks described below before making a decision to participate in the exchange offer. You should also consider the other information included or incorporated by reference in this prospectus before making a decision to participate in the exchange offer. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the notes to decline, which in turn could cause you to lose all or part of your investment.

                     Risks Related to MemberWorks' Business

     MemberWorks' profitability depends on members continuing to retain their memberships in its programs. Increased cancellations could impair MemberWorks' profitability.

     MemberWorks generally incurs losses and negative cash flow during the initial year of an individual membership program, as compared to renewal years. This is due primarily to marketing costs associated with obtaining a new member. In addition, MemberWorks experiences a higher percentage of cancellations during the initial membership period as compared to renewal periods. Annual members may cancel their membership at any time during the membership period generally for a pro rata refund of the membership fee based on the remaining portion of the membership period. Monthly members are billed each month after the trial period until they cancel their membership. Accordingly, the profitability of each of MemberWorks' programs depends on recurring and sustained membership renewals and increased cancellations could have a material adverse effect on its business, financial condition, results of operations and cash flows.

MemberWorks' business may suffer if it fails to successfully integrate Lavalife or other businesses it acquires in the future or to properly assess the risks in particular transactions.

     MemberWorks has recently acquired all of the assets and outstanding capital stock of Lavalife, and MemberWorks may acquire other businesses and assets in the future. The successful integration of the acquired businesses and assets, such as Lavalife, into its existing operations can be critical to MemberWorks' future performance. Acquired businesses may not be successfully integrated with MemberWorks' operations or produce the anticipated benefits in a timely manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies or cost savings could have a material adverse effect on MemberWorks' business, financial condition, results of operations and cash flows. Although MemberWorks attempts to evaluate the risks inherent in each transaction and to value acquisition candidates appropriately, MemberWorks cannot assure you that it will properly ascertain all such risks or that acquired businesses and assets will perform as MemberWorks expects or enhance the value of MemberWorks as a whole. In addition, acquired companies or businesses may have larger than expected liabilities that are not covered by the indemnification, if any, MemberWorks obtains from the seller.

The loss of MemberWorks' key clients could have a material adverse effect on its results of operations.

     Membership programs sponsored by MemberWorks' two largest clients, West Corporation and Citibank, N.A. (and its affiliates), accounted for 16% and 21% of MemberWorks' revenue, respectively, for the fiscal year ended June 30, 2003 and 18% and 13% of MemberWorks' revenue, respectively, for the six months ended December 31. 2003. A loss of MemberWorks' key clients or a decline in the businesses of the clients from which MemberWorks acquires new members could have a material adverse effect on MemberWorks' results of operations. There can be no assurance that one or more of MemberWorks' key or other clients will not terminate their relationship with MemberWorks or suffer a decline in their business from which MemberWorks acquires new members.

MemberWorks markets many of its membership programs through credit card issuers. A downturn in the credit card industry or changes in the marketing techniques of credit card issuers could adversely affect MemberWorks.

     MemberWorks' future success is dependent in large part on continued demand for its membership programs within its clients' industries. In particular, membership programs marketed through MemberWorks' credit card issuer clients accounted for a significant amount of its revenues in fiscal 2003. A significant downturn in the credit card industry or a trend in that industry to reduce or eliminate its use of membership programs could have a material adverse effect on MemberWorks' business, financial condition, results of operations and cash flows.

The unanticipated termination of agreements with vendors could have a material adverse effect on MemberWorks' business.

     MemberWorks depends on vendors to provide most of the products and services included in the programs it markets. The vendors generally operate pursuant to non-exclusive agreements with MemberWorks that may be terminated by the vendor with limited prior notice. There can be no assurance that, in the event a vendor ceases operations, or terminates, breaches or chooses not to renew its agreement with MemberWorks, a replacement vendor could be retained on a timely basis, if at all. In addition, vendors are independent contractors and the level and quality of services they provide is outside MemberWorks' control. Any service interruptions, delays or quality problems could result in customer dissatisfaction and membership cancellations and/or termination of clients' relationships with MemberWorks, which could have a material adverse effect on MemberWorks' business, financial condition, results of operations and cash flows.

MemberWorks depends on credit card processors to obtain payments for it.

     MemberWorks depends on credit card processors to obtain payments for it. The credit card processors operate pursuant to agreements that may be terminated with limited prior notice. In the event a credit card processor ceases operations or terminates its agreement, there can be no assurance a replacement credit card processor could be retained on a timely basis, if at all. Any service interruptions, delays or quality problems could result in delays in collecting payments, which could have a material adverse effect on MemberWorks' business, financial condition, results of operations and cash flows.

MemberWorks' efforts to increase the share of monthly payment programs in its program mix may adversely affect its cash flow.

     MemberWorks has traditionally marketed membership programs which have an up-front annual membership fee. However, in fiscal 2003, MemberWorks expanded its marketing of membership programs for which membership fees are payable in monthly installments. During the first half of fiscal 2004, more than 60% of MemberWorks' new member enrollments were in monthly payment programs, and MemberWorks expects the proportion of its monthly payment programs to increase throughout fiscal 2004. MemberWorks' increased emphasis on monthly payment programs adversely affects its cash flow because the immediate cost of acquiring a new member is higher than the first month's membership fee.

MemberWorks may be unable to compete effectively with other companies in its industry that have financial or other advantages.

     MemberWorks believes that the principal competitive factors in its industry include the ability to identify, develop and offer innovative membership programs, the quality and breadth of membership programs offered, competitive pricing and in-house marketing expertise. MemberWorks' competitors offer membership programs which provide products or services similar to, or which compete directly with, those provided by MemberWorks. These competitors include, among others, Aegon N.V., Trilegiant (a subsidiary of Cendant Corporation). Fords and General Electric Financial Assurance. In addition, MemberWorks could face competition if its current clients or other companies were to introduce their own in-house membership programs.

     Some of these competitors have substantially larger customer bases and greater financial and other resources than MemberWorks. To date, MemberWorks has effectively competed with such competitors. There can be no assurance that:

     o MemberWorks' competitors will not increase their emphasis on programs similar to those MemberWorks offers;

     o MemberWorks' competitors will not provide programs comparable or superior to those MemberWorks provides at lower membership fees;

     o MemberWorks' competitors will not adapt more quickly than MemberWorks to evolving industry trends or changing market requirements;

     o    new competitors will not enter the market; or

     o other businesses (including our current clients) will not themselves introduce in-house membership programs.

     Such increased competition may result in price reductions, reduced operating margins or loss of market share, any of which could materially adversely affect MemberWorks' business, financial condition and results of operations. Additionally, because contracts between clients and program providers are often exclusive with respect to a particular program, potential clients may be prohibited from contracting with MemberWorks to promote a new program if the products and services provided by MemberWorks' program are similar to, or overlap with, the products and services provided by an existing program of a competitor.

We depend on key executive and marketing personnel.

     MemberWorks is dependent on certain key members of its management and marketing staff, particularly its Chief Executive Officer, Gary Johnson. In addition, MemberWorks believes that its future success will depend in part upon its ability to attract and retain highly skilled managerial and marketing personnel. MemberWorks faces significant competition for such personnel, and it may be unsuccessful in hiring or retaining the personnel it requires. The failure to hire and retain such personnel could have a material adverse effect on MemberWorks' business, financial condition and results of operations.

MemberWorks' industry is increasingly subject to federal and state government regulation.

     MemberWorks markets its membership programs through various distribution channels, including MemberLinkSM (our inbound marketing channel), online marketing, outbound telemarketing and direct mail. These channels are regulated at both state and federal levels and MemberWorks believes that these channels will be subject to increasing regulation, particularly in the area of consumer privacy. Such regulation may limit MemberWorks' ability to solicit new members or to offer products or services to existing members.

     The telemarketing industry has become subject to an increasing amount of federal and state regulation as well as general public scrutiny. For example, the Federal Telephone Consumer Protection Act of 1991 limits the hours during which telemarketers may call consumers and prohibits the use of automated telephone dialing equipment to call certain telephone numbers. The Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 and Federal Trade Commission ("FTC") regulations prohibit deceptive, unfair or abusive practices in telemarketing sales. The FTC's 2003 Amendment to its Telemarketing Sales Rule created a national do-not-call list effective October 1, 2003. Both the FTC and state attorneys general have authority to prevent telemarketing activities deemed by them to be "unfair or deceptive acts or practices." Further, some states have enacted laws, and others are considering enacting laws, targeted directly at regulating telemarketing practices, including the creation of do-not-call lists, and any such laws could adversely affect or limit MemberWorks' operations.

     Compliance with these regulations is generally MemberWorks' responsibility, and MemberWorks could be subject to a variety of enforcement and/or private actions for any failure to comply with such regulations. MemberWorks' provision of membership programs requires it to comply with certain state regulations and any changes to such regulations could materially increase MemberWorks' compliance costs. The risk of MemberWorks' noncompliance with any rules and regulations enforced by a federal or state consumer protection authority may subject it or its management to fines or various forms of civil or criminal prosecution, any of which could have a material adverse effect on MemberWorks' business, financial condition and results of operations. See "Business -- MemberWorks -- Government Regulation and Litigation." Also, the media often publicizes perceived noncompliance with consumer protection regulations and violations of notions of fair dealing with consumers, and the membership services industry is susceptible to peremptory charges by the media of regulatory noncompliance and unfair dealing.

     MemberWorks currently maintains rigorous security and quality controls that are intended to ensure that all of its marketing practices meet or exceed industry standards and all applicable state and federal laws and regulations. MemberWorks only collects and maintains customer data that is necessary to administer its business activities, such as a customer's name, address and encrypted billing information. For marketing and modeling purposes, MemberWorks only uses publicly available information, such as demographic, neighborhood and lifestyle data. MemberWorks does not resell any confidential customer information that is obtained or derived from its marketing efforts, nor does MemberWorks purchase consumer information from financial institutions. However, there can be no assurance that MemberWorks' efforts will continue to meet all applicable state and federal laws and regulations in the future. See "Business -- MemberWorks Government Regulation and Litigation."

                      Risks Related to Lavalife's Business

Competitors may move to a transactional model for their services.

     Currently, Lavalife is one of a few online dating services that offers its IVR and web services on a transactional model. This means that customers buy credits, but only spend them when communicating with other users. Other companies offer a subscription service, in which a customer pays a monthly fee for access to the online dating service, whether or not they actually communicate with other users. Lavalife believes that a transactional model is more attractive to new users, who will join due to a lower initial cost and the ability to easily control their spending. At the same time, unused credits lower the churn of customers as they provide incentive for customers to return. If other companies were to offer their services in a transactional model, Lavalife could lose market share, which could materially adversely affect Lavalife's business, financial condition and results of operations.

Lavalife may be unable to compete effectively with other companies in its industry that have financial or other advantages.

     The online dating industry is characterized by the need to achieve a critical mass of users in each geographic area in order to attract and offer services to customers. In order to compete effectively, Lavalife must attract new users through marketing, brand recognition, competitive and innovative pricing and quality technology.

     Lavalife's competitors, such as Match.com, a subsidiary of InterActiveCorp., and Yahoo! Personals, as well as other similar companies, offer services similar to Lavalife's. Some of these competitors have larger customer bases and greater financial and other resources than Lavalife. To date, Lavalife has effectively competed with such companies. However, there can be no assurance that:

     o the competitors will not increase their emphasis on programs similar to those offered by Lavalife;

     o the competitors will not provide services comparable or superior to those provided by Lavalife at a lower cost to the user;

     o the competitors will not adapt more quickly than Lavalife to evolving industry trends or changing market requirements; or

     o additional competitors with greater financial or other resources will emerge.

     Such increased competition may result in price reductions, reduced operating margins or loss of market share, any of which could materially adversely affect Lavalife's business, financial condition and results of operations.

Lavalife depends on its ability to attract and retain active members.

     Lavalife's future success depends in large part upon continued demand for its services. A number of factors could affect the frequency with which customers utilize Lavalife's services or whether they use them at all. These factors include the popularity of online dating and the availability of alternative services. Any significant decline in usage could have a material adverse effect on Lavalife's business, financial condition and results of operations.

     The online dating market is still young and rapidly evolving. The adoption of online dating requires the acceptance of a new way of meeting other singles and exchanging information. Many of Lavalife's potential customers have little or no experience using the Internet as a dating tool, and therefore, Lavalife also competes with traditional methods of meeting other singles. If online dating acceptance declines or if Lavalife is not able to anticipate changes in the online dating market, its business, results of operations and financial condition could be adversely affected.

Lavalife relies heavily on its information technology and if access to this technology is impaired or interrupted, or if Lavalife fails to further develop this technology, Lavalife's business could be harmed.

     Lavalife's success depends in large part upon its ability to process and manage substantial amounts of information. Lavalife must continue developing and enhancing its information systems to remain competitive. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Any interruption or loss of its information technology capabilities could harm Lavalife's business, financial condition, results of operations and cash flows.

     If competitors introduce new products with new technologies, or if new industry standards emerge, Lavalife's existing technology may become obsolete. Lavalife's future success will depend on its ability to do the following:

     o    enhance existing products;

     o    develop and license new products and technologies; and

     o respond to technological advances and emerging industry trends on a cost-effective and timely basis.

     The market for online dating services is characterized by rapid technological developments, new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require continuous improvement in the performance, features and reliability of Lavalife's service, particularly in response to competitive offerings. Lavalife may not be successful in responding to these developments in a timely and cost-effective manner. In addition, the widespread adoption of new online technologies or standards could require Lavalife to make substantial expenditures to modify or adapt its websites and services. Any substantial expenditures could have a material adverse effect on Lavalife's business, financial condition and results of operations.

     A critical part of Lavalife's service is its website that produces search results, provides opportunities for interaction and tracks member activity for billing purposes. A failure to adapt its website, transaction processing, systems and network infrastructure to consumer requirements or emerging trends could lead users to move to competitor's services and could have a material adverse effect on Lavalife's business, financial condition, results of operations and cash flows.

Lavalife relies on computer and communication systems. Computer viruses or other system failures may cause Lavalife's systems to incur delays or interruptions.

     Lavalife's business is highly dependent on computer and telecommunications systems and any temporary or permanent loss of either system could have a material adverse effect on Lavalife. In particular, computer viruses may cause Lavalife's systems to incur delays or other service interruptions and could damage its reputation which, in turn, could significantly harm Lavalife's business, financial condition and results of operations. The inadvertent transmission of computer viruses could expose Lavalife to a material risk of loss or litigation and possible liability. The continuing and uninterrupted performance of Lavalife's systems is critical to its success, as members may become dissatisfied by any service interruptions. Sustained or repeated system failures would reduce the attractiveness of Lavalife's system services and could result in reduced traffic and revenues.

The success of Lavalife's business depends on maintaining the integrity of its systems and infrastructure.

     A fundamental requirement for online commerce and communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. If any compromise of Lavalife's security were to occur, it could have a detrimental effect on its reputation and adversely affect Lavalife's ability to attract customers. As Lavalife's operations continue to grow in both size and scope, Lavalife will need to improve and upgrade its systems and infrastructure. This may require Lavalife to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

A portion of Lavalife's revenues and expenses are denominated in foreign currencies and its results may be affected by foreign currency exchange rate fluctuations.

     Lavalife is exposed to currency exchange rate fluctuations because a portion of its sales and expenses are denominated in currencies other than the U.S. dollar. In addition, a significant portion of Lavalife's sales are denominated in a different currency than their expenses. As a result, Lavalife's financial performance may be negatively affected by currency fluctuations. For example, changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, affect Lavalife's sales and expenses denominated in currencies other than the U.S. dollar and may have a negative impact on the value of Lavalife's assets located outside the United States. In addition, Lavalife may expand its international operations in the future. Although Lavalife has historically entered into hedging transactions designed to mitigate these currency risks, there can be no assurance that we will be successful in doing so in the future and that currency fluctuations will not have a material adverse effect on Lavalife's business, financial condition and results of operations.

Lavalife depends on key executives.

     Lavalife is dependent on certain key members of its management, particularly Chairman and Chief Executive Officer, Bruce Croxon, Vice President of International Corporate Development Nicholas Paine and Vice President of Product Design Ed Lum. In addition, Lavalife's future success will depend in part upon its ability to attract and retain highly skilled personnel. The failure to hire and retain such personnel could have a material adverse effect on its business, financial condition and results of operations.

Changing laws and regulations and legal uncertainties regarding the Internet may impair Lavalife's growth and harm its businesses.

         A number of proposed laws and regulations regarding the Internet that could impact Lavalife's businesses, including with respect to consumer privacy, have been proposed or considered. Lavalife cannot predict whether any of these types of laws or regulations will be enacted or amended and what effect, if any, such laws or regulations would have on its businesses, financial condition or results of operations. In addition, the application of various sales, use and other tax provisions under state and local law could have a material adverse effect on Lavalife's businesses, financial condition and results of operations.

                     Risks Related to Our Combined Business

We depend in part on the communication channels through which we market and service our products, such as telephone, internet and the united States Postal Service. An interruption of, or an increase in the billing rate for, such communication channels could adversely affect our business.

     We market and service our product and programs by various communication channels, including telephone, internet and mail, and accordingly, our business is dependent on the quality of service of providers of these communication channels. Any significant interruption in these communication channels could adversely affect us. In addition, rate increases imposed by providers would increase our and our clients' operating expenses and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The success of our business depends on introduction of popular new programs or services or the enhancement of existing programs or services.

     Our business is substantially dependent on our ability to develop and successfully introduce popular new programs or provide enhancements to existing programs which generate consumer loyalty. Failure to introduce new programs in a timely manner could result in our competitors acquiring additional market share. In addition, the introduction or announcement of new innovative programs by us or by others, could render existing programs obsolete or result in a delay or decrease in orders for existing programs as customers evaluate new programs. Similarly, Lavalife's business is substantially dependent on its ability to refine existing service offerings and to introduce new interactive services. Therefore, the announcement or introduction of new innovative programs by us or others, or our failure to introduce new programs which generate broad consumer appeal, or Lavalife's inability to refine its service offerings or introduce new services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may need to raise additional capital in the future to fund liquidity and capital requirements, which may not be available to us on favorable terms.

     Our future liquidity and capital requirements will depend upon numerous factors, including the success of our membership programs, market developments, potential acquisitions and additional repurchases of our common stock. We may need to raise additional funds to support expansion, develop new membership programs, respond to competitive pressures, acquire complementary businesses or take advantage of unanticipated opportunities. The indenture governing the notes and the credit agreement under our senior secured credit facility will contain covenants that may restrict our ability to finance operations or capital needs. We experienced negative cash flow in the period following the terrorist attacks of September 11, 2001 and may experience negative cash flow in the future as a result of various factors, some of which are outside of our control. We cannot be certain that we will be able to obtain adequate financing on favorable terms or at all.

We rely on our computer and communication systems. If such systems fail or are unable to keep pace with technological advances, our business would suffer.

     Our business is highly dependent on our computer and telecommunications systems and any temporary or permanent loss of either system, for whatever reason, could have a material adverse effect on our business, financial condition and results of operations. In addition, the technologies on which we are dependent to compete effectively and meet our clients' needs are rapidly evolving and in many instances are characterized by short product life cycles. As a result, we are dependent on ongoing, significant investment in advanced computer and telecommunications technology, including automated call distributors and digital switches. Our inability to anticipate and adapt to technological shifts and to develop new and enhanced technology on a timely basis could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our operating results fluctuate from quarter to quarter.

     Our quarterly revenues, expenses and operating results have varied significantly in the past and may vary significantly from quarter to quarter in the future. Factors which could cause our financial results to fluctuate include:

     o    increased or decreased cancellation of member enrollments;

     o    the rate of renewal by existing members;

     o our ability to introduce new programs or products or enhance existing programs or products on a timely basis and the introduction of programs or products by our competitors;

     o    the mix of our client base;

     o    seasonality of the businesses of our clients;

     o market acceptance and demand for our and our clients' membership programs generally;

     o    the mix of programs we offer and the price points of such programs;

     o increased commission rates and other compensation required by our clients;

     o    the mix of our marketing channels;

     o    unanticipated service interruptions;

     o    movement in foreign exchange rates;

     o    adverse outcomes of litigation or regulatory matters;

     o    the availability of vendors to support programs we offer;

     o the level of enthusiasm for health and fitness, travel, entertainment and leisure activities, and other lifestyle elements underlying our programs; and

     o    competitive pressures on selling prices.

     Many of these factors are beyond our control. Operating results would be adversely affected if projected revenues for a given quarter are not achieved. In addition, any future acquisitions by us could have a material adverse effect on our results of operations, particularly in quarters immediately following consummation of such transactions, while the operations of the acquired business are being integrated into our operations.

                           Risks Related to the Notes

Increased leverage as a result of this offering may harm our financial condition and results of operations, and could prevent us from fulfilling our obligations under the notes.

     We are highly leveraged and have significant fixed debt service obligations in addition to our operating expenses. At December 31, 2003, after giving pro forma effect to the Transactions, we had $237.6 million of outstanding indebtedness, $5.5 million of issued and undrawn letters of credit, and $25.6 million in borrowing capacity under the senior secured credit facility. The indenture governing the notes will permit us to incur additional debt in certain circumstances. If we incur additional debt in the future, the related risks could intensify. For example, our indebtedness could:

     o reduce the availability of our cash flow, as a greater portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o place us at a competitive disadvantage compared to our competitors that have less debt;

     o increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

     o limit our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes.

     If our indebtedness affects our operations in these ways, our business, financial condition and results of operations could suffer, making it more difficult for us to satisfy our obligations under the notes. Our ability to make payments of principal, premium and interest on our indebtedness depends upon our future performance, which will be subject to the success of the marketing of our programs, general economic conditions, and financial, business and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. If we are not able generate sufficient cash flow from operations in the future to service our indebtedness, we may be required, among other things:

     o    to seek additional financing in the debt or equity markets;

     o to refinance or restructure all or a portion of our indebtedness, including the notes;

     o    to sell selected assets; and/or

     o to reduce or delay planned expenditures on new marketing or capital expenditures.

     Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The notes will effectively be subordinated to our secured indebtedness and the liabilities of our non-guarantor subsidiaries.

     The notes will be unsecured and therefore are effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 2003, after giving pro forma effect to the Transactions, we would not have had any senior secured indebtedness and would have had $5.5 million of issued and undrawn letters of credit under our senior secured credit facility, in addition to $25.6 million of availability under our senior secured credit facility. The indenture permits us to incur additional secured indebtedness provided that certain conditions are met. See "Description of the New Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." Consequently, in the event we are the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures the secured indebtedness and the collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes.

     Our right to receive any assets of any of our non-guarantor subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claim of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our non-guarantor subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of such subsidiaries senior to that held by us. Our non-guarantor subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. As of February 29, 2004, our non-guarantor subsidiaries had approximately $4.9 million of indebtedness and other liabilities outstanding excluding intercompany notes, but including trade payables.

Covenant restrictions under our credit facility and the indenture governing the notes may limit our operating flexibility.

     Our credit facility currently contains, and the indenture governing the notes will contain, covenants that may restrict our ability to finance future operations or capital needs or to engage in other business activities. Agreements governing future indebtedness could also contain significant financial and operating restrictions. In addition, our bank credit facility and the indenture governing the notes will restrict, and other future agreements governing our debt may restrict, among other things, our ability to:

     o    incur additional debt;

     o prepay principal of or redeem or repurchase subordinated debt or unsecured debt;

     o    dispose of property;

     o    merge, consolidate or sell our assets;

     o    make acquisitions and investments in other persons or entities;

     o pay dividends or make distributions on, or redeem or repurchase, our capital stock;

     o    grant liens and negative pledges with respect to our assets; and

     o    make capital expenditures.

     We cannot assure you that we will meet the covenants in our debt agreements or that the lenders that are party to such agreements will waive any failure to meet those covenants. A breach of any of these covenants would result in a default under the applicable agreement, which would in turn cause a default under our other agreements, including our bank credit facility and the indenture, as applicable. If an event of default occurs under one of our debt agreements and continues beyond any applicable cure period, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, there can be no assurance that we would be able to pay it. Such acceleration would have a material adverse effect on our financial condition. See "Description of Other Indebtedness" and "Description of the New Notes."

Federal and state statutes allow courts under specific circumstances to void guarantees and require note holders to return payments received from subsidiary guarantors.

     Our incurrence of debt, such as the notes, as well as the guarantees of our subsidiary guarantors, may be subject to review under U.S. federal bankruptcy laws or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by, or on behalf of, our or the guarantors' unpaid creditors. Under these laws, if a court were to find that, at the time we or a guarantor incurred debt (including debt represented by the notes or the guarantee of such guarantor):

     o we, or a guarantor, incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

     o we, or a guarantor, received less than reasonably equivalent value or fair consideration for incurring this debt and we, or a guarantor, as the case may be:

          o were insolvent or were rendered insolvent by reason of the related financing transactions;

          o were engaged, or were about to engage, in a business or transaction for which our or its, as the case may be, remaining assets constituted unreasonably small capital to carry on our business; or

          o intended to incur, or believed that we or it would incur, debts beyond our or its, as the case may be, ability to pay as these debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could set aside the notes or such guarantee, subordinate the amounts owing under the notes or such guarantee to our or such guarantor's presently existing or future debt or take other actions detrimental to you.

     The standards for determining insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

     o the sum of its debts (including contingent liabilities) is greater than its assets, at fair value, or

     o the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

     We believe that, at the time we and the guarantors initially incur the debt represented by the notes and the guarantees, we and the guarantors will not be insolvent or rendered insolvent by the incurrence of the debt, be lacking sufficient capital to run our businesses effectively or be unable to pay obligations on the notes and the guarantees as they mature or become due.

     In reaching the foregoing conclusions, we have relied upon our analyses of internal cash flow projections and estimated values of our assets and liabilities and the assets and liabilities of the guarantors. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

     If a note or guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against us or that particular guarantor and you will only be our creditor or a creditor of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

If an active trading market for the notes does not develop, the market price of the notes may decline or you may not be able to sell your notes.

     The notes are a new issue of securities for which there is currently no trading market. We do not intend to list the notes on any national securities exchange or automated quotation system. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our financial condition, performance or prospects and other factors. The initial purchasers of the old notes have advised us that they currently intend to make a market in the new notes. However, they are not obligated to make a market and may discontinue this market activity at any time without notice. As a result, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the price at which you may be able to sell the notes, if at all, may be less than the price you pay for them.

We may not have sufficient funds to repurchase notes upon a change of control.

     Upon certain change of control events, as that term is defined in the indenture, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder's notes at a repurchase price equal to 101% of the principal thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture, which could lead to a cross-default under our senior secured credit facility and under the terms of our other indebtedness. Upon a change of control event, we will also be required to purchase all of our outstanding 5.50% convertible senior subordinated notes due 2010, and a failure to repurchase tendered convertible notes will constitute an event of default under the indenture governing the convertible notes. In addition, our future credit facilities or other agreements relating to our debt may restrict our ability to make any such required repurchases. Prior to repurchasing the notes upon a change of control event, we must either repay outstanding indebtedness under or obtain the consent of the lenders under such credit facilities or agreements in order to repurchase the notes. If we do not obtain the required consents or repay our outstanding indebtedness under such credit facilities or agreements, we would remain effectively prohibited from offering to purchase the notes. See "Description of the New Notes -- Repurchase at the Option of Holders -- Change of Control," "Description of the New Notes -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "Description of Other Indebtedness".

If you do not tender your old notes to be exchanged in this exchange offer, your notes will remain subject to transfer restrictions

     If you do not tender your old notes to be exchanged in this exchange offer, your notes will remain restricted securities and will be subject to transfer restrictions. As restricted securities, your old notes:

     o may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law; and

     o shall bear a legend restricting transfer in the absence of registration or an exemption therefrom.

     In addition, a holder of old notes who desires to sell or otherwise dispose of all or any part of its old notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of counsel, reasonably satisfactory in form and substance to us, that such exemption is available.

                            THE LAVALIFE ACQUISITION

The Acquisition

     On April 1, 2004, MemberWorks completed the acquisition of all of the assets and outstanding capital stock of Lavalife for approximately Cdn$152.5 million ($116.4 million) in cash. We financed the purchase price with cash on hand and borrowings of approximately $15.0 million under our $45.0 million senior secured credit facility. Lavalife now operates as a wholly owned restricted subsidiary of MemberWorks, guarantees the old notes and will guarantee the new notes. For the twelve months ended December 31, 2003, Lavalife had revenues of Cdn$98.6 million ($70.6 million).

     As a part of the Lavalife acquisition, members of Lavalife's senior management entered into employment agreements with MemberWorks, including Bruce Croxon, Chairman and Chief Executive Officer, Nicholas Paine, Vice President of International Corporate Development, and Ed Lum, Vice President of Product Design. In addition, these members of Lavalife's senior management purchased approximately Cdn$11.9 million ($9.1 million) in MemberWorks' restricted common stock at the closing of the acquisition.

The Master Transaction Agreement

     The purchase price for the acquisition was approximately Cdn$152.5 million ($116.4 million) in cash, subject to certain adjustments and excluding fees and expenses. In addition, the purchase price reflects certain assumptions of MemberWorks related to its tax liabilities to be incurred in connection with the Lavalife acquisition. The master transaction agreement contains customary representations, warranties and covenants.

     Each of the shareholders of Lavalife has agreed to indemnify MemberWorks for losses arising from, among other things, breaches of representations and warranties, breaches of covenants and certain liabilities. MemberWorks has agreed to indemnify the shareholders of Lavalife for losses arising from, among other things, breaches of representations and warranties and the failure to perform any of its covenants. Such indemnification obligations of the shareholders of Lavalife and of MemberWorks in relation to representations and warranties survive for a period of eighteen months following the closing. Certain other indemnification obligations of the shareholders of Lavalife and of MemberWorks are not triggered unless the liabilities exceed certain minimum amounts.

                                 USE OF PROCEEDS

     There will be no cash proceeds payable to us from the issuance of the new notes pursuant to the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. The issuance of the new notes will not result in any change in our indebtedness.

     The net proceeds less estimated debt issue costs received by us from the sale of the outstanding old notes in the private offering completed on April 13, 2004, were approximately $141.6 million. We used approximately $15.0 million of the net proceeds from the offering of the old notes to repay amounts borrowed under our senior secured credit facility to fund a portion of the Lavalife acquisition price. We intend to use the remainder of the net proceeds from the private offering for general corporate purposes, including working capital, future acquisitions and purchases of our common stock under our stock buyback program to the extent permitted under the indenture governing the notes and the senior secured credit facility.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2003 on an actual basis and an as adjusted basis, after giving effect to:

     o the borrowings under our senior secured credit facility and the use of proceeds therefrom;

     o our acquisition of Lavalife for a price of approximately $118.0 million in cash and the concurrent purchase by Lavalife's senior management of approximately $9.0 million of MemberWorks' restricted common stock; and

     o    the offering of the old notes and the use of proceeds therefrom.

     This table should be read together with "Use of Proceeds," "Unaudited Pro Forma Condensed Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference in this prospectus.

                                                                       December 31, 2003
                                                                 ----------------------------
                                                                     Actual       As Adjusted
                                                                 -----------    -------------
                                                                        ($ in thousands)
    Cash and cash equivalents(1).............................    $  119,995      $  152,939
    Restricted cash..........................................         3,169           3,169
                                                                 ----------      ----------
       Total cash and cash equivalents.......................       123,164         156,108
                                                                 ==========      ==========
    Senior secured credit facility(2)........................    $       --      $       --
                                                                 ==========      ==========
    9 1/4% Senior notes, net of discount of $2,373...........    $       --      $  147,627
    5.50% Convertible senior subordinated notes due 2010.....        90,000          90,000
                                                                 ----------      ----------
       Total debt............................................        90,000         237,627
    Total shareholders deficit(1)............................       (63,552)        (54,552)
                                                                 ----------      ----------
       Total capitalization..................................    $   26,448      $  183,075
                                                                 ==========      ==========

---------------

(1) Concurrently with our acquisition of Lavalife, Lavalife's senior management purchased approximately $9.0 million in MemberWorks' restricted common stock.

(2) A portion of the proceeds from the offering of the old notes were used to repay approximately $15.0 million of borrowings incurred under the senior secured credit facility to fund a portion of the Lavalife acquisition purchase price. On an as adjusted basis, we had $25.6 million of borrowing capacity remaining under the $45.0 million senior secured credit facility due to a $5.5 million letter of credit outstanding thereunder and other restrictions under the senior secured credit facility. The senior secured credit facility is a 364-day facility, which is renewable for two additional 364-day periods upon our request, unless written notice of non-renewal is provided by all lenders under the facility no less than 60 days prior to expiration. See "Description of Other Indebtedness."

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial data are based on the consolidated financial statements of MemberWorks and the consolidated financial statements of Lavalife. The unaudited pro forma condensed combined balance sheet at December 31, 2003 is adjusted to give effect to (i) the execution of our amended and restated senior secured credit facility, borrowings thereunder and the use of proceeds therefrom, (ii) the acquisition of Lavalife and the concurrent purchase by Lavalife's senior management of MemberWorks' restricted common stock and (iii) the offering of the old notes and the application of the net proceeds from the offering of the old notes, as if each of these transactions had occurred on December 31, 2003. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2003, the six months ended December 31, 2003 and the twelve months ended December 31, 2003 are adjusted to give effect to (i) the execution of our amended and restated senior secured credit facility, borrowings thereunder and the use of proceeds therefrom, (ii) the acquisition of Lavalife, and (iii) the offering of the old notes and the application of the net proceeds from the offering of the old notes, as if each of these transactions had occurred at the beginning of the respective periods presented.

     Lavalife's consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain respects from accounting principles generally accepted in the United States ("US GAAP") and were adjusted to US GAAP. Lavalife's condensed consolidated statements of earnings were prepared in Canadian dollars and translated to U.S. dollars at the average exchange rate of the daily noon buying rates in New York City for the periods presented. Lavalife's condensed consolidated balance sheet as of December 31, 2003 was translated to U.S. dollars at the December 31, 2003 noon buying rate in New York City. Certain reclassifications were made to the Lavalife's consolidated financial statements to conform them to MemberWorks' presentation.

     Adjustments for the Transactions are based upon the historical financial information of MemberWorks and Lavalife and certain assumptions that management of MemberWorks believes are reasonable. The acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value will be determined upon the consummation of the acquisition and may vary from the preliminary estimates.

     The pro forma financial data does not necessarily reflect our results of operations or the financial position that actually would have resulted had the transactions occurred at the date indicated, or project our results of operations or financial position for any future date or period.

     You should read the following unaudited pro forma condensed combined financial data in conjunction with MemberWorks' and Lavalife's audited and unaudited consolidated historical financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere or incorporated by reference in this prospectus.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             As of December 31, 2003

                                                    Lavalife
                                                   Historical   Acquisition      Total       Financing
                                     MemberWorks       US        Pro Forma     Pro Forma     Pro Forma     Pro Forma
                                     Historical     GAAP(1)    Adjustments(2)  Acquisition  Adjustments      Total
                                    ------------   ----------  --------------  ----------- --------------  -----------
                                                                    ($ in thousands)
Assets
Cash and cash equivalents........   $  119,995     $   17,557  $  (111,240)(a) $   26,312  $   126,627(k)  $  152,939
Restricted cash..................        3,169             --           --          3,169           --          3,169
Accounts receivable..............       11,477          1,857           --         13,334           --         13,334
Other current assets.............       10,674          1,250           --         11,924          600(k)      12,524
Deferred tax assets..............           --          4,195           --          4,195           --          4,195
Membership solicitation and other
   deferred costs................       62,618             --           --         62,618           --         62,618
                                    ----------     ----------  -----------     ----------  -----------     ----------
Total current assets.............      207,933         24,859     (111,240)       121,552      127,227        248,779
Fixed assets, net................       22,855         11,368           --         34,223           --         34,223
Goodwill.........................       42,039             --       77,060 (b)    119,099           --        119,099
Intangible and other assets......       12,379             --       37,916 (b)     50,295        5,400(k)      55,695
                                    ----------     ----------  -----------     ----------  -----------     ----------
Total assets.....................   $  285,206     $   36,227  $     3,736     $  325,169  $   132,627     $  457,796
                                    ==========     ==========  ===========     ==========  ===========     ==========

Liabilities and Shareholders'
   (Deficit) Equity
Current maturities...............   $       28     $       --  $    15,000 (c) $   15,028  $   (15,000)(k) $       28
Accounts payable.................       29,365          1,348           --         30,713           --         30,713
Accrued liabilities..............       64,982         10,273           --         75,255           --         75,255
Deferred revenue.................      150,062          3,487           --        153,549           --        153,549
Deferred income taxes............        6,171             --           --          6,171           --          6,171
                                    ----------     ----------  -----------     ----------  -----------     ----------
Total current liabilities........      250,608         15,108       15,000        280,716      (15,000)       265,716
Deferred income taxes............        5,157            855           --          6,012           --          6,012
Other long-terns liabilities.....        2,993             --           --          2,993           --          2,993
Long-term debt...................       90,000             --           --         90,000      147,627(k)     237,627
                                    ----------     ----------  -----------     ----------  -----------     ----------
Total liabilities................      348,758         15,963       15,000        379,721      132,627        512,348
                                    ----------     ----------  -----------     ----------  -----------     ----------

Convertible preferred stock......           --         19,145      (19,145) (d)        --           --             --

Common stock.....................          190             --            3  (e)       193           --            193
Capital in excess of par.........      146,646          6,086       19,145  (d)   155,643           --        155,643
                                                           --      (15,235) (f)
                                                                    (9,996) (g)
                                                                     8,997  (h)
Accumulated deficit..............       (6,269)        (5,824)       5,824  (i)    (6,269)          --         (6,269)
Accumulated other comprehensive
   income (loss).................         (453)           857         (857) (j)      (453)          --           (453)
Treasury stock...................     (203,666)            --           --       (203,666)          --       (203,666)
                                    ----------     ----------  -----------     ----------  -----------     ----------
Total shareholders' (deficit)
   equity........................      (63,552)         1,119        7,881        (54,552)          --        (54,552)
                                    ----------     ----------  -----------     ----------  -----------     ----------
Total liabilities and
   shareholders' (deficit) equity   $  285,206     $   36,227  $     3,736     $  325,169  $   132,627     $  457,796
                                    ==========     ==========  ===========     ==========  ===========     ==========

-------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 38 of this prospectus.

(2) Footnote explanations of pro forma adjustments are included on page 32 of this prospectus.

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                ($ in thousands)

(a) Reflects the following adjustments to the cash and cash equivalents balance resulting from the acquisition of Lavalife:

     Distribution of excess cash to Lavalife's shareholders prior to closing......................    $    (15,235)
     Cash received from Lavalife's senior management to purchase MemberWorks Incorporated's
         common stock.............................................................................           9,000
     Funding of a portion of the Lavalife acquisition purchase price..............................        (105,005)
                                                                                                      ------------
         Total cash adjustment....................................................................    $   (111,240)
                                                                                                      ============

(b) The total estimated purchase price as shown in the table below is allocated to the tangible and intangible assets and liabilities of Lavalife based on their estimated fair values as if the acquisition of Lavalife had occurred on December 31, 2003. The estimated purchase price and preliminary allocation thereof is as follows:

     Total estimated purchase price:
        Cash purchase price paid..................................................................    $    118,005
        Acquisition related costs, including certain financing costs..............................           2,000
                                                                                                      ------------
          Total purchase price paid including acquisition related costs...........................    $    120,005
                                                                                                      ============
     Preliminary allocation of purchase price:
        Identifiable intangible assets............................................................    $     37,916
        Goodwill..................................................................................          77,060
        Book value of acquired assets and liabilities.............................................           5,029
                                                                                                      ------------
          Total purchase price allocated..........................................................    $    120,005
                                                                                                      ============

     A final determination of the fair values and useful lives of such assets cannot be made prior to the completion of the purchase accounting and may differ materially from the preliminary estimates made by management. This preliminary allocation includes an estimate that all intangible assets will be acquired through a purchase transaction which yields a tax basis equal to book basis and therefore no deferred tax liability has been recorded. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial data.

(c) Represents borrowings under our senior secured credit facility to fund a portion of the purchase price.

(d) Reflects conversion of Lavalife's convertible preferred stock to Lavalife's common stock immediately prior to the closing of the acquisition.

(e) Reflects the par value of the MemberWorks' restricted common stock purchased by Lavalife's senior management.

(f) Reflects the reduction in shareholders' equity as a result of the distribution of excess cash to Lavalife's shareholders prior to closing.

(g) Reflects the elimination of the balance of Lavalife's capital in excess of par after giving effect to (d) and (f) above.

(h) Reflects the capital in excess of par resulting from the purchase of MemberWorks' restricted common stock by Lavalife's senior management.

(i)  Reflects elimination of Lavalife's accumulated deficit.

(j)  Reflects elimination of Lavalife's other comprehensive income.

(k) Reflects issuance of the senior notes (including the incurrence of debt issuance costs) and the use of proceeds therefrom, including the repayment of $15,000 under the senior secured credit facility.

   Issuance of the notes, net of discount.......................   $    147,627
   Payment of debt issuance costs*..............................         (6,000)
   Repayment of senior secured credit facility..................        (15,000)
                                                                   ------------
      Net cash proceeds.........................................   $    126,627
                                                                   ============
---------

   * $600 represents the current portion of debt issuance costs.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      Twelve Months Ended December 31, 2003

                                                    Lavalife
                                      MemberWorks   Historical  Acquisition       Total       Financing     Pro Forma
                                      Historical       US        Pro Forma      Pro Forma     Pro Forma       Total
                                        US GAAP      GAAP(1)   Adjustments(2)  Acquisition  Adjustments(2)   US GAAP
                                     ------------  ----------  --------------  -----------  --------------  ----------
                                                          ($ in thousands, except per share data)
Revenues.........................    $  474,820      $  70,576 $       --      $ 545,396    $       --     $  545,396

   Expenses:

   Marketing ....................       278,626         25,795         --        304,421            --        304,421

   Operating ....................        85,697         14,780         --        100,477            --        100,477

   General and Administrative....        74,420         22,296         --         96,716            --         96,716

   Amortization of intangibles...         1,243             --      6,493 (a)      7,736            --          7,736
                                     ----------      --------- ----------      ---------    ----------     ----------

Operating income ................        34,834          7,705     (6,493)        36,046            --         36,046

Interest income (expense), net...        (1,117)           287       (600)(b)     (1,430)      (14,025)(e)    (15,455)

Other income (expense), net......          (162)            88          --           (74)           --            (74)
                                     ----------      ---------  ----------      ---------    ----------     ----------

Income before income taxes.......        33,555          8,080     (7,093)        34,542       (14,025)        20,517

Provision for income taxes.......        13,422          2,515     (2,837)(c)     13,100        (5,610)(c)      7,490
                                     ----------      ---------  ----------      ---------    ----------     ----------

Net income ......................    $   20,133      $   5,565  $  (4,256)     $  21,442    $   (8,415)    $   13,027
                                     ==========      =========  ==========      =========    ==========     ==========

Earnings per share

   Basic ........................    $     1.73                                $    1.77                   $     1.07
                                     ==========                                =========                   ==========

   Diluted ......................    $     1.63                                $    1.67                   $     1.03
                                     ==========                                =========                   ==========

Weighted average shares

   Basic ........................        11,638                       501 (d)     12,139                       12,139
                                     ==========                ==========      =========                   ==========

   Diluted ......................        12,821                       501         13,322                       13,322
                                     ==========                ==========      =========                   ==========

---------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 40 of this prospectus.

(2) Footnote explanations of pro forma adjustments are included on page 37 of this prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       Six Months Ended December 31, 2003

                                                   Lavalife
                                                  Historical  Acquisition      Total         Financing
                                    MemberWorks       US       Pro Forma      Pro Forma       Pro Forma     Pro Forma
                                    Historical    GAAP(1)(3)  Adjustments(2) Acquisition(2) Adjustments(2)     Total
                                   ------------  ----------- --------------- -------------- -------------- ----------
                                                        ($ in thousands, except per share data)

Revenues........................   $  236,988     $   35,543  $       --     $  272,531     $       --       $  272,531

Expenses:

   Marketing....................      133,401         12,455          --        145,856             --          145,856

   Operating....................       44,505          7,426          --         51,931             --           51,931

   General and
     Administrative.............       37,962         11,646          --         49,608             --           49,608

   Amortization of
     intangibles................          589             --       3,247 (a)      3,836             --            3,836
                                   ----------     ----------  ----------     ----------     ----------       ----------

Operating income................       20,531          4,016      (3,247)        21,300             --           21,300

Interest income (expense),
   net..........................       (1,082)           183        (300)(b)     (1,199)        (7,012)(e)       (8,211)

Other income (expense),
   net..........................         (183)           999          --            816             --              816
                                   ----------     ----------  ----------     ----------     ----------       ----------

Income before income taxes......       19,266          5,198      (3,547)        20,917         (7,012)          13,905

Provision for income taxes......        7,706          1,474      (1,419)(c)      7,761         (2,805)(c)        4,956
                                   ----------     ----------  ----------     ----------     ----------       ----------

Net income......................   $   11,560     $    3,724  $   (2,128)    $   13,156     $   (4,207)      $    8,949
                                   ==========     ==========  ==========     ==========     ===========      ==========

Earnings per share

   Basic........................   $     1.03                                $     1.13                      $     0.77
                                   ==========                                ==========                      ==========

   Diluted......................   $     0.91                                $     0.99                      $     0.69
                                   ==========                                ==========                      ==========

Weighted average shares

   Basic........................       11,192                        452(d)      11,644                          11,644
                                   ==========                 ==========     ==========                      ==========

   Diluted......................       13,541                        452         13,993                          13,993
                                   ==========                 ==========     ==========                      ==========

--------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 41 of this prospectus.

(2) Footnote explanations of pro forma adjustments are included on page 37 of this prospectus.

(3) Includes $18,746 of revenue, $3,324 of operating income and $3,165 of net income for the three months ended September 30, 2003, which is also included in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2003.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            Year Ended June 30, 2003

                                                   Lavalife
                                                  Historical    Acquisition       Total        Financing
                                    MemberWorks       US         Pro Forma      Pro Forma      Pro Forma     Pro Forma
                                    Historical    GAAP(1)(3)   Adjustments(2)  Acquisition(2) Adjustments(2)   Total
                                   ------------  -----------  ---------------  ------------- ---------------
                                                        ($ in thousands, except per share data)
Revenues.........................  $  456,881     $   70,751   $       --      $  527,632    $       --      $  527,632

Expenses:

   Marketing.....................     280,673         26,055           --         306,728             --         306,728

   Operating.....................      78,444         14,657           --          93,101             --          93,101

   General and Administrative....      74,085         21,003           --          95,088             --          95,088

   Amortization of intangibles...       1,393             --        6,493 (a)       7,886             --           7,886
                                   ----------     ----------   ----------      ----------     ----------      ----------

Operating income.................      22,286          9,036       (6,493)         24,829             --          24,829

Settlement of investment
   related litigation............      19,148             --           --          19,148             --          19,148

Interest income (expense), net...         570            200         (600)(b)         170        (14,025)(e)     (13,855)

Other income (expense), net......      (1,409)           142           --          (1,267)            --          (1,267)
                                   ----------     ----------   ----------      ----------     ----------      ----------

Income before income taxes.......      40,595          9,378       (7,093)         42,880        (14,025)         28,855

Provision for income taxes.......      16,239          3,484       (2,837)(c)      16,886         (5,610)(c)      11,276
                                   ----------     ----------   ----------      ----------     ----------      ----------

Net income.......................  $   24,356     $    5,894   $   (4,256)     $   25,994     $   (8,415)     $   17,579
                                   ==========     ==========   ==========      ==========     ==========      ==========

Earnings per share

   Basic.........................  $     1.93                                  $     1.99                     $     1.34
                                   ==========                                  ==========                    ===========

   Diluted.......................  $     1.84                                  $     1.90                     $     1.28
                                   ==========                                  ==========                     ==========

Weighted average shares

   Basic.........................      12,596                         481(d)       13,077                         13,077
                                   ==========                  ==========      ==========                     ==========

   Diluted.......................      13,233                         481          13,714                         13,714
                                   ==========                  ==========      ==========                     ==========

-------------

(1) Reconciliation of Canadian GAAP to US GAAP is included on page 42 of this prospectus.

(2) Footnote explanations of pro forma adjustments are included on page 37 of this prospectus.

(3) Lavalife's statement of income is for the year ended September 30, 2003.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                                ($ in thousands)

(a) Reflects the amortization of acquired identifiable intangible assets deemed to have determinable useful lives. Preliminary estimates of identifiable intangible assets include trade names of approximately $18,800 with a useful life of 12 years, customer relationships of $14,700 with useful lives of 3-5 years and other intangibles of $4,400 with useful lives of 3-5 years.

(b) Reflects increased interest expense incurred due to borrowings of $15,000 under our senior secured credit facility to fund a portion of the Lavalife acquisition purchase price.

(c) Reflects the income tax effect of the acquisition pro forma adjustments at a 40% effective tax rate.

(d) Reflects the purchase of MemberWorks' restricted common stock by Lavalife's senior management.

(e) Reflects interest expense, including amortization of debt issuance costs and discount related to the senior notes, and the elimination of interest expenses under the senior secured credit facility.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 2003

     The following table reconciles the Lavalife's unaudited condensed consolidated balance sheet as of December 31, 2003, derived from the December 31, 2003 unaudited condensed consolidated financial statements, from Canadian GAAP to US GAAP. The amounts have been translated at the December 31, 2003 noon buying rate in New York City of $0.7738 to Cdn$ 1.00.

                                                                                Reclassifications  Lavalife US
                                        Lavalife                                      to              GAAP
                                        Canadian       US GAAP       Lavalife    MemberWorks       in MemberWorks   Lavalife
                                          GAAP       Adjustments      US GAAP    Presentation      Presentation    US GAAP
                                         (Cdn$)       (Cdn$)(1)       (Cdn$)        (Cdn$)          (Cdn$)        (US$)
                                        ---------  -------------    ----------  -----------------  -------------- -----------
                                                                        ($ in thousands)
Assets
Cash and cash equivalents.........      $  22,689  $     --          $  22,689  $       --        $   22,689       $ 17,557
Accounts receivable...............          2,041        --              2,041         359             2,400          1,857
Income taxes receivable...........            359        --                359        (359)               --             --
Prepaid membership materials......             --        --                 --          --                --             --
Prepaid expenses and other current
   assets.........................          1,616        --              1,616          --             1,616          1,250
Future tax assets.................          5,052       369 (a)          5,421          --             5,421          4,195
                                        ---------  --------          ---------  ----------        ----------       --------
Total current assets..............         31,757       369             32,126          --            32,126         24,859
Fixed assets, net.................         14,691        --             14,691          --            14,691         11,368
Share purchase loans..............             47       (47)(b)             --          --                --             --
Deferred charges..................             45       (45)(c)             --          --                --             --
Intangible assets.................             25       (25)(d)             --          --                --             --
                                        ---------  --------          ---------  ----------        ----------       --------
Total assets......................      $  46,565  $    252          $  46,817  $       --        $   46,817       $ 36,227
                                        =========  ========          =========  ==========        ==========       ========

Liabilities and Shareholders' Equity
Accounts payable(2)...............      $   9,517  $  1,798 (e)      $  11,315  $   (9,572)       $    1,743       $  1,348
Accrued liabilities...............             --        --                 --      13,276            13,276         10,273
Income and other taxes payable....          3,704        --              3,704      (3,704)                --             --
Deferred revenue..................          3,512       994 (f)          4,506          --             4,506          3,487
                                        ---------  --------          ---------  ----------        ----------       --------
Total current liabilities.........         16,733     2,792             19,525          --            19,525         15,108
Deferred income taxes.............          1,105        --              1,105          --             1,105            855
Liability component of convertible
   preferred shares...............         18,678   (18,678)(c)             --          --                --             --
                                        ---------  --------          ---------  ----------        ----------       --------
Total liabilities.................         36,516   (15,886)            20,630          --            20,630         15,963
                                        ---------  --------          ---------  ----------        ----------       --------

Convertible preferred stock.......             --    24,741 (c)         24,741          --            24,741         19,145

Share capital.....................         18,123   (10,258)(c),(b)      7,865      (7,865)               --             --
Capital in excess of par..........             --        --                 --       7,865             7,865          6,086
Accumulated deficit...............         (9,181)    1,655             (7,526)         --            (7,526)        (5,824)
Accumulated other comprehensive income      1,107        --              1,107          --             1,107            857
                                        ---------  --------          ---------  ----------        ----------       --------
Total shareholders' equity........         10,049    (8,603)             1,446          --             1,446          1,119
                                        ---------  --------          ---------  ----------        ----------       --------
Total liabilities and shareholders'
   equity.........................      $  46,565  $    252          $  46,817  $       --        $   46,817       $ 36,227
                                        =========  ========          =========  ==========        ==========       ========

-------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 39 of this prospectus.

(2) The accounts payable amount of Cdn$9,517 for Lavalife Canadian GAAP includes Cdn$7,774 in accrued liabilities.

               NOTES TO CANADIAN GAAP TO US GAAP RECONCILIATION OF
            LAVALIFE'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

     The following notes should be read in conjunction with Note 21 of Lavalife's consolidated financial statements for the year ended September 30, 2003 incorporated by reference in this prospectus.

(a) Current and deferred taxes have been provided on all adjustments at the applicable local statutory rate to which the adjustment relates.

(b) Shareholder Loans. Lavalife records loans to shareholders to purchase shares of Lavalife as receivables under Canadian GAAP. Under US GAAP, these amounts are deducted from shareholders' equity.

(c) Financial Instruments. Under Canadian GAAP, Lavalife accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

     Under US GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

     During the year ended September 30, 2003, Lavalife made a payment to the holders of the convertible preferred shares in the amount of Cdn$3,125 that, under Canadian GAAP, was recorded as a reduction in the carrying value of the equity component of the convertible preferred shares. Under US GAAP, this payment is recorded as a direct charge to deficit.

(d) Intangible Assets. Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under US GAAP, these costs are expensed as incurred.

(e) Stock Based Compensation. Lavalife's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by Lavalife under certain conditions. Under Canadian GAAP, Lavalife records amounts paid on redemption as a direct charge to deficit. Under US GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of Lavalife.

(f) Revenue Recognition. Under US GAAP, Lavalife has adopted the recommendations of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more restrictive analysis of management's best estimates of deferred revenue, Lavalife defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  For the Twelve Months Ended December 31, 2003

     The following table reconciles from Canadian GAAP to US GAAP Lavalife's unaudited condensed combined statement of income for the twelve months ended December 31, 2003 that has been derived from Lavalife's unaudited condensed consolidated financial statements for the three months ended December 31, 2003 and December 31, 2002 and the audited consolidated financial statements for the year ended September 30, 2003. The amounts have been translated at an average daily rate for the period of $0.7159 to Cdn$1.00.

                                                                               Reclassifications Lavalife US
                                          Lavalife                                     to             GAAP
                                          Canadian      US GAAP     Lavalife      MemberWorks    in MemberWorks   Lavalife
                                            GAAP      Adjustments    US GAAP      Presentation    Presentation     US GAAP
                                           (Cdn$)      (Cdn$)(1)     (Cdn$)          (Cdn$)          (Cdn$)         (US$)
                                         ----------  ------------   --------   ----------------- --------------  -----------
                                                                         ($ in thousands)
Revenues............................     $ 98,561    $     23(a)    $ 98,584     $     --          $  98,584       $ 70,576
Expenses:
   Cost of services sold............       13,400         (15)(b)     13,385      (13,385)                --             --
   Marketing expense................           --          --             --       36,032             36,032         25,795
   Operating expense................           --          --             --       20,646             20,646         14,780
   Salaries and benefits............       19,570        (249)(c)     19,321      (19,321)                --             --
   Selling, office and general......       50,307        (152)(6)     50,155      (50,155)                --             --
   General and administrative.......           --          --             --       31,143             31,143         22,296

   Intangible amortization..........           --          --             --           --                 --             --
                                         ----------  ------------   --------   ----------------- --------------  -----------
Operating income....................       15,284         439         15,723       (4,960)            10,763          7,705
Other income........................          246          --            246         (123)               123             88
Amortization........................       (4,929)         18(d)      (4,911)       4,911                 --             --
Accretion of liability component of
   convertible preferred shares.....       (2,001)      2,001(d)          --           --                 --             --
Loss on disposal of capital assets..         (172)         --           (172)         172                 --             --
Interest income.....................          432          --            432         (432)                --             --

Interest expense....................          (31)         --            (31)         432                401            287
                                         ----------  ------------   --------   ----------------- --------------  -----------
Income before income taxes..........        8,829       2,458         11,287           --             11,287          8,080
Current provision for taxes.........          275          --            275         (275)                --             --
Future provision for taxes..........        3,266         (27)(e)      3,239       (3,239)                --             --

Provision for income taxes..........           --          --             --        3,514              3,514          2,515
                                         ----------  ------------   --------   ----------------- --------------  -----------
Net income..........................     $  5,288    $  2,485       $  7,773     $     --          $   7,773        $ 5,565
                                         ==========  ============   ========   ================= ==============  ===========

------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 43 of this prospectus.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   For the Six Months Ended December 31, 2003

     The following table reconciles from Canadian GAAP to US GAAP Lavalife's unaudited condensed consolidated statement of income for the six months ended December 31, 2003 that has been derived from Lavalife's unaudited condensed consolidated financial statements for the three months ended September 30, 2003 and December 31, 2003. The amounts have been translated at an average daily rate for the period of $0.7419 to Cdn$ l.00.

                                                                                                 Lavalife US
                                                                               Reclassifications     GAAP
                                        Lavalife                                     to               in
                                        Canadian      US GAAP      Lavalife     MemberWorks       MemberWorks   Lavalife
                                          GAAP      Adjustments    US GAAP      Presentation     Presentation    US GAAP
                                         (Cdn$)      (Cdn$)(1)      (Cdn$)         (Cdn$)         (Cdn$)        (US$)
                                        --------    ------------- ---------    ----------------- ------------  ---------
                                                                       ($ in thousands)
Revenues..........................      $ 48,305     $   (397)(a) $ 47,908      $     --          $ 47,908     $ 35,543
Expenses:
   Cost of services sold..........         6,778           --        6,778        (6,778)               --           --
   Marketing expense..............            --           --           --        16,788            16,788       12,455
   Operating expense..............            --           --           --        10,009            10,009        7,426
   Salaries and benefits..........         9,588           19(b)     9,607        (9,607)               --           --
   Selling, office and general....        23,683           25(c)    23,708       (23,708)               --           --
   General and administrative.....            --           --           --        15,698            15,698       11,646
   Intangible amortization........            --           --           --            --                --           --
                                        --------     --------     --------      --------          --------     --------
Operating income..................         8,256         (441)       7,815        (2,402)            5,413        4,016
Other income......................         1,411                     1,411           (65)            1,346          999
Amortization......................        (2,304)           8(d)    (2,296)        2,296                --           --
Accretion of liability component of
   convertible preferred shares...        (1,030)       1,030(d)        --            --                --           --
Loss on disposal of capital
   assets.........................          (171)          --         (171)          171                --           --
Interest income...................           247           --          247          (247)               --           --
Interest expense..................            --           --           --           247               247          183
                                        --------     --------     --------      --------          --------     --------
Income before income taxes........         6,409          597        7,006            --             7,006        5,198
Current provision for taxes.......            58           --           58           (58)               --           --
Future provision for taxes........         2,105         (177)(e)    1,928        (1,928)               --           --
Provision for income taxes........            --           --           --         1,986             1,986        1,474
                                        --------     --------     --------      --------          --------     --------
Net income........................      $  4,246     $    774     $  5,020      $     --          $  5,020     $  3,724
                                        ========     ========     ========      ========          ========     ========

------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 43 of this prospectus.

                   RECONCILIATION OF CANADIAN GAAP TO US GAAP
              UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended September 30, 2003

     The following table reconciles from Canadian GAAP to US GAAP Lavalife's unaudited condensed consolidated statement of income for the year ended September 30, 2003 derived from the audited consolidated financial statements for the year ended September 30, 2003. The amounts have been translated at an average daily rate for the period of $0.6853 to Cdn$l.00.

                                                                                                  Lavalife US
                                                                               Reclassifications       GAAP
                                       Lavalife                                        to               in
                                        Canadian       US GAAP       Lavalife     MemberWorks       MemberWorks   Lavalife
                                          GAAP       Adjustments     US GAAP      Presentation     Presentation    US GAAP
                                        --------    ------------- ---------    -----------------   ------------  ---------
                                         (Cdn$)     (Cdn$)(1)       (Cdn$)         (Cdn$)           (Cdn$)        (US$)
                                                                       ($ in thousands)
Revenues..........................     $ 102,613   $     626(a)   $ 103,239     $        --       $    103,239   $70,751

Expenses:

   Cost of services sold..........        13,831          --         13,831        (13,831)                --           --

   Marketing expense..............            --          --             --         38,020             38,020     26,055

   Operating expense..............            --          --             --         21,388             21,388     14,657

   Salaries and benefits..........        19,406        (452)(b)     18,954        (18,954)                --         --

   Selling, office and general....        52,260        (124)(c)     52,136        (52,136)                --         --

   General and administrative.....            --          --             --         30,646             30,646     21,003

   Intangible amortization........            --          --             --             --                 --         --
                                       ---------   ---------     ----------    -----------       ------------   --------

Operating income..................        17,116       1,202        18,318          (5,133)            13,185      9,036

Other income......................           335          --           335            (128)               207        142

Amortization......................        (5,107)         18(d)     (5,089)          5,089                 --         --

Accretion of liability component of
   convertible preferred shares...        (1,943)      1,943(d)         --              --                 --         --

Loss on disposal of capital
   assets.........................          (172)         --          (172)            172                 --         --

Interest income...................           385          --           385            (385)                --         --

Interest expense..................           (93)         --            (93)           385                292        200
                                       ----------  ---------     -----------   -----------       ------------   --------

Income before income taxes........        10,521       3,163         13,684             --             13,684      9,378

Current provision for taxes.......           708          --            708           (708)                --         --

Future provision for taxes........         4,172         203(e)       4,375         (4,375)                --         --

Provision for income taxes........            --          --             --          5,083              5,083      3,484
                                       ---------   ---------     ----------    -----------       ------------   --------

Net income........................     $   5,641   $   2,960     $    8,601    $        --       $      8,601   $  5,894
                                       =========   =========     ==========    ===========       ============   ========

------------

(1) Footnote explanations of reconciliation of Canadian GAAP to US GAAP are included on page 43 of this prospectus.

               NOTES TO CANADIAN GAAP TO US GAAP RECONCILIATION OF
         LAVALIFE'S UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                 (in thousands)

         The following notes should be read in conjunction with Note 21 of Lavalife's consolidated financial statements for the year ended September 30, 2003 incorporated by reference in this prospectus.

(a) Revenue Recognition. Under US GAAP, Lavalife has adopted the recommendations of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Based on these recommendations, which require a more restrictive analysis of management's best estimates of deferred revenue, Lavalife defers revenue from the sale of voice-based meeting services based on usage and management's estimate that unused minutes aged less than one year will be used by customers. Revenue from web-based meeting services is deferred ratably over the estimated average expected usage of the customer.

(b) Stock Based Compensation. Lavalife's stock option plan allows for the redemption of the employees' vested options whereby the difference between the grant price and the market price is paid by Lavalife under certain conditions. Under Canadian GAAP, Lavalife records amounts paid on redemption as a direct charge to deficit. Under US GAAP, Emerging Issues Task Force Abstract No. 00-23 requires that all options with such a feature be marked-to-market and the obligation be recognized through the income statement of Lavalife.

(c) Intangible Assets. Marketing costs related to launching new services are deferred until launch under Canadian GAAP. Under US GAAP, these costs are expensed as incurred.

(d) Financial Instruments. Under Canadian GAAP, Lavalife accounts for its convertible preferred shares in accordance with their substance and, as such, they are presented in the financial statements in their liability and equity components. The liability component is accreted to the face amount of the convertible preferred shares as interest expense. Financing costs associated with the convertible preferred shares have been allocated between the liability and equity components whereby those costs allocated to the liability component are recorded as deferred financing costs and those allocated to the equity component are recorded as a reduction of the carrying value of the equity component.

     Under U.S. GAAP the convertible preferred shares are treated as mezzanine equity and the associated financing costs have been recorded as a reduction of the carrying value of the convertible preferred shares.

     During the year ended September 30, 2003, Lavalife made a payment to the holders of the convertible preferred shares in the amount of Cdn$3,125 that, under Canadian GAAP, was recorded as a reduction in the carrying value of the equity component of the convertible preferred shares. Under U.S. GAAP, this payment is recorded as a direct charge to deficit.

(e) Current and deferred taxes have been provided on all adjustments at the applicable local statutory rate to which the adjustment relates.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA

MemberWorks

     The following table sets forth selected historical consolidated financial data for MemberWorks. The selected consolidated financial data as of and for each of the fiscal years ended June 30, 1999 through 2003 have been derived from MemberWorks' audited consolidated financial statements. The selected consolidated financial data as of and for the six months ended December 31, 2003 and 2002 have been derived from MemberWorks' unaudited condensed consolidated financial statements and in the opinion of MemberWorks' management, include all adjustments of a normal recurring nature necessary to present fairly the financial position and results of operations for the interim periods. The historical consolidated results for these respective six months are not necessarily indicative of MemberWorks' results of operations for the full years.

         The selected consolidated financial information is qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and MemberWorks' consolidated financial statements, including the related notes thereto, contained in this prospectus.

                                                                                                   Six Months Ended
                                                           Year Ended June 30,                       December 31,
                                           ----------------------------------------------------- -------------------
                                             1999       2000       2001       2002       2003       2002       2003
                                           --------- ---------- ---------- ---------- ---------- --------- ---------
                                                                        ($ in thousands)
Statement of Operations Data:
Revenues..............................     $218,086   $330,107   $475,726   $427,602   $456,881  $219,049   $236,988
Total expenses........................      212,292    331,547    509,050    415,713    434,595   211,066    216,457
                                           --------   --------   --------   --------   --------  --------   --------
Operating income (loss)...............        5,794     (1,440)   (33,324)    11,889     22,286     7,983     20,531
Settlement of investment related
   litigation.........................           --         --         --         --     19,148    19,148         --
(Loss) gain on sale of subsidiary.....           --         --         --     65,608       (959)     (959)        --
Net (loss) gain on investment.........           --      8,854     (2,172)   (33,628)      (206)     (206)        --
Other income (expense), net...........        2,154        873       (450)      (401)       326       340     (1,265)
                                           --------   --------   --------   --------   --------  --------   --------
Income (loss) before equity in affiliate
   and minority interest..............        7,948      8,287    (35,946)    43,468     40,595    26,306     19,266
Equity in income (loss) of affiliate..       (1,912)        19         83         --         --        --         --
Minority interest.....................           --      2,027      9,106        450         --        --         --
                                           --------   --------   --------   --------   --------  --------   --------
Net income (loss) before provision for
   income taxes.......................        6,036     10,333    (26,757)    43,918     40,595    26,306     19,266
Provision for income taxes............           --         --         --         --     16,239    10,523      7,706
                                           --------   --------   --------   --------   --------  --------   --------
Net income (loss) before cumulative
   effect of accounting change........        6,036     10,333    (26,757)    43,918     24,356    15,783     11,560
Cumulative effect of accounting change       (3,367)        --    (25,730)    (5,907)        --        --         --
                                           --------   --------   --------   --------   --------  --------   --------
Net income (loss).....................     $  2,669   $ 10,333   $(52,487)  $ 38,011   $ 24,356  $ 15,783   $ 11,560
                                           ========   ========   =========  ========   ========  ========   ========
Other Financial Data:
Cash flow provided by operating
   activities.........................     $ 50,573   $ 44,910   $ 12,022   $ 17,014   $ 48,533  $ 32,877   $ 20,441
Depreciation and amortization.........        5,517     13,002     20,498     13,252     12,120     6,169      5,242
Capital expenditures..................       12,101     20,326     15,133      5,761      5,463     2,762      2,538
Ratio of earnings to fixed charges(1).         8.60x      6.75x     NM         17.69x     15.52x    18.28x      8.22x
Consolidated Balance Sheet (at period
   end):
Cash and cash equivalents.............     $ 50,939   $ 30,169   $ 21,745   $ 45,502   $ 72,260  $ 79,950   $119,995
Restricted cash.......................           --         --        991      5,683      2,732     2,842      3,169
Total assets..........................      209,827    316,772    348,461    280,817    248,505   290,016    285,206
Total debt............................            6      1,083      3,057      3,627      8,273     3,079     98,150
Shareholders' (deficit) equity........       30,287     19,021    (25,965)   (20,630)   (20,283)   (9,786)   (63,552)

------------

(1) The ratio of earnings to fixed charges is computed by dividing pre-tax income from continuing operations (before adjustment for minority interests in consolidated subsidiaries and loss from equity investees) by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest. For the year ended June 30, 2001, earnings were insufficient to cover fixed charges of $3.8 million.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                   MemberWorks

Overview

     We design and manage innovative membership programs and provide organizations with an opportunity to leverage the expertise of an outside provider in offering these membership programs. Our membership service programs offer selected products and services from a variety of vendors for either an annual fee or a monthly fee. We derive our revenues principally from renewable membership fees which are billed to the customer either on an annual or monthly basis. In the case of annual programs, we receive full payment at or near the beginning of the membership period, but recognize the revenue as the member's refund privilege expires. Membership fees that are billed monthly are recognized when earned. We have traditionally marketed membership programs which have an up-front annual membership fee. However, during fiscal 2003, we expanded our marketing of membership programs in which the membership fee is payable in monthly installments. We intend to further increase the mix of monthly payment programs during fiscal 2004. Profitability and cash flow generated from renewal memberships exceed that of new memberships due to the absence of solicitation costs associated with new member procurement.

The Lavalife Acquisition

     On April 1, 2004, we completed the acquisition of all of the assets and outstanding capital stock of Lavalife for approximately Cdn$152.5 million ($116.4 million) in cash. Lavalife's senior management purchased approximately Cdn$11.9 million ($9.1 million) in MemberWorks' restricted common stock at closing of the acquisition. We financed the purchase price with cash on hand and borrowings of approximately $15.0 million under our $45.0 million senior secured credit facility. For the twelve months ended December 31, 2003, Lavalife had revenues of Cdn$98.6 million ($70.6 million).

Critical Accounting Policies

     Critical accounting policies are those policies that are important to our financial condition and results of operations and involve subjective or complex judgments on the part of management, often as a result of the need to make estimates. The following areas all require the use of judgments and estimates: membership cancellation rates, deferred marketing costs, valuation of goodwill and intangible assets, estimation of remaining useful lives of intangible assets and valuation of deferred tax assets. Estimates in each of these areas are based on historical experience and various assumptions that we believe are appropriate. Actual results may differ from these estimates. We believe the following represent our critical accounting policies as contemplated by Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure about Critical Accounting Policies." For a summary of all of our significant accounting policies, see Note 2 of MemberWorks' consolidated financial statements on page F-7 of this prospectus.

     Revenue Recognition

     Membership fees are billed through our clients primarily through credit cards. In the case of annually billed membership programs, a member may cancel their membership in the program generally for a pro rata refund of the membership fee based on the remaining portion of the membership period. In accordance with Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), deferred membership fees are recorded, net of estimated cancellations, and are amortized as revenues from membership fees upon the expiration of membership refund privileges. An allowance for membership cancellations is established based on our estimates and is updated regularly. In determining the estimate of allowance for membership cancellations, we analyze historical cancellation experience, current economic trends and changes in customer demand for the our products. Actual membership cancellations are charged against the allowance for membership cancellations on a current basis. If actual cancellations differ from the estimate, the revenues would be impacted.

     Membership solicitation and other deferred costs

     Our marketing expenses are comprised of telemarketing, direct mail, refundable royalty payments, nonrefundable royalty payments and advertising costs. Telemarketing and direct mail costs are direct response advertising costs which are accounted for in accordance with American Institute of Certified Public Accountants

Statement of Position 93-7, "Reporting on Advertising Costs" ("SOP 93-7"). Under SOP 93-7, direct response advertising costs are deferred and charged to operations over the membership period as revenues from membership fees are recognized. Refundable royalty payments are also deferred and charged to operations over the membership period in order to match the marketing costs with the associated revenues from membership fees. Advertising costs and non-refundable royalty payments, which include fee per pitch, fee per sale and fee per impression marketing arrangements, are expensed when incurred.

     Total membership solicitation costs incurred to obtain a new member are generally less than the estimated total membership fees. However, if total membership solicitation costs were to exceed total estimated membership margins, an adjustment would be made to the membership solicitation and other deferred costs balance and marketing expenses to the extent of any impairment.

     Valuation of goodwill and other intangibles

     We review the carrying value of its goodwill and other intangible assets and assesses the remaining estimated useful lives of its intangible assets in accordance with FASB Statement No. 142, "Goodwill and Other Intangible Assets." We review the carrying value of our goodwill and other intangible assets for impairment by comparing such amounts to their fair values. We are required to perform this comparison at least annually or more frequently if circumstances indicate possible impairment. When determining fair value, we utilize various assumptions, including projections of future cash flows. A change in these underlying assumptions would cause a change in the results of the tests and, as such, could cause fair value to be less than the carrying amounts. In such an event, we would then be required to record a corresponding charge which would negatively impact earnings. Goodwill at July 1, 2003 and 2002, was tested for impairment during the quarters ended September 30, 2003 and 2002, respectively. We concluded that none of our goodwill was impaired as of July 1, 2003 nor 2002.

     Income Taxes

     We account for income taxes under the provisions of FASB Statement No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We estimate current tax provisions or benefits based on a projected effective tax rate for the fiscal year ended June 30, 2004 using the most currently available information and forecasts. The projected effective tax rate is updated for actual results and estimates when they become known. In addition, we assess the realization of deferred tax assets considering various assumptions, including estimates of future taxable income and ongoing tax strategies. A change in these underlying assumptions would impact the results of operations.

Six Month Period Ended December 31, 2003 and December 31, 2002

     Revenues. Revenues increased 8% to $237.0 million for the six months ended December 31, 2003 from $219.0 million for the six months ended December 31, 2002. The increase in revenues is primarily due to an increase in the weighted average program price point. As a result of our strategic initiative to shift new marketing towards members on a monthly payment program, renewal revenues from annual payment programs as a percent of total revenues decreased to 41% in 2003 from 48% in 2002. Revenues from members who are charged on a monthly payment program increased to $67.7 million for the six months ended December 31, 2003 from $33.8 million for the six months ended December 31, 2002 due to an increase in members enrolled in a monthly payment plan.

     Marketing Expenses. Marketing expenses decreased 2% to $133.4 million for the six months ended December 31, 2003 from $135.4 million for the six months ended December 31, 2002 and, as a percentage of revenue, marketing expenses decreased to 56.3% in 2003 from 61.8% in 2002. The improvement in the marketing expense ratio is primarily due to the increase in the mix of marketing in our more profitable MemberLinksm and online channels.

     Operating Expenses. Operating expenses increased 19% to $44.5 million for the six months ended December 31, 2003 from $37.3 million for the six months ended December 31, 2002. As a percentage of revenues, operating expenses increased to 18.8% for the six months ended December 31, 2003 from 17.0% for the six months ended December 31, 2002. These increases were due to increased call center and other related costs incurred to service the membership base.

     General and Administrative Expenses. General and administrative expenses were $38.0 million for the six months ended December 31, 2003 versus $37.6 million for the six months ended December 31, 2002. As a percentage of revenues, general and administrative expenses decreased to 16.0% in 2003 from 17.2% in 2002 primarily due to leveraging the increase in our reported revenues.

     Interest Expense. Interest expense increased to $1.6 million for the six months ended December 31, 2003 from $57,000 for the six months ended December 31, 2002. The increase is due to the issuance of the convertible senior subordinated notes in September 2003.

     Provision for Income Taxes. During the six months ended December 31, 2003, we recorded a tax provision of $7.7 million based on an effective tax rate of approximately 40%. The effective tax rate was higher than the United States federal statutory rate for the six months ended December 31, 2003 primarily due to state taxes and other non-deductible items. During the six months ended December 31, 2002, we recorded a tax provision of $10.5 million based on an effective tax rate of approximately 40%.

Fiscal 2003 Compared to Fiscal 2002

     Revenues. Revenues increased 7% to $456.9 million in 2003 from $427.6 million in 2002. Excluding $9.4 million of revenue generated from iPlace, Inc., which was sold in the first quarter of fiscal 2002, revenues would have increased 9% over the prior year. The increase in revenues is due to the effect of our strategic initiative to migrate our members participating in a full-money-back refund policy program to a pro rata refund policy program, in addition to increased levels of monthly member marketing and an increase in the average program price point. As of December 31, 2002, virtually all of our membership base was enrolled in a pro rata refund policy program. As a result of our strategic initiative to move our members to a pro rata refund policy program, revenues which would have been recognized at the end of a membership year are now recognized ratably during the membership year as the refund privileges expire in accordance with SAB 101. This strategic move to pro rata refund policy programs increased the revenue recognized in fiscal 2003 under SAB
101. Revenue from members who are charged on a monthly payment program increased to $76.9 million from $41.3 million due to an increase in members enrolled in a monthly payment plan. As a percentage of total revenues, renewal revenues from annual payment programs were 47% in 2003 and 48% in 2002.

     Operating Expenses. Operating expenses consist of member service call center costs, membership benefit costs and membership program fulfillment costs. Operating expenses decreased slightly to $78.4 million in 2003 from $78.7 million in 2002 primarily due to the sale of iPlace, Inc., offset by an increase in costs to support the Company's strategy to improve member satisfaction. As a percentage of revenues, operating expenses decreased to 17.2% in 2003 from 18.4% in 2002 primarily due to the cost savings initiatives implemented in the beginning of the December 2001 quarter and operating expense language gained from increased revenues.

     Marketing Expenses. Marketing expenses consist of costs incurred to obtain new members and royalties paid to clients. Those costs that are considered direct response advertising costs and refundable royalties paid to clients are generally amortized in the same manner as the related revenue as required by SOP 93-7 and SAB 101. Marketing expenses increased 13% to $280.7 million in 2003 from $249.0 million in 2002. As a percent of revenue, marketing expenses increased to 61.4% in 2003 from 58.2% in 2002 primarily due to a higher level of non-refundable royalties and advertising costs incurred during fiscal 2003 due to the Company's shift away from telemarketing.

     General and Administrative Expenses. General and administrative expenses primarily include personnel-related costs, occupancy costs and other overhead costs. General and administrative expenses decreased 7% to $74.1 million in 2003 from $79.2 million in 2002. As a percentage of revenues, general and administrative expenses decreased to 16.2% in 2003 from 18.5% in 2002. These decreases were primarily due to the sale of iPlace, Inc. and the closing of the United Kingdom operations.

     Amortization of Goodwill and Other Intangibles. Intangible amortization decreased to $1.4 million in 2003 from $1.9 million in 2002 primarily due to the effect of the sale of iPlace, Inc.

     Settlement of Investment-Related Litigation. During fiscal 2003, we, along with certain of the other former shareholders of iPlace, Inc., settled our lawsuit against Homestore.com, Inc. The total settlement amount in favor of the plaintiffs was $23.0 million, of which we received $19.1 million.

     Gain on Sale of Subsidiary. During fiscal 2002, we sold our investment in iPlace, Inc. for $50.1 million in cash and 1.6 million shares of Homestore.com, Inc. common stock. We reported a gain of $65.6 million on the sale. During fiscal 2003, we settled with Homestore.com, Inc. all issues pending related to amounts held in escrow in connection with the sale. We recorded a net loss of $1.0 million related to this settlement in fiscal 2003.

     Net Loss on Investment. During fiscal 2002, we reported a loss of $33.6 million reflecting the write-down of our investment in Homestore.com, Inc. common stock to its fair market value. During fiscal 2003, we sold all of our Homestore.com, Inc. common stock and recognized a loss of $0.2 million.

     Other Income/Expense, Net. Other income/expense, net is primarily composed of interest income from cash and cash equivalents and bank fees related to our line of credit. Other income increased to $0.3 million in 2003 from expense of $0.4 million in 2002 due to the increase in our cash balance.

     Provision for Income Taxes. For the year ended June 30, 2003, we recorded a provision for income taxes of $16.2 million based on an effective tax rate of 40%. The effective tax rate was higher than the U.S. federal statutory rate for the year ended June 30, 2003 primarily due to state taxes and other non-deductible items. During fiscal 2002, we were not required to record a provision for income taxes due to the ability to utilize net operating loss carryforwards against which we had carried a full valuation allowance. The valuation allowance recognized in prior periods has been fully reversed in 2003 based upon our belief that it is more likely than not that we will realize our deferred tax assets. As of June 30, 2003, we had accumulated federal net operating loss carryforwards of $41.4 million.

Fiscal 2002 Compared to Fiscal 2001

     Revenues. Revenues decreased 10% to $427.6 million in 2002 from $475.7 million in 2001. Excluding iPlace, Inc. revenues of $9.4 million and $42.4 million in 2002 and 2001, respectively, revenues would have decreased 3%. The decrease in revenues is due to the controlled slow down in new member marketing implemented in the beginning of fiscal 2002. This controlled slow down was a reaction to decreased consumer response rates. Revenue from members who are charged on a monthly payment program increased to $41.3 million in 2002 from $27.6 million in 2001. As a percentage of total revenues, renewal revenues from annual payment programs were 48% in 2002 and 41% in 2001. The increase in renewal revenues as a percentage of total revenues is due to the controlled slow down in new member marketing implemented in the beginning of the fiscal year.

     Operating Expenses. Operating expenses decreased 13% to $78.7 million in 2002 from $90.4 million in 2001 primarily due to the sale of iPlace, Inc., the closing of the United Kingdom operations and lower revenues during the year. As a percentage of revenues, operating expenses decreased to 18.4% in 2002 from 19.0% in 2001 primarily due to the sale of iPlace, Inc., which had higher operating costs as a percentage of revenues.

     Marketing Expenses. Marketing expenses decreased 18% to $249.0 million in 2002 from $305.0 million in 2001 primarily due to the effect of the controlled slow down in new member marketing implemented in the beginning of fiscal 2002 and the effect of the sale of iPlace, Inc. As a percent of revenue, marketing expenses decreased to 58.2% in 2002 from 64.1% in 2001 primarily due to the increase in the mix of renewal revenue as a percent of total revenue. The lower level of new member marketing resulted in an increase in the ratio of renewal member revenues to total revenues. Marketing expenses related to renewal revenues are typically significantly lower than expenses related to new member revenues. Expenses related to new member marketing, as a percent of new member revenues, increased in 2002 compared to 2001 primarily due to a decrease in consumer response rates.

     General and Administrative Expenses. General and administrative expenses decreased 21% to $79.2 million in 2002 from $99.7 million in 2001, and as a percentage of revenues, decreased to 18.5% in 2002 from 21.0% in 2001. These decreases were primarily due to the sale of iPlace, Inc. and the effect of cost saving initiatives related to the restructuring, as described below.

     Restructuring Charges. In October 2001, we implemented certain cost saving initiatives due to a slowdown in consumer response rates and increased economic uncertainty in both the U.S. and abroad. This restructuring program included a workforce reduction of approximately 190 employees, the closing of our United Kingdom operations and the downsizing of our operational infrastructure. As a result of this restructuring program, we recorded restructuring charges of $6.9 million during the second quarter ended December 31, 2001. See Note 12 of MemberWorks' consolidated financial statements on page F-19 of this prospectus.

     Amortization of Goodwill and Other Intangibles. Intangible amortization decreased to $1.9 million in 2002 from $10.9 million in 2001 due to the adoption of SFAS 142, which no longer requires the amortization of indefinite lived intangible assets, and the sale of iPlace, Inc. Excluding the amortization of indefinite lived intangible assets of $7.8 million in 2001, amortization of goodwill and other intangibles would have been $3.1 million. This decrease was due to the sale of iPlace, Inc.

     Gain on Sale of Subsidiary. During the quarter ended September 30, 2001, we sold our investment in iPlace, Inc. for $50.1 million in cash and 1.6 million shares of Homestore.com, Inc. stock. We reported a gain of $65.6 million on the sale.

     Net Loss on Investment. During fiscal 2002, we reported a loss of $33.6 million reflecting the write-down of our investment in Homestore.com, Inc. common stock to its fair market value.

     Other Expense, Net. Other expense, net is primarily composed of interest income from cash and cash equivalents, bank fees related to our borrowings under our line of credit and interest expense related to our notes payable. Other expense decreased to $0.4 million in 2002 from $0.5 million in 2001. We had no borrowings outstanding under our line of credit as of June 30, 2002.

     Provision for Income Taxes. We were not required to record a provision for income taxes for the year ended June 30, 2002 due to the ability to utilize net operating loss carryforwards against which we had carried a full valuation allowance. We were not required to record a provision for income taxes for the year ended June 30, 2001, due to tax losses realized. As of June 30, 2002, we had accumulated federal net operating loss carryforwards of $68.7 million.

Liquidity and Capital Resources

     Net cash provided by operating activities was $20.4 million for the six months ended December 31, 2003 versus $32.9 million for the six months ended December 31, 2002. The decrease in operating cash flow in the six months ended December 31, 2003 versus the prior year was primarily due to the impact of changes in assets and liabilities which reduced cash by $1.6 million in the six months ended December 31, 2003 and increased cash by $7.6 million in the six months ended December 31, 2002. The decrease in changes in assets and liabilities over the prior year was primarily driven by the timing of vendor payments. Also contributing to the decrease in operating cash flow were increased operating expenses partially offset by an increase in marketing margin before deferral (revenues before deferral less marketing costs before deferral). As a percent of revenue before deferral, marketing costs before deferral were 53.8% in the six months ended December 31, 2003 compared to 54.8% in the six months ended December 31, 2002.

     Net cash provided by operating activities was $48.5 million, $17.0 million and $12.0 million for the years ended June 30, 2003, 2002 and 2001, respectively. The increase in operating cash flow in fiscal 2003 was due to a shift in the marketing mix to more profitable marketing channels, cost savings as a result of the restructuring plan and the actual costs incurred in December 2001 related to the restructuring plan. The shift in marketing mix to more profitable marketing channels is demonstrated by the decrease in marketing costs before deferral as a percentage of revenues before deferral.

     Our management believes that revenues before deferral and marketing costs before deferral are important measures of liquidity. Revenues before deferral are revenues before the application of SAB 101 and represent the actual membership fees billed during the current reporting period less an allowance for membership cancellations. Marketing costs before deferral are marketing costs before the application of SAB 101 and SOP 93-7 and represent our obligation for marketing efforts that occurred during the current reporting period.

     Revenues before deferral are calculated as follows (in thousands):

                                                       Six Months Ended
                                                         December 31,                       Fiscal Year
                                                   ------------------------    ------------------------------------
                                                      2003          2002          2003         2002          2001
                                                   ----------    ----------    ----------    ----------   ---------
Revenues reported in the Statements of
   Operations .................................    $ 236,988     $ 219,049     $ 456,881     $ 427,602    $ 475,726
Change in deferred membership fees.............      (17,733)       (9,909)      (39,003)      (17,116)       9,266
                                                  ----------     ---------     ---------     ---------    ---------
Revenues before deferral ......................    $ 219,255     $ 209,140     $ 417,878     $ 410,486    $ 484,992
                                                   =========     =========     =========     =========    =========

     Revenues before deferral increased 5% to $219.3 million for the six months ended December 31, 2003 from $209.1 million for the six months ended December 31, 2002. The increase in revenues is primarily due to an increase in the weighted average program price point. Revenues before deferral were $417.9 million, $410.5 million and $485.0 million for the years ended June 30, 2003, 2002 and 2001, respectively. Revenues before deferral increased 2% in fiscal 2003 from the prior year. Excluding revenue from iPlace, Inc. of $11.0 million and the United Kingdom of $1.9 million from the prior year, revenues before deferral increased 5% in fiscal 2003. The United Kingdom operations were closed in fiscal 2002 and iPlace, Inc. was sold in fiscal 2002. Revenues before deferral increased in fiscal 2003 compared to the prior year primarily due to an increase in the average program price point. The following table summarizes the weighted average price points:

                                                            Fiscal Year
                                                   -----------------------------
                                                     2004       2003      2002
                                                   --------- ---------  --------
Weighted Average Annual Price Points:
   First Quarter ................................    $ 105       $ 96      $ 80
   Second Quarter ...............................    $ 107      $ 104      $ 84
   Third Quarter ................................      n/a      $ 111      $ 95
   Fourth Quarter ...............................      n/a      $ 112      $ 96
Weighted Average Monthly Price Points:
   First Quarter ................................   $10.72     $ 9.44       n/a
   Second Quarter ...............................   $11.54     $ 9.76     $8.58
   Third Quarter ................................      n/a     $10.14     $9.00
   Fourth Quarter ...............................      n/a     $10.22     $9.33

     Revenues before deferral from members who are charged on a monthly payment program were $74.7 million during the six months ended December 31, 2003 and $33.8 million during the six months ended December 31, 2002. Revenues before deferral from members who are charged on a monthly payment program were $76.9 million, $41.3 million and $27.6 million, respectively, for the fiscal years ended June 30, 2003, 2002 and 2001. The following table summarizes the average monthly members billed each month:

                                                            Fiscal Year
                                                   -----------------------------
                                                     2004       2003      2002
                                                   --------- ---------  --------
First Quarter ..................................       955       576       292
Second Quarter .................................     1,239       588       300
Third Quarter ..................................        NA       664       395
Fourth Quarter .................................        NA       739       538

     The following table summarizes the components of revenues before deferral:

                                  Six Months Ended
                                     December 31,             Fiscal Year
                                  -----------------   --------------------------
                                    2003     2002       2003      2002    2001
                                  -------- --------   --------  ------- --------
New annual .....................    19%       35%        37%       39%     50%
Renewal annual .................    47%       49%        45%       51%     44%
Monthly ........................    34%       16%        18%       10%      6%

     As a percentage of total revenues before deferral, renewal revenues from annual payment programs decreased to 47% in the six months ended December 31, 2003 from 49% in the six months ended December 31, 2002 due to our strategic initiative to shift new marketing towards members on a monthly payment program. This shift to monthly payment programs has a near-term negative impact on operating cash flow due to the timing of revenues collected relative to the corresponding timing of marketing expenditures. As a percentage of total revenues before deferral, renewal revenues from annual payment programs were 45% in fiscal 2003, 51% in fiscal 2002 and 44% in fiscal 2001. The decrease in renewal revenues from annual payment programs in fiscal 2003 is due to the controlled marketing slowdown implemented in the beginning of fiscal 2002, the growth in monthly payment programs and the sale of iPlace, Inc.

     Active members were approximately 6.3 million at December 31, 2003 and December 31, 2002. Active members at June 30, 2003, June 30, 2002 and June 30, 2001 were 6.3 million, 6.6 million and 7.9 million, respectively.

     Marketing costs before deferral are calculated as follows (in thousands):

                                                       Six Months Ended
                                                         December 31,                       Fiscal Year
                                                   ------------------------   --------------------------------------
                                                      2003          2002          2003         2002          2001
                                                   ----------    ----------   -----------   ------------  ----------
Marketing expenses reported in the Statements
   of Operations ...........................       $ 133,401     $ 135,448     $ 280,673     $ 248,974    $ 305,032
Change in membership solicitation and other
   deferred costs ..........................         (15,368)      (20,775)      (51,411)      (15,038)     (17,177)
                                                   ---------     ---------     ---------     ---------    ---------
Marketing costs before deferral ............       $ 118,033     $ 114,673     $ 229,262     $ 233,936    $ 287,855
                                                   =========     =========     =========     =========    =========

     Marketing costs before deferral increased 3% to $118.0 million for the six months ended December 31, 2003 from $114.7 million for the six months ended December 31, 2002. As a percent of revenues before deferral, marketing expenses before deferral were 53.8% for the six months ended December 31, 2003 and 54.8% for the six months ended December 31, 2002. The decrease is primarily due to the increase in the mix of marketing in our more profitable MemberLinkssm and online channels. Marketing costs before deferral were $229.3 million, $233.9 million and $287.9 million in 2003, 2002 and 2001, respectively. Marketing costs before deferral decreased 2.0% in fiscal 2003 from the prior year. As a percent of revenues before deferral, marketing expenses before deferral were 54.9% in 2003, 57.0% in 2002 and 59.4% in 2001. These decreases were primarily due to a shift in the marketing mix to more profitable marketing channels and have a direct positive impact on our net cash flow provided by operating activities. See "Risk Factors -- MemberWorks' efforts to increase the share of monthly payment programs in its program mix may adversely affect its cash flow."

     Net cash used in investing activities was $2.5 million during the six months ended December 31, 2003 versus net cash provided by investing activities of $15.6 million during the six months ended December 31, 2002. Net cash provided by investing activities during the six months ended December 31, 2002 included $19.1 million proceeds related to the settlement of a lawsuit and $0.8 million of funds paid in connection with a purchase price adjustment related to the sale of iPlace, Inc. Capital expenditures were $2.5 million during the six months ended December 31, 2003 and $2.8 million during the six months ended December 31, 2002. Net cash provided by investing activities was $12.4 million in 2003 and $40.2 million in 2002, while net cash used in investing activities was $18.2 million in 2001. Fiscal 2003 included $19.1 million of proceeds related to the settlement of a lawsuit and $0.8 million of funds paid in connection with a purchase price adjustment related to the sale of iPlace, Inc. In fiscal 2003, we made a $0.5 million investment in a small business outsource marketing company. Net cash provided by investing activities in 2002 reflects the receipt of $46.0 million in net proceeds from the sale of iPlace, Inc. In fiscal 2001, we paid $8.2 million in cash to acquire the remaining 81% of Discount Development Services, LLC. In addition, during fiscal 2001, we received $4.1 million in proceeds from the sale of our investment in 24/7 Media Inc. Capital expenditures were $5.5 million, $5.8 million and $15.1 million in 2003, 2002 and 2001, respectively.

     Net cash provided by financing activities was $29.8 million for the six months ended December 31, 2003 versus net cash used in financing activities of $14.0 million for the six months ended December 31, 2002. The increase in cash provided by financing activities was primarily due to the issuance of $90.0 million aggregate principal amount 5.50% convertible senior subordinated notes due September 2010. In addition, we received $22.6 million from the exercise of stock options during the six months ended December 31, 2003. These increases in financing activities during the six months ended December 31, 2003 were offset by increased spending under our stock repurchase program. We purchased 2.5 million shares for $79.1 million, an average price of $31.91, during the six months ended December 31, 2003 compared to 0.9 million shares for $15.0 million, an average price of $17.13, during the six months ended December 31, 2002. Net cash used in financing activities was $34.2 million, $33.5 million and $2.1 million in 2003, 2002 and 2001, respectively. The increase in cash used in financing activities was primarily due to an increase in spending under our stock repurchase program. We purchased 2.0 million shares for $37.2 million, an average price of $18.67, during the year ended June 30, 2003 compared to 2.2 million shares for $34.3 million, an average price of $15.40, during the year ended June 30, 2002 and compared to 0.3 million shares for $8.9 million, an average price of $26.30, during the year ended June 30, 2001. We utilize cash from operations and stock option exercises to repurchase shares, as we believe this enhances shareholder value. During the six months ended December 31, 2003, the Board of Directors authorized 2.0 million additional shares to be repurchased under the buyback program. As of December 31, 2003, we had 500,000 shares available for repurchase under our buyback program. In January 2004, the Board of Directors authorized an additional 1.0 million shares to be repurchased under the buyback program. We have purchased approximately 184,000 shares of our common stock for $5.9 million at an average price of $31.90, since December 31, 2003.

     On April 1, 2004, we completed the acquisition of all of the assets and outstanding capital stock of Lavalife for approximately Cdn$152.5 million ($116.4 million) in cash. Lavalife's senior management purchased approximately Cdn$11.9 million ($9.1 million) in MemberWorks restricted common stock at closing. We financed the purchase price with cash on hand and borrowings under our $45.0 million senior secured credit facility. Lavalife now operates as our wholly owned restricted subsidiary.

     As of December 31, 2003, we had cash and cash equivalents of $120.0 million. In addition, on March 25, 2004, we entered into a $45.0 million amended and restated senior secured credit facility. As of April 29, 2004, we had $25.6 million of borrowing capacity remaining under the senior secured credit facility due to a $5.5 million letter of credit outstanding thereunder and other restrictions under the senior secured credit facility. As of April 29, 2004, the effective interest rate for borrowings was 4.00%. See "Description of Other Indebtedness" for additional information on the senior secured credit facility. The senior secured credit facility has certain financial covenants, including a maximum debt coverage ratio, minimum EBITDA requirement, restrictions on additional borrowings and potential restrictions on additional stock repurchases. We believe that existing cash balances, together with the availability under our senior secured credit facility, will be sufficient to meet our funding requirements for at least the next twelve months.

     We did not have any material commitments for capital expenditures as of December 31, 2003. We intend to utilize cash generated from operations to fulfill any capital expenditure requirements for the remainder of fiscal 2004.

Commitments

     We are not aware of factors that are reasonably likely to adversely affect liquidity trends, other than the risk factors presented in this prospectus under "Forward Looking Statements" and "Risk Factors." We do not have off-balance sheet arrangements, non-exchange traded contracts or material related party transactions.

     Future minimum payments of contractual obligations as of December 31, 2003 are as follows (amounts in thousands):

                                                                        Payments Due by Period
                                                   ----------------------------------------------------------------
                                                                Less than 1                                After 5
                                                     Total          year        1-3years     4-5years       years
                                                   ----------  ------------    ----------    ---------   ----------
Operating leases ...........................       $  24,314     $   6,630     $   9,363     $   4,838    $   3,483
Convertible notes payable ..................          90,000            --            --            --       90,000
Purchase obligations........................           1,407         1,407            --            --           --
Other long-term obligations.................              28            28            --            --           --
                                                   ---------     ---------     ---------     ---------    ---------
Total payments due..........................       $ 115,749     $   8,065     $   9,363     $   4,838    $  93,483
                                                   =========     =========     =========     =========    =========

     We operate in leased facilities. We expect that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. See Notes 10 and 11 of MemberWorks' consolidated financial statements on page F-16.

     Lavalife operates in leased facilities. (See Note 14 to the Lavalife's consolidated financial statements incorporated by reference into this prospectus). As of December 31, 2003, Lavalife had certain purchase commitments. (See Note 3 to the Lavalife's unaudited consolidated financial statements incorporated by reference into this prospectus).

New Accounting Pronouncements

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51 and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. While we will continue to evaluate the requirements of FIN 46, we do not believe that the adoption of FIN 46 will have a material impact on our financial statements.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). This statement requires that certain financial instruments that were accounted for as equity under previous guidance be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe that the adoption of SFAS 150 will have a material impact on our financial statements.

     In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition," which supercedes SAB 101. The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." SAB 104 did not have a significant impact on our financial statements.


                                    Lavalife


Overview

     Lavalife is a leading independent provider of web-based and IVR based personals services. Lavalife offers its services to its approximately 700,000 active web-based and IVR-based users and had approximately 8.2 million unique web visitors during January 2004. These interactive services allow users who want to enhance their social lives to search for a date, meet new people and communicate with other users. Lavalife serves customers in the United States, Canada and other regions, principally Australia, which accounted for approximately 69%, 25% and 6%, respectively, of its net sales for the fiscal year ended September 30, 2003. To acquire new users and retain existing users, Lavalife relies on its innovative products, marketing relationships with major media groups, advertising campaigns in large markets, widely recognized brand and advanced technology infrastructure.

     Lavalife employs a transactional business model, in which users buy non-refundable credits up front and spend those credits when they want to interact with other users. The customer determines when to use the credits to communicate with other users. Lavalife derives its revenues from the sale of these credits to its users. Revenue is recognized on the basis of credits consumed. Deferred revenue represents credits purchased by customers remaining unused at the end of the period and estimated to be used in the future.

     Lavalife is a Canadian company and is exposed to currency exchange rate fluctuations because a significant portion of its revenues and expenses are denominated in currencies other than the Canadian dollar. For the year ended September 30, 2003, 81% of the revenue generated was denominated in U.S. dollars, 14% was denominated in Canadian dollars and 5% in Australian dollars. For the year ended September 30, 2003, 48% of the costs were denominated in Canadian dollars, 47% in U.S. dollars and 5% in Australian dollars.

Three Month Period Ended December 31, 2003 and December 31, 2002

     Sales. Sales decreased Cdn$4.1 million, or 15%, to Cdn$23.1 million during the three months ended December 31, 2003 from Cdn$27.2 million during the three months ended December 31, 2002. The decrease was driven by the decrease in sales of Cdn$3.5 million, or 13%, due to a decline in value of U.S. dollars relative to Canadian dollars, which had a negative impact on the sales generated in U.S. dollars. The average foreign exchange rate for U.S. dollars, expressed in Canadian dollars, for the three months ended December 31, 2003 decreased 16% over the prior year period. Excluding the negative impact of the foreign exchange rate movement, sales decreased by Cdn$0.6 million, or 2%, due to continued growth in its web based business, which was offset by a decline in the IVR business experienced during the upgrade of its dating systems technology.

     Operating income. Operating income decreased Cdn$l.8 million, or 41%, to Cdn$2.6 million during the three months ended December 31, 2003 from Cdn$4.4 million during the three months ended December 31, 2002. The decrease was primarily driven by the negative impact of the foreign exchange rate movement described above, which reduced operating income by Cdn$1.7 million. Excluding the negative impact of the foreign exchange rate movement, operating income decreased by Cdn$0.2 million.

Fiscal Year Ended September 30, 2003 Compared to Fiscal Year Ended September 30, 2002

     Sales. Sales decreased Cdn$5.6 million, or 5% to Cdn$102.6 million in fiscal 2003 from Cdn$l08.2 million in fiscal 2002. The decrease was driven by a decrease in sales of Cdn$5.8 million, or 5%, due to a decline in value of U.S. dollars relative to Canadian dollars, which had a negative impact on the sales generated in U.S. dollars. The average foreign exchange rate for U.S. dollars expressed in Canadian dollars, for the 2003 fiscal year decreased 7% over the prior year. Excluding the negative impact of the foreign exchange movement, Lavalife's sales would have increased by $0.2 million due to continued growth in its web-based business, which was offset by a decline in the IVR business experienced during the upgrade of its dating systems technology.

     Operating income. Operating income decreased Cdn$2.8 million, or 14%, to Cdn$l7.1 million in fiscal 2003 from Cdn$19.9 million in fiscal 2002. The decrease was primarily driven by the negative impact of foreign exchange rate movement on sales discussed above, which reduced operating income by Cdn$3.1 million. Excluding the negative impact of the foreign exchange rate movement, operating income increased by Cdn$0.3 million or 0.3% of sales, which was primarily due to the recovery of disputed telecommunications charges, partially offset by the increase in advertising expenses to promote Lavalife's web-based services.

Liquidity and Capital Resources

     Cash flows from operating activities increased to Cdn$4.4 million during the three months ended December 31, 2003 from Cdn$l.7 million during the three months ended December 31, 2002 primarily due to an increase in changes in working capital. Cash flows from operating activities increased to Cdn$16.3 million in fiscal 2003 from Cdn$14.6 million in fiscal 2002 primarily due to an increase in changes in working capital.

     Cash used in investing activities decreased to Cdn$0.2 million during the three months ended December 31, 2003 from Cdn$0.9 million during the three months ended December 31, 2002 primarily driven by a decrease in capital expenditures. Capital expenditures during the three months ended December 31, 2003 decreased to Cdn$0.2 million from Cdn$0.8 million during the three months ended December 31, 2002. Cash used in investing activities decreased to Cdn$2.8 million in fiscal 2003 from Cdn$5.9 million in fiscal 2002 primarily driven by a decrease in capital expenditures. Capital expenditures in fiscal 2003 decreased to Cdn$2.9 million from Cdn$5.7 million fiscal 2002 primarily due to the completion of the upgrade of the dating systems technology in the year ended September 30, 2003.

     Cash used in financing activities was Cdn$21.0 thousand during the three months ended December 31, 2003 versus cash provided by financing activities of Cdn$9.6 million during the three months ended December 31, 2002. Financing activities during the three months ended December 31, 2002 included the net cash received from the issuance of capital of Cdn$9.7 million. Cash used in financing activities decreased to Cdn$8.5 million in fiscal 2003 from Cdn$9.7 million in fiscal 2002. Financing activities during fiscal 2003 included a return of capital of Cdn$17.0 million and a premium paid on the cancellation of common stock and stock options of Cdn$l.0 million offset by net cash received from the issuance of capital of Cdn$9.8 million. Financing activities during fiscal 2002 included the repayment of subordinated debt of Cdn$9.7 million.

                                    BUSINESS

                                   MemberWorks

Overview

     We are a leading provider of innovative membership programs to consumers. Our members benefit by receiving significant discounts and insightful information on everyday items in areas which include healthcare, personal finance, insurance, travel, entertainment, fashion and personal security. As of December 31, 2003, we had approximately 6.3 million members and had over 6 million members as of the end of each of the last four fiscal years. Our clients (who offer the membership programs to their customers), including Citibank N.A. and West Corporation, benefit by receiving royalty payments in exchange for providing us with new members or access to potential members. Our participating vendors (who offer products and/or services through our membership programs), have an incentive to provide discounts to our members in order to reach a large number of demographically attractive consumers while incurring minimal incremental marketing costs. For the twelve months ended December 31, 2003, after giving pro forma effect to the acquisition of Lavalife, our revenues would have been $545.4 million.

Membership Programs

     We design our membership programs to address the particular needs and preferences of our members by combining various features and benefits to customize our programs. Our membership programs are for either annual or monthly renewable terms. Traditionally, we marketed membership programs which had an up-front annual membership fee. However, in fiscal 2003, we expanded our marketing of membership programs for which membership fees are payable in monthly installments, which generally have higher margins. During the six months ended December 31, 2003, more than 60% of our new member enrollments were in monthly payment programs, and we expect the proportion of our monthly payment programs to increase going forward. In general, membership fees vary depending upon the particular services offered by the membership program. In the first half of fiscal 2004, annual membership fees averaged approximately $106 per year and monthly membership fees averaged $11.18 per month, compared to $100 and $9.60, respectively, for the same period in fiscal 2003.

     We continue to enhance our existing membership programs to add more member value by continuously monitoring and addressing the needs and preferences of our members, which, in turn, has enabled us to increase the average membership fees year over year. We generally design membership programs to provide our members with potential savings of at least twenty times their membership fees. Our money-saving programs fall into the following four key categories:

     o Health and Insurance -- The health and fitness membership programs offer significant savings on a comprehensive array of products, including prescription drugs, vitamins and supplements, eye glasses and contact lenses, hearing aides, durable medical equipment and select consumer health products. Also offered are discounts on professional services, including medical, dental, chiropractic, alternative medicine, elder care and personal health services. Our insurance programs offer competitively priced insurance products, including life, accidental death, short-term and catastrophic disability and supplemental medical, warranty and identity theft insurance coverage.

     o Travel, Entertainment and Shopping -- These membership programs offer exclusive, members-only savings with leading brand name partners. Members have multiple opportunities to save on airfare, hotel rates, car rental and cruise packages, theme and amusement parks, restaurants and movie theaters. Members also have access to savings on a wide range of merchandise, apparel and personal services.

     o Privacy, Protection and Home Improvement -- Members have access to bundles of services that enable them to better manage their privacy and protection through identity theft insurance, card registration, credit reporting, scoring and monitoring, and personal information monitoring services, and savings on security systems, 24-hour protection services, roadside assistance, financial, tax and retirement planning and extended warranty protection. Members also have access to discounts on home improvement, consumer electronics and family entertainment.

     o Specialty Markets and Custom Programs -- We partner with well known clients to offer custom, private label or co-branded membership programs to meet the specific needs of our client's defined customer base. In addition, we also offer membership materials and customer service in Spanish and French.

     If the membership is not cancelled during the trial period, the consumer is charged the annual or monthly membership fee, depending upon the applicable billing method. For annual members, in the event that the member does not cancel the membership after the initial one-year membership term, he or she generally receives a renewal notice in the mail in advance of each membership year and is charged for the succeeding year's membership fee. During the course of an initial annual membership term or renewal term, a member may cancel his or her membership in the program, generally for a pro rata refund of the membership fee based on the remaining portion of the membership period. Monthly members are billed each month after the trial period ends and continue to be billed each month until the member cancels.

Clients

     Our programs are primarily marketed to customers through arrangements with our clients, which include banks and other financial institutions, e-commerce companies, direct response television companies, catalog companies, retailers, major oil companies and other organizations with large numbers of individual customers. In some cases, these businesses lack the core competency to successfully design, market and manage membership programs. As a result, these businesses seek to outsource the implementation of membership programs to providers that are able to apply advanced database systems to capture, process and store market information, are able to use their experience to provide effective membership programs and are able to realize economies of scale. In addition, businesses demand that the program providers have the expertise to continue to introduce innovative new programs and have resources, such as an extensive vendor network and experienced management team, to launch membership programs quickly and successfully.

     Membership programs sponsored by our two largest clients, West Corporation and Citibank N.A. (and its affiliates), accounted for 16% and 21% of our revenue, respectively, for the fiscal year ended June 30, 2003 and 18% and 13% of revenue, respectively, for the six months ended December 31, 2003.

Vendors

     In most cases, the products and services accessed through our programs are offered and provided directly to members by independent benefit providers, or vendors. We evaluate and engage only those vendors who we believe can cost-effectively deliver high quality products and services. Vendors generally benefit by gaining access to a large number of demographically attractive consumers with minimal incremental marketing costs. Vendors provide a members-only discount on their products or services pursuant to contractual arrangements with us. We generally do not receive payments from our vendors for offering their products or services to our members and, in certain cases, we pay our vendors a fee based on the number of members in our program or based on other agreed upon factors.

     Our contracts with vendors are generally for one year or more, with subsequent one-year renewal terms at our option. In most cases, vendors may cancel contracts only for cause and subject to notice provisions to provide us time to locate a substitute vendor. Most vendor contracts are non-exclusive but require vendors to maintain the confidentiality of the terms of the contract.

Marketing and Distribution

     We solicit members for our programs primarily by direct marketing methods, including inbound call marketing through MemberLinkSM, online marketing, outbound telemarketing, which we outsource to third party contractors, and direct mail, which is mailed either at our expense or our client's expense. We have effectively diversified our distribution channels since our initial public offering in 1996, at which time our primary method of solicitation was outbound telemarketing. For the six months ended December 31, 2003, outbound telemarketing was the source for only approximately 10% of our new member enrollments.

     MemberLinkSM inbound call marketing occurs when inbound callers to a client meeting certain criteria are offered our membership service programs by the client's service representative or by one of our membership service representatives through a call transfer. This type of marketing method essentially turns the client call center into a profit center. We pay the client either a royalty for initial and renewal membership fees or a fee per marketing pitch or per sale. Generally, MemberLinksm arrangements serve as a more efficient and cost effective way to acquire members than our traditional outbound telemarketing marketing model.

     Online marketing is executed through arrangements with Internet service providers ("ISPs"), online retailers and online marketers. The marketing methods include banner ads, pop-up boxes and e-commerce cross-sells. We pay the client either a royalty for membership fees or a fee per impression or per sale.

     All outbound telemarketing is outsourced to third party contractors. Under outbound telemarketing arrangements, participating marketing partners, such as banks and other financial institutions and other organizations with large numbers of individual account holders and customers, provide lists of consumers which we input into our database management system to model, analyze and identify likely members. We only collect and maintain customer data that is required to administer our business activities, such as a customer's name, address and encrypted billing information. We pay participating marketing partners an annual royalty for initial and renewal membership fees received from consumers who were provided to us by the marketing partner.

     Substantially all of the information necessary for our marketing efforts is supplied by our clients in accordance with strict consumer privacy safeguards. As a result, our ability to market new programs to our existing customer base or an existing program to a new customer base is generally dependent upon first obtaining client approval.

     Our contracts with our clients typically grant us the right to continue providing membership services directly to the clients' individual account holders even if the client terminates the contract. Many client relationships are pursuant to contracts that may be terminated by the client upon 30 to 90 days' notice without cause and without penalty. Upon termination, we generally have the right to continue the relationship with the client's customers who have become program members, either indefinitely or for a specified period of time, but we may not re-solicit those members upon their cancellation or non-renewal of their membership.

     In addition to marketing our programs directly to consumers through MemberLinksm marketing, online marketing, outbound telemarketing and direct mail marketing, we also deliver our membership service programs through our wholesale arrangements. We work with a wholesale client to incorporate elements from one or more of our standard service programs and design a custom program for the client. The client will then either provide the customized membership program to its customers as a value-added feature or resell the customized membership program. In some cases, the client may provide wholesale memberships to its customers free of charge and pay us the periodic membership fee for each customer's membership. In other cases, the client may charge a reduced fee to its customer. The client pays us membership fees for the customers who receive the customized membership program. Under our wholesale programs, we do not pay for the marketing costs to solicit memberships. Instead, the client offering the memberships is responsible for marketing, usually with our assistance. Since we do not pay for the marketing costs, wholesale programs have substantially lower acquisition costs, which result in higher profit margins for us.

     We also provide membership programs internationally through our subsidiary MemberWorks Canada. MemberWorks Canada provides retail membership programs similar to those offered in the U.S. as well as credit card enhancement services to Canadian financial institutions through wholesale arrangements. Our revenues from international operations represented 4%, 3%, 3% and 2% of total revenues for the six months ended December 31, 2003, and fiscal years ended June 30, 2003, 2002 and 2001, respectively.

Membership Service

     We believe that providing high quality service to our members is extremely important in order to retain members and to strengthen the affinity of the clients' members that were offered the membership program. Currently, we maintain four call centers located in Montreal, Canada; Houston, Texas; Omaha, Nebraska and Chicago, Illinois with a total of almost 800 membership service representatives. All new membership service representatives are required to attend on-the-job training. Through our training programs, systems and software, we seek to provide members with friendly, rapid and effective answers to questions. Members can access their benefits 24 hours a day via the program's web site or automated telephone response technology. We also work closely with our clients' customer service staff to ensure that their representatives are knowledgeable in matters relating to membership service programs we offer.


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Technology

     We have invested substantially in new technology, including a state-of-the-art fulfillment center, a sophisticated customer service customer relationship management, or CRM, platform, data warehousing and mining capabilities, and various Internet applications, all of which work together to allow us to effectively and efficiently service our members. We receive new member information from our marketing partners daily, and that information is maintained on core infrastructure systems that drive information constantly to call center, fulfillment, billing and financial systems. This allows for rapid fulfillment of member information kits as well as other benefits. All membership information is maintained on a state-of-the-art CRM system, which allows extremely responsive targeted call center interactions. We receive confirmation of billing data from our merchant processors on a regular basis, permitting us to update the status of each member, including member profile information.

     In providing quality service to our members, our management information systems interact with our advanced call routing system in order to display member profile information prior to answering the call, allowing our membership service representatives to have the best possible information prior to serving the members. Our telecommunications systems also monitor the performance quality of our membership service representatives and other aspects of our business through sophisticated reporting capabilities. In addition, our marketing experts use proprietary systems in combination with advanced systems from outside vendors to review, analyze and model the demographics of lists of prospective members supplied by clients in order to determine which customers are most likely to respond to an offer and retain their membership.

Government Regulation and Litigation

     We market membership programs through various distribution channels including MemberLinksm, online marketing, outbound telemarketing and direct mail. These channels are regulated on both the state and federal levels and we believe that these marketing methods will increasingly be subject to regulation, particularly in the area of consumer privacy. Regulation may limit our ability to solicit new members or to offer one or more products or services to existing members. The telemarketing industry has become subject to an increasing amount of federal and state regulation as well as general public scrutiny in the past several years. For example, the Federal Telephone Consumer Protection Act of 1991 limits the hours during which telemarketers may call consumers and prohibits the use of automated telephone dialing equipment to call certain telephone numbers. Additionally, the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 and Federal Trade Commission ("FTC") regulations, including the Telemarketing Sales Rule, as amended, promulgated thereunder prohibit deceptive, unfair or abusive practices in telemarketing sales. Both the FTC and state attorneys general have authority to prevent telemarketing activities deemed by them to be "unfair or deceptive acts or practices." Further, some states have enacted laws and others are considering enacting laws targeted directly at regulating telemarketing practices, and there can be no assurance that any such laws, if enacted, will not adversely affect or limit our current or future operations. Compliance with these regulations is generally our responsibility, and we could be subject to a variety of enforcement and/or private actions for any failure to comply with such regulations. Our provision of membership programs requires us to comply with certain state regulations, changes in which could materially increase our operating costs associated with complying with such regulations. The risk of noncompliance with any rules and regulations enforced by a federal or state consumer protection authority may subject us or our management to fines or various forms of civil or criminal prosecution, any of which could have a material adverse affect on our business, financial condition and results of operations. Also, the media often publicizes perceived noncompliance with consumer protection regulations and violations of notions of fair dealing with consumers, and the membership programs industry is susceptible to peremptory charges of regulatory noncompliance and unfair dealing by the media.

     We currently maintain rigorous security and quality controls to ensure that all of our marketing practices meet or exceed industry standards and all applicable state and federal laws and regulations. We only collect and maintain customer data that is required to administer our business activities, such as a customer's name, address and encrypted billing information and only public information is used for marketing and modeling purposes, such as demographic, neighborhood and lifestyle data. We neither resell any confidential customer information we obtain or derive in marketing efforts nor purchase consumer information from financial institutions.

     Except as set forth below, in management's opinion, there are no significant legal proceedings to which we or any of our subsidiaries are a party or to which any of our properties are subject. We are involved in other lawsuits and claims generally incidental to our business, including, but not limited to, various suits, including previously disclosed suits, brought against us by individual consumers seeking monetary and/or injunctive relief


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relating to the marketing of our programs. In addition, from time to time, and in the regular course of its business, we receive inquiries from various federal and/or state regulatory authorities.

     In March 2001, an action was instituted by plaintiff Teresa McClain against Coverdell & Company, a wholly owned subsidiary of ours, Monumental Life Insurance Company and other defendants in the United States District Court for the Eastern District of Michigan, Southern Division. The suit, which seeks unspecified monetary damages, alleges that Coverdell and the other defendants violated the Michigan Consumer Protection Act and other applicable Michigan laws in connection with the marketing of Monumental Life Insurance Company insurance products. The complaint includes a claim that the suit should be certified as a class action and the plaintiff has filed a motion for class certification to which all of the defendants have filed opposing papers regarding the same. The Court certified a class of Michigan residents. The Court of Appeals denied the defendants' petition for leave to appeal the certification order. No discovery scheduling order has been set. We believe that the claims made against Coverdell are unfounded, and we and Coverdell will vigorously defend our interests against this suit.

     On January 24, 2003, we filed a motion with the Superior Court for the Judicial District of Hartford, Connecticut to vacate and oppose the confirmation of an arbitration award issued in December 2002. The arbitration, filed against us by MedValUSA Health Programs, Inc. in September 2000, involved claims of breach of contract, breach of the duty of good faith and fair dealing, and violation of the Connecticut Unfair Trade Practices Act ("CUTPA"). Even though the arbitrators found that we were not liable to MedVal for any compensatory damages, they awarded $5,495,000 in punitive damages and costs against us solely under CUTPA. We believe that this arbitration award is unjustified and not based on any existing legal precedent. Specifically, we are challenging the award on a number of grounds, including that it violates a well defined public policy against excessive punitive damage awards, raises constitutional issues and disregards certain legal requirements for a valid award under CUTPA. The hearing on our motion was held on February 10, 2003. On June 22, 2003, the Superior Court denied our motion to vacate the award, and we filed an appeal of that decision. While we intend to take action to prevent the enforcement of the award by, among other things, vigorously pursuing an appeal, there can be no assurance that we will be successful in our efforts. We have made no provision in our financial statements for this contingency because we believe that a loss is not probable. If we were ultimately unsuccessful in this or other available appeals, and a final non-appealable court order confirming the arbitration award is rendered, the payment of the award could have a material adverse effect on our results of operations in the period in which the final order is entered.

     On October 21, 2003, the Florida Attorney General's Office filed a civil complaint against us based upon concerns that some of our past marketing practices may have violated various consumer laws. We believe that any legitimate concerns have previously been fully addressed, including the implementation of industry-leading Best Marketing Practices and voluntary agreements incorporating those practices, such as the nationwide assurance agreement that we entered into with the State of Nebraska in 2001. We believe that the allegations of the complaint are unfounded and we intend to vigorously defend our interests in this matter. We further believe that the potential liability represented by the lawsuit and the final resolution of this matter will not be material to us.

Competition

     We believe the principal competitive factors in the membership services industry include the ability to identify, develop and offer innovative membership programs, the quality and breadth of membership programs offered, competitive prices and in-house marketing expertise. Our competitors offer membership programs which provide services similar to, or which directly compete with, those we provide. Some of these competitors have substantially larger customer bases and greater financial and other resources than we have. To date, we have effectively competed with such competitors. However, there can be no assurance that our competitors will not increase their emphasis on programs similar to those we offer to more directly compete with us; provide programs comparable or superior to those we provide at lower membership prices; adapt more quickly than we do to evolving industry trends or changing market requirements; or that new competitors will not enter the market or that other businesses will not themselves introduce competing programs. This increased competition may result in price reductions, reduced marketing margins or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. Additionally, because contracts between clients and program providers are often exclusive with respect to a particular service, potential clients may be prohibited from contracting with us to promote a program if the services we provide are similar to, or merely overlap with, the services provided by an existing program of a competitor.


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Employees

     As of December 31, 2003, we employed 1,164 persons on a full-time basis and 133 on a part-time basis. None of our employees is represented by a labor union. We believe that our employee relations are good.

                                    Lavalife

Overview

     Through our subsidiary Lavalife, we are a leading global provider of web-based and interactive voice response ("IVR") based personals services. Founded in 1987, Lavalife markets its web and telephone products in approximately 60 markets principally across the United States, Canada and Australia. Lavalife's open-minded approach to dating allows members to choose how they want to "click" with other singles by offering three unique categories: dating, relationships and intimate encounters. Lavalife has had over 8 million unique users since its inception. During 2003, Lavalife's users on average exchanged 1.3 million messages every day.

     Lavalife offers both web-based and IVR-based personals services to its users. These services allow them to interact with each other from anywhere in real time by phone, email, text chat or video. To acquire new users and retain existing users, Lavalife relies on its innovative products, marketing relationships with major media groups, advertising campaigns in large markets, widely recognized brand and advanced technology infrastructure. These interactive services allow users who want to enhance their social lives to search for a date, meet new people and communicate with other users in a real time, "Anywhere," "Anytime" and "Anyhow" environment. Lavalife's global revenues are estimated to rank 2nd in 2003 for interactive personals services. Lavalife.com, the company's interactive web site, had 8.2 million unique visitors in January 2004, ranking 5th globally and 1st in Canada, according to comScore Media Metrix.

     Lavalife currently has over 700,000 active web-based and IVR-based users. Lavalife serves customers in the United States, Canada and other regions, principally Australia, which accounted for approximately 69%, 25% and 6%, respectively, of its net sales for the fiscal year ended September 30. 2003. We believe that Lavalife has developed a unique personals services brand that focuses on outgoing singles living in major metropolitan areas.

     Lavalife employs a transactional business model, in which users buy non-refundable credits up front and spend those credits only when they want to interact with other users. Lavalife's competitors generally employ a subscription model, in which users pay a fixed periodic fee. We believe a transactional model is more attractive to new users, who will join due to a lower initial cost and the ability to easily control their spending. The customer determines when to use the credits to communicate with other users. Furthermore, once a user has an account balance, the user has a strong financial incentive to return to use their remaining credits. To further encourage return visits, Lavalife continues to refine its existing service offerings and introduce new interactive services, such as video. Lavalife continues to refine its product offerings and introduce innovative interactive products including video and real time online social networking.

     Lavalife's web personals services business started in 1996 as a free service and began charging users on a transaction basis in 1998. Currently, Lavalife is adding approximately 6,500 new users per day. We believe Lavalife is well positioned to capitalize on anticipated expansion of online personals services market generated by the growth in consumer participation driven by social, practical and economic factors.

     We believe Lavalife is currently the only company in the world offering both web-based and IVR-based services on a global scale. The online dating industry is characterized by two significant barriers to entry: critical mass and technology. A critical mass of users in each geographic area is required to offer value to and attract customers. In addition, highly responsive and technologically advanced applications are required to attract and retain customers. With an already strong market presence in the major North American metropolitan areas and advanced technology, we believe Lavalife is well positioned to benefit from these market dynamics.

Technology

     Lavalife has recently upgraded its integrated global network to support both its IVR and web operations from two network operations centers. These centers, located in Toronto, Canada and Sydney, Australia, allow Lavalife to scale both its web and IVR operations, as well as support mobile operations, with full remote


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management capabilities of all services. Lavalife invested approximately Cdn$50 million in the current system, which was completed in April 2003.

Employees

     As of February 29, 2004, Lavalife had 302 full-time equivalent employees in two locations, Toronto, Ontario and Sydney, Australia. None of Lavalife's employees are unionized. Lavalife has had no labor-related work stoppages and believes that its labor relations are good.


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                                   MANAGEMENT

Directors and Executive Officers

     The following table provides information regarding our directors and executive officers.

     Name                           Age   Position
     -----------------------------  ---   --------------------------------------
     Gary A. Johnson .............   49   President and Chief Executive Officer,
                                          Director
     Vincent DiBenedetto .........   47   Executive Vice President, Health and
                                          Insurance Services
     James B. Duffy ..............   50   Executive Vice President and Chief
                                          Financial Officer
     William Olson ...............   46   Executive Vice President, Client
                                          Development
     David Schachne ..............   43   Executive Vice President, Internet
                                          Business Development and Strategic
                                          Planning
     Alec L. Ellison .............   41   Director
     Scott N. Flanders ...........   47   Director
     Robert Kamerschen ...........   68   Director
     Michael T. McClorey .........   44   Director
     Edward M. Stern .............   45   Director
     Marc S. Tesler ..............   58   Director

     Gary A. Johnson, one of our co-founders, has served as our President and Chief Executive Officer and a director since our inception in 1989. From 1987 to 1989, Mr. Johnson founded and served as President of American Target Group Marketing, a marketer of membership services for magazine publishers. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

     Vincent DiBenedetto joined us in October 2000 and currently serves as Executive Vice President, Health and Insurance Services. Prior to joining us, Mr. DiBenedetto was President of our subsidiary Discount Development Services, L.L.C., which we acquired in October 2000. Mr. DiBenedetto received a B.S. from Loyola University.

     James B. Duffy joined us in 1996 and currently serves as Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Duffy served in various senior financial executive positions, including Senior Vice President, Business Planning, at Merck Medco Managed Care, Inc., a prescription benefit company, from 1986 to November 1995. Mr. Duffy received a B.B.A. from Pace University.

     William Olson joined us in March 2001 and currently serves as Executive Vice President, Client Development. Prior to joining us, Mr. Olson served in various senior positions, including President and Chief Executive Officer of Dunlop/Maxfli Sports Corporation, President and Chief Executive Officer of Gold Coast Beverage Distributors and President and Chief Executive Officer of Guinness Brewing North America Corporation. Mr. Olson received a B.A. from Temple University.

     David Schachne joined us in 1990 and currently serves as Executive Vice President, Internet Business Development and Strategic Planning. He has held various senior management positions with us in the Marketing and Business Development departments. Mr. Schachne received a B.A. from the State University of New York, Albany and an M.B.A. from Harvard Business School.

     Alec L. Ellison has been a director since 1989. Mr. Ellison has been affiliated with Broadview International LLC, an investment bank, since 1988 and has served as a Managing Director since 1993 and President since 2001. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.


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     Scott N. Flanders has been a director since July 2002. Mr. Flanders has been the Chairman and Chief Executive Officer of Columbia House since September 1999. Prior to joining Columbia House, Mr. Flanders co-founded and served as the Chairman of Telstreet.com, an e-commerce company, from January 1999 to September 1999. Previously, Mr. Flanders served as President of Macmillan Publishing, a unit of Viacom, from January 1993 through December 1998. Mr. Flanders also serves on the Board of Directors of Freedom Communications and the Gazelle Fund. Mr. Flanders, a certified public accountant, holds a B.A. from the University of Colorado and a J.D. from Indiana University.

     Robert Kamerschen is a retired Chairman and Chief Executive Officer of DIMAC Corporation, a direct marketing services company. He served as the Chairman and Chief Executive Officer from September 1999 to February 2002. DIMAC Corporation filed a voluntary petition for reorganization under the U.S. bankruptcy laws in April 2000 and successfully emerged from bankruptcy in February 2001. Prior to joining DIMAC Corporation, he was the Chairman and Chief Executive Officer of ADVO, Inc., a leading full-service direct mail marketing services company, and served in key senior leadership roles in a number of prominent sales and marketing driven businesses involving significant turnaround and/or transformation initiatives. Mr. Kamerschen currently serves on the boards of IMS Health Incorporated, Linens-N-Things, Inc., RadioShack Corporation and R.H. Donnelley Corporation. Mr. Kamerschen is a Regent for the University of Hartford and Trustee of Wadsworth Antheneum Museum. Mr. Kamerschen received a B.S. and an M.B.A. from Miami University (Ohio).

     Michael T. McClorey has been a director since April 2001. Mr. McClorey served as President of Health Services Marketing, an operating unit of the Catalina Marketing Corporation, and as a member of the Office of the President from February 2000 through August 2002. He also served as Chief Executive Officer of Health Resource Publishing Company, a subsidiary of Catalina Marketing Corporation, from April 1995 through August 2002, and as President from April 1995 to February 2002. Catalina Marketing Corporation is a targeted marketing firm. Mr. McClorey holds a B.B.A. in finance from the University of Cincinnati.

     Edward M. Stern has been a director since April 2002. Mr. Stern has been the President and Chief Executive Officer of Neptune Regional Transmission System, LLC, a company which is developing an undersea electronic transmission system that will connect New Jersey and Long Island, New York since April 2004. From April 1991 through February 2004, Mr. Stern held various executive management positions, including President and Chief Executive Officer, at CHI Energy Inc., an energy company specializing in renewable technologies and a wholly owned subsidiary of Enel S.p.A. Mr. Stern also serves on the Board of Directors of Energy Photovoltaics, Inc., a manufacturer of solar energy products and systems. Mr. Stern holds B.A., J.D. and M.B.A. degrees from Boston University.

     Marc S. Tesler has been a director since January 1996. From July 1995 to January 2001, he was a general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.


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                        DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

     On March 25, 2004, we entered into an amended and restated senior secured credit facility that allows borrowings of up to $45.0 million. The senior secured credit facility was provided by a syndicate of banks led by LaSalle Bank National Association. As of April 29, 2004, we had $25.6 million of borrowing capacity remaining under the senior secured credit facility due to a $5.5 million letter of credit outstanding thereunder and other restrictions reducing availability by an amount equal to twelve months' interest on the outstanding notes. The senior secured credit facility is a 364-day facility, which is renewable for two additional 364-day periods upon our request, unless written notice of non-renewal is provided by all of the lenders under the facility no less than 60 days prior to expiration.

     At our option, interest on all borrowings under the senior secured credit facility accrue at either LIBOR or the base commercial lending rate for the bank, plus an applicable margin. The applicable margin on the base rate will be between 0% and 0.50% based on our leverage ratio as defined in the senior secured credit agreement. On April 29, 2004, the effective interest rate was 4.0%.

     The senior secured credit facility will be guaranteed by all of MemberWorks' present and future domestic subsidiaries and certain material foreign subsidiaries, including Lavalife.

     Our borrowings under the senior secured credit facility and the guarantees will be secured by a first priority perfected security interest in:

     o all the capital stock of our existing and future direct or indirect domestic subsidiaries (in the case of a foreign subsidiary, such pledge shall be limited to 65% of the shares of such capital stock); and

     o substantially all of our tangible and intangible property and the tangible and intangible property of each of the guarantors, with certain exceptions as set forth in the senior secured credit facility.

     The senior secured credit facility contains customary negative covenants and financial covenants. During the term of the senior secured credit facility, the negative covenants restrict MemberWorks' and its subsidiaries' ability to do certain things, including but not limited to: incur or guarantee additional indebtedness; create, incur, assume or permit to exist liens on property, assets or revenues; liquidate or dissolve; merge or consolidate with another entity; make loans and investments; make capital expenditures or enter into operating leases; engage in acquisitions and asset dispositions; declare or pay dividends and make distributions or restrict the ability of our subsidiaries to pay dividends and make distributions; repurchase our stock; and enter into transactions with affiliates. The financial covenants impose minimum EBITDA requirements and a maximum debt coverage ratio. Upon the closing of the offering of the old notes, we became subject to a liquidity covenant under which we will not permit the sum of (1) the unused availability under the senior secured credit facility and (2) cash and cash equivalents, to be less than $30.0 million.

     The credit agreement also contains customary events of default, including, but not limited to, cross defaults to MemberWorks' other material debt.

5.50% Convertible Senior Subordinated Notes due 2010

     On September 30, 2003, we issued $90.0 million aggregate principal amount of 5.50% convertible senior subordinated notes due September 2010. The notes bear interest at the rate of 5.50% per year, which is payable semi-annually in arrears on April 1 and October 1 of each year. The notes are convertible into our common stock at a conversion price of approximately $40.37, subject to adjustment. We may redeem the notes for cash any time on or after October 6, 2008, at 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. Upon a change of control, holders of the notes may require us to repurchase for cash all or a portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the repurchase date.


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                               THE EXCHANGE OFFER

Registration Rights

     In connection with the sale of the old notes, the purchasers of the old notes became entitled to the benefits of certain registration rights. Pursuant to the registration rights agreement executed as part of the offering of the old notes, we agreed to:

     o file within 120 days, and cause to become effective within 210 days, from the date of the original issue of the outstanding old notes, the registration statement of which this prospectus is a part with respect to the exchange of the old notes for the new notes to be issued in the exchange offer; and

     o use our reasonable best efforts to issue on or prior to 30 business days, or longer, after the date on which the exchange offer registration statement was declared effective, new notes in exchange for the old notes.

     If:

          (1) we are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

          (2) any holder of old notes notifies us within 20 business days following consummation of the exchange offer that:

               (a) it is prohibited by law or Commission policy from participating in the exchange offer; or

               (b) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

               (c) that it is a broker-dealer and owns notes acquired directly from the Company or an affiliate of the Company;

we will file with the Commission a shelf registration statement to cover resales of the notes by the holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

     In the event the exchange offer is consummated, we will not be required to file a shelf registration statement relating to any outstanding old notes other than those held by persons not eligible to participate in the exchange offer. The exchange offer shall be deemed to have been consummated upon the earlier to occur of:

     o our having exchanged new notes for all outstanding old notes (other than old notes held by persons not eligible to participate in the exchange offer) pursuant to the exchange offer and

     o our having exchanged, pursuant to the exchange offer, new notes for all old notes that have been tendered and not withdrawn on the expiration date.

     Upon consummation, holders of old notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the Securities Act. See "Risk Factors--If you do not tender your old notes to be exchanged in this exchange offer, your notes will remain subject to transfer restrictions."

Liquidated Damages

     In the registration rights agreement, we also agreed that in the event that:

     (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;


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     (2) any of such registration statements is not declared effective by the
Commission on or prior to the date specified for such effectiveness;

     (3) we fail to consummate the exchange offer within 30 business days after the exchange offer registration statement is declared effective by the Commission; or

     (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purposes during the periods specified in the registration rights agreement, then we will pay liquidated damages to each holder, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to 0.50% per annum per $1,000 principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional 0.50% per annum per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults equal to 1.0% per annum.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we will accept all old notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

     As of the date of this prospectus, $150 million aggregate principal amount of old notes are outstanding. In connection with the issuance of the old notes, we arranged for the old notes initially purchased by Qualified Institutional Buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The new notes will also be issuable and transferable in book-entry form through DTC.

     This prospectus, together with the accompanying Letter of Transmittal, is
being sent to all registered holders as of      , 2004, which is the record date
for purposes of the exchange offer.

     We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. See "--Exchange Agent." The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving new notes from us and delivering new notes to such holders.

     If any tendered old notes are not accepted for any exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, without expenses, to the tendering holder thereof promptly after the expiration date.

     Holders of old notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "--Fees and Expenses."

Expiration Dates, Extensions, and Amendments

     The term "expiration date" shall mean , 2004 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

     In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of old notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.


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     We reserve the right:

     o to delay acceptance of any old notes in the event that the exchange offer is extended, to extend the exchange offer or to terminate the exchange offer and to refuse to accept any old notes, if any of the conditions set forth herein under "--Termination" shall have occurred and shall not have been waived by us (if permitted to be waived by us) prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

     o to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the old notes.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.

     Without limiting the manner by which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the New Notes

     The new notes will bear interest from April 13, 2004 payable semiannually on April 1 and October 1 of each year commencing on October 1, 2004 at the rate of 9 1/4% per annum. Holders of old notes whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from April 13, 2004 until the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on October 1, 2004 (the first interest payment date with respect to the old notes and the new notes) that they would have received had they not accepted the exchange offer.

Resale of the New Notes

     Based on no-action letters issued by the staff of the Commission to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a broker-dealer who purchased the notes directly from us to resell pursuant to an exemption under the Securities Act or a person that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without a compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     o    the new notes were acquired in the ordinary course of business; and

     o the holder is not participating, and has no arrangements or understanding with any person to participate, in the distribution of the new notes.

     Holders of old notes wishing to accept the exchange offer must represent to us that these conditions have been met.

     Each broker-dealer that receives new notes in exchange for old notes held for its own account, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of new notes received in exchange for old notes. We have agreed that, for a period of one year after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution."


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Procedure for Tendering

     To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the old notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth herein under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the exchange agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies, or nominees effect such tender for such holders.

     The method of delivery of old notes and the Letters of Transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or old notes should be sent to us.

     Only a holder of old notes may tender such old notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the books of the company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

     Any beneficial holder whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the old notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

     o    for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders that appears on the old notes.


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     If the Letter of Transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     All the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities as to particular old notes and any conditions of tender as to all of the old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such old notes unless otherwise provided in the Letter of Transmittal promptly following the expiration date.

     In addition, we reserve the right in our sole discretion to:

     o purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, or, as set forth under "--Termination," to terminate the exchange offer; and

     o to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchase or offers may differ from the terms of the exchange offer.

     By tendering, each holder of old notes will represent to us that among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes and that neither the holder nor any such other person in an "affiliate" of our company within the meaning of Rule 405 under the Securities Act.

Guaranteed Delivery Procedure

     Holders who wish to tender their old notes and whose old notes are not immediately available, or who cannot deliver their old notes, the Letter of Transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     o    The tender is made through an Eligible Institution;

     o Prior to the expiration date, the exchange agent receives from such eligible institution properly competed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery):

          o setting forth the name and address of the holder of the old notes, the certificate number or numbers of such old notes and the principal amount of old notes tendered;

          o    stating that the tender is being made by guaranteed delivery; and

          o guaranteeing that, within five business days after the expiration date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the exchange agent; and


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


          o the exchange agent receives the properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agents' account at DTC of old notes delivered electronically) and all other documents required by the Letter of Transmittal within five business days after the expiration date.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the expiration date.

     To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the old notes to be withdrawn (the "Depositor");

     o identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of the old notes);

     o be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfers sufficient to permit the Trustee with respect to the old notes to register the transfer of the old notes into the name of the Depositor withdrawing the tender; and

     o specify the name in which the old notes are to be registered, if different from that of the Depositor.

     All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be tendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Termination

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes not therefore accepted for exchange, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes if:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might materially impair our ability to proceed with the exchange offer; or

     o any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute rule or regulation is interpreted by the staff of the Commission or court of competent jurisdiction in a manner, which, in our judgment, might materially impair our ability to proceed with the exchange offer.

     If we determine that we may terminate the exchange offer, as set forth above, we may:

     o refuse to accept any old notes and return any old notes that have been tendered to the holders thereof;

     o extend the exchange offer and retain all old notes that have been tendered prior to the expiration of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes; or


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


     o waive such termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

     If such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of old notes and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the old notes, if the exchange offer would otherwise expire during such period.

Exchange Agent

     LaSalle Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent addressed as follows:

        By Mail or Hand Delivery:    LaSalle Bank N.A.
                                     135 LaSalle Street, Suite 1960
                                     Chicago, IL 60603
                                     Attention:  Christine Linde, Vice President

        Facsimile Transmission:      (312) 904-2236

        Confirm by Telephone:        (312) 904-5532

Fees and Expenses

     The expense of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of ours and our affiliates in person, by facsimile or telephone.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent's reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, Letters of Transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any other person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

     If you do not tender your old notes to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may only be resold if:

     o    registered pursuant to the Securities Act;

     o    an exemption from registration is available; or


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


     o    neither registration nor an exemption is required by law; and

they shall continue to bear a legend restricting transfer in the absence of registration or an exemption from registration.

     As a result of the restrictions on transfer and the availability of the new notes, the old notes are likely to be much less liquid than before the exchange offer. Following the consummation of the exchange offer, in general, holders of old notes will have no further registration rights under the registration rights agreement.


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                          Description of the New Notes

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the terms "Company," "we," "us" and "our" refer only to MemberWorks Incorporated and not to any of its Subsidiaries.

     The Company issued the outstanding old notes under an indenture dated as of April 13, 2004 among itself, the Guarantors and LaSalle Bank National Association, as trustee, a copy of the form of which will be made available upon request. Upon the issuance of the new notes, the indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. We refer to the new notes throughout this description as the "new notes," the older outstanding notes as the "old notes" and the new notes and old notes together as the "notes."

     The following description is a summary of the material provisions of the indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

General

     The new notes will be unsecured, senior obligations of the Company. The old notes were issued in an initial principal amount of $150 million. The new notes will be issued solely in exchange for an equal principal amount of old notes pursuant to the exchange offer. The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes except that: (1) the new notes will have been registered under the Securities Act and
(2) the registration rights and liquidated damages provisions, which are triggered if the filing and declaration of effectiveness of the required registration statement and subsequent consummation of an exchange offer pursuant to the registration statement do not occur within the time periods specified in the registration rights agreement, applicable to the old notes are not applicable to the new notes. See "The Exchange Offer--Registration Rights."

Brief Description of the Notes and the Guarantees

     The Notes

     The notes:

     o    are general unsecured obligations of the Company;

     o are pari passu in right of payment with any existing and future senior unsecured Indebtedness of the Company;

     o are senior in right of payment to any future Indebtedness of the Company that expressly provides for its subordination to the notes;

     o will be effectively subordinated to all existing and future secured Indebtedness of the Company; and

     o are unconditionally guaranteed by the Guarantors on a senior unsecured basis.

     The Guarantees

     The notes are jointly and severally guaranteed by each of our Domestic Subsidiaries that guarantee our Credit Facilities. As of the Issue Date, none of our Foreign Subsidiaries, other than Lavalife Corp. (formerly Lavalife Inc.), will guarantee the notes. Our Subsidiaries that will not guarantee the notes as of the Issue Date accounted for, after giving pro forma effect to the Transactions as if they occurred on January 1, 2003, 3% of our revenues for the twelve month period ended December 31, 2003 and represented 4% of our assets as of December 31, 2003.


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


     Each Guarantee of the notes:

     o    is a general unsecured obligation of the Guarantor;

     o is pari passu in right of payment with any existing and future senior unsecured Indebtedness of the Guarantor;

     o is senior in right of payment to any future Indebtedness of the Guarantor that expressly provides for its subordination to the Guarantee of the Guarantor; and

     o will be effectively subordinated to all existing and future secured Indebtedness of the Guarantor.

     Assuming we had completed this offering and the other Transactions as of December 31, 2003, the Company and the Guarantors would have had an issued and undrawn letter of credit of $5.5 million under the Credit Agreement and $25.6 million available for borrowing under the Credit Agreement and the non-Guarantor Subsidiaries would have had $5.6 million of outstanding Indebtedness. The indenture will permit the Company, the Guarantors and the non-Guarantor Subsidiaries to incur additional secured and unsecured Indebtedness.

     On the Issue Date, all of our Domestic Subsidiaries and none of our Foreign Subsidiaries, other than Lavalife Corp., will guarantee the notes. In the future, it is possible that we will have additional Subsidiaries that will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

     On the Issue Date, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

     The Company issued $150,000,000 aggregate principal amount of notes in the private offering on April 13, 2004. The Company may issue additional notes under the indenture from time to time. Any issuance of additional notes ("Additional Notes") is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on April 1, 2014.

     Interest on the notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2004. The Company will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

     If a Holder owning more than $1.0 million principal amount of the notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.


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


Paying Agent and Registrar for the Notes

     The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

     The notes will be guaranteed by each of our current and future Domestic Subsidiaries, Lavalife Corp. and any other Foreign Subsidiary that is a Restricted Subsidiary that Guarantees any Credit Facility. The Guarantees will be joint and several Obligations of the Guarantors. The Obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Federal and state statutes allow courts under specific circumstances to void guarantees and require note holders to return payments received from subsidiary guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)  either:

               (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Guarantor under the indenture, the notes, its Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

               (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" and other provisions of the indenture;

          (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the "Asset Sale" and other provisions of the indenture;

          (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

          (4) in connection with any Legal Defeasance or Covenant Defeasance of the notes in accordance with the terms of the indenture; or


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          (5)  if the applicable Guarantor no longer Guarantees Obligations under any Credit Facilities.

Optional Redemption

     At any time prior to April 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or from the cash contribution of equity capital (other than Disqualified Stock) to the Company, provided that:

          (1) at least 65% of the aggregate principal amount of notes (including Additional Notes, if any) issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

          (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

     Notice of any redemption upon an Equity Offering may be given prior to completion of the related Equity Offering. At the Company's discretion, any such redemption or notice may be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.

     At any time prior to April 1, 2009, the Company may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (the "Redemption Date").

     Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Company's option prior to April 1, 2009.

     After April 1, 2009, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

       Year                                                           Percentage
       ----                                                           ----------

       2009.......................................................    104.625%

       2010.......................................................    103.083%

       2011.......................................................    101.542%

       2012 and thereafter .......................................    100.00%

Redemption, Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered


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address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notice of any redemption may, at the Company's discretion, be subject to one or more conditions precedent.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

     The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Company may be required to offer to purchase notes as described under the captions "--Repurchase at the Option of Holders--Asset Sales" and "Change of Control." The Company may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

     Change of Control

     If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

     The paying agent will promptly mail to each Holder of notes properly tendered, the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as


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described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     A Change of Control Offer may be made in advance of a Change of Control, and conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) The Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of,

          (2) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of such Board of Directors set forth in an officers' certificate delivered to the trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

               (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets as a result of which assumption the Company or such Restricted Subsidiary is released from further liability;

               (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 90 days of such Asset Sale converted into cash by the Company or such Restricted Subsidiary, to the extent of the cash received in that conversion; and

               (c) any stock or assets of the kind referred to in clause (II) or
          (IV) of the next paragraph of this covenant.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

               (I) to repay secured Indebtedness of the Company or any Guarantor under a Credit Facility;

               (II) to acquire (or enter into a binding agreement to acquire; provided that such commitment will be subject only to customary conditions (other than financing) and such acquisition will be


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          consummated within 90 days after the end of such 360-day period) all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

               (III) to make a capital expenditure; or

               (IV) to acquire (or enter into a binding agreement to acquire; provided that such commitment will be subject only to customary conditions (other than financing) and such acquisition will be consummated within 90 days after the end of such 360-day period) other long-term assets that are used or useful in a Permitted Business or the minority interest in any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The Credit Agreement provides that certain change of control or asset sale events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may prohibit the Company from purchasing notes or provide that certain change of control or asset sale events with respect to the Company would constitute a default thereunder. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Indebtedness.

Certain Covenants

     Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution (A) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or (B) to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions (i) payable in Equity Interests (other than Disqualified Stock) of the Company or (ii) to the Company or a Restricted Subsidiary of the Company;


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          (2)  purchase, redeem or otherwise acquire or retire for value
     (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or the Guarantees (excluding any intercompany Indebtedness between the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (l) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

               (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (b) 100% of the fair market value of the aggregate net proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided that such aggregate net proceeds are limited to cash and Cash Equivalents and other assets used or useful in a Permitted Business or the Capital Stock of a Person engaged in a Permitted Business, plus

               (c) the sum of (1) the aggregate amount returned in cash on or with respect to any Restricted Investment in or to a Person that was made after the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, plus (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investment, provided, however, that the sum of clauses (1) and (2) above shall not exceed the sum of (i) the aggregate amount of all such Restricted Investments made in or to such Person subsequent to the Issue Date and (ii) without duplication of clause (i), one half of the gain from any disposition of all or any portion of such Restricted Investments made subsequent to the Issue Date, plus

               (d) to the extent that after the Issue Date, any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into or transfers or conveys assets to, or is liquidated into the


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          Company or any of its Restricted Subsidiaries, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation, merger, consolidation or amalgamation (or of the assets transferred or conveyed, as applicable) and (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

               (e) $7.5 million.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend or the consummation of any irrevocable redemption of debt that is subordinate to the notes within 60 days after the date of declaration of the dividend or giving of any such redemption notice, as the case may be, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) so long as no Default or Event of Default has occurred and is continuing, the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company (A) held by any current or former director, officer or employee of the Company or any of its Restricted Subsidiaries (or permitted transferees of such directors, officers or employees) and (B) in the open market to the extent such shares are acquired to satisfy a current obligation to deliver shares in connection with the exercise of stock options or similar rights or the matching contributions under any 401(k) plan subject to the provisions of Section 401 of the Internal Revenue Code of 1986, as amended, in each case pursuant to the terms of the agreements (including any equity subscription agreement, stock option agreement, shareholders' agreement, employment agreement or similar agreement) or plans (or amendments thereto); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not in any fiscal year exceed $3.0 million unless the aggregate amount of such repurchases, redemptions, acquisitions and retirement in any fiscal year was less than $3.0 million in which case the Company may carry-forward the unused amounts to the immediately succeeding fiscal year; provided, however, the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $6.0 million in any one fiscal year;

          (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

          (7) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or preferred stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges"; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;


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          (8)  so long as no Default or Event of Default has occurred and is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

          (9) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition of the Company's issued and outstanding common stock pursuant to the Company's stock repurchase program as in effect from time to time in an amount not to exceed $10.0 million; and

          (10) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments since the Issue Date in an aggregate amount not to exceed $12.5 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose good faith determination will be conclusive and will be delivered to the trustee. Such Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the last day of each fiscal quarter in which any Restricted Payment was made, the Company will deliver to the trustee an officers' certificate stating that each Restricted Payment made in such fiscal quarter is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

     Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), the Company may issue Disqualified Stock or any Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is to be incurred or such Disqualified Stock or preferred stock is to be issued would have been at least 2.25 to 1.0 if such incurrence is on or prior to October 1, 2005 and 2.50 to 1.0 if such incurrence is after October 1, 2005, determined, in each case, on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and/or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
     (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed $75.0 million;

          (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the old notes and the related Guarantees and the new notes and the related Guarantees to be issued pursuant to the registration rights agreement;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design,


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     construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2),
     (3) or (5) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations;

          (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this covenant;

          (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds and completion guarantees in the ordinary course of business;

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities, holdbacks or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary; and

          (13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $20.0 million.

     The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Stock or preferred stock (to the extent not paid) and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be


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deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

     Notwithstanding anything to the contrary in this "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in no event will the Company or any of its Restricted Subsidiaries be permitted to refinance the Convertible Senior Subordinated Notes, in whole or in part, with the proceeds of Senior Debt.

     For purposes of determining compliance with this "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide and classify (later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.

     Notwithstanding anything to the contrary contained in this "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, any increase in the amount of Indebtedness solely by reason of currency fluctuation shall not be considered an incurrence of Indebtedness for purposes of this covenant. For purposes of determining compliance with this covenant, the U.S. dollar-equivalent principal amount of Indebtedness denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Indebtedness is incurred.

     Liens

     The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right or payment to the notes) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

          (2) the indenture, the old notes, the new notes and the related Guarantees;

          (3)  applicable law, rule, regulation or order;


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          (4)  any instrument governing Indebtedness or Capital Stock of a
     Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition or assumed by the Company or any of its Restricted Subsidiaries in connection with an acquisition of all or substantially all the assets of a Person (except to the extent such Indebtedness or Capital Stock was incurred or assumed in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business and consistent with past practices:

          (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations permitted under the indenture that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property purchased or leased;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Merger, Consolidation or Sale of Assets

     Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or a Restricted Subsidiary of the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) the Company or any Restricted Subsidiary of the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or any Restricted Subsidiary of the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or any Restricted Subsidiary of the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or its Restricted Subsidiaries, as applicable, under the notes, the indenture, the registration rights agreement and the Guarantee, if any, pursuant to agreements reasonably satisfactory to the trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) in the case of the consolidation or merger of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale,


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


     assignment, transfer, conveyance or other disposition has been made or, in the case of a consolidation or merger of a Restricted Subsidiary of the Company or the sale, assignment, transfer, conveyance or other disposition of the property or assets of the Restricted Subsidiary, the Company will, in each case, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or have a Fixed Charge Coverage Ratio that is no less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

     In addition, neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     Notwithstanding the foregoing:

          (A) the Company or any of its Restricted Subsidiaries may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company or such Restricted Subsidiaries in another jurisdiction within the United States; and

          (B) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to a Subsidiary that is a Guarantor.

     Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who was not an Affiliate; and

          (2)  the Company delivers to the trustee:

               (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

               (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreements or arrangements, employee benefit plans or arrangements, officer and director indemnification agreements or arrangements or other similar agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;


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


          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of the Company solely because the Company or any of its Restricted Subsidiaries owns an Equity Interest in, or controls, such Person;

          (4) payment of reasonable directors' fees and indemnity provided on behalf of officers, directors or employees of the Company or any of its Restricted Subsidiaries;

          (5) any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

          (6) Permitted Investments and Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments":

          (7) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company in good faith and loans to employees of the Company and its Subsidiaries that are approved by the Board of Directors of the Company in good faith; and

          (8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case on ordinary business terms consistent with past practices and otherwise in compliance with the terms of the indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or senior management of the Company, or are on terms at least as favorable as could reasonably have been obtained at such time from a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries.

     Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "-- Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     Additional Guarantees

     If (i) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date that Guarantees any Credit Facilities or (ii) any Foreign Subsidiary Guarantees any Credit Facilities, then in each case, such Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which such Subsidiary executed the Guarantee with respect to any such Credit Facilities; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

     Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.


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     Payments for Consent

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to he paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Termination of Certain Covenants

     During any period of time that the notes have a rating equal to or greater than BBB- by S&P and Baa3 by Moody's (each such rating, an "Investment Grade Rating") and no Default or Event of Default has occurred and is continuing, the Company and the Subsidiaries will no longer be subject to the provisions of the indenture described under the following captions:

          (a)  "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (b)  "-- Restricted Payments";

          (c)  "-- Transactions with Affiliates";

          (d) "-- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

          (e)  "-- Designation of Restricted and Unrestricted Subsidiaries":

          (f)  "-- Business Activities";

          (g)  "-- Payments for Consents"; and

          (h)  "-- Repurchase at the Option of the Holders".

(collectively, the "Suspended Covenants"), provided, however, that the provisions of the indenture described under the following captions will not be so terminated:

          (a)  "-- Liens";

          (b)  "-- Reports";

          (c) "-- Merger, Consolidation or Sale of Assets"; provided, however, the Company will no longer be subject to clause (4) of such provision; and

          (d)  "-- Additional Guarantees".

     In the event that the Company and any of its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and that subsequently the notes cease to have an Investment Grade Rating from either S&P or Moody's, as a result of a downgrade, withdrawal of rating or otherwise, then the Company and its Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants.

Reports

     Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the trustee for mailing to the Holders, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of


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


     Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement (the "Exchange Offer"), whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company and the Guarantors have agreed that they will furnish to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

     Events of Default and Remedies

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Certain Covenants -- Merger, Consolidation or Sale of Assets," "-- Repurchase at the Option of Holders -- Asset Sales" or "-- Repurchase at the Option of Holders -- Change of Control";

          (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

               (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (exclusive of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;


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


          (7) except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Guarantee; and

          (8) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     However, a default under clause (4) or (5) above will not constitute an Event of Default until the trustee or the Holders of 25% in aggregate principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     Holders may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except with respect to a Default or Event of Default relating to the payment of principal, premium, interest or Liquidated Damages, if any, on the notes.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the Holders of all of the notes, waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal, premium, interest or Liquidated Damages, if any, on the notes; provided that the Holders of a majority in aggregate principal amount of the then outstanding notes may rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree or if all existing Events of Default have been cured or waived.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to April 1, 2009, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to that date, then the premium specified in the indenture with respect to the first year that the notes may be redeemed at the Company's option will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding notes and all Obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:


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          (1)  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the notes concerning registration of notes, replacing mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and the Company's and the Guarantors' Obligations in connection therewith; and

          (4)  the Legal Defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligations to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     If the Company exercises its Legal Defeasance option or its Covenant Defeasance option, each Guarantor will be released from all of its Obligations with respect to the Subsidiary Guarantees.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, premium, interest and Liquidated Damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

               (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (b) since the date of the indenture, there has been a change in the applicable federal income tax law;

     in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);


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          (5)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the trustee an opinion of counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit, and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the United States Bankruptcy Code;

          (7) the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with.

     However, the opinion of counsel required by clause (2) above will not be required if all notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable on their maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the Company's name, and at the Company's expense.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in currency other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, interest or Liquidated Damages, if any, on the notes;


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          (7)  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"),

          (8) release any Guarantor from any of its Obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9)  make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder, the Company, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the indenture of any such Holder;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6)  to comply with the rules of any applicable securities depository;

          (7) to comply with the covenant relating to mergers, consolidations and sales of assets;

          (8) to add Guarantees with respect to the notes or to secure the notes;

          (9) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor; or

          (10) to evidence and provide for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof.

     The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1)  either:

               (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

               (b) all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has


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


          irrevocably deposited or caused to be deposited with the trustee as funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the guaranteeing of any Lien securing such borrowing;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

     If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to MemberWorks Incorporated, 680 Washington Boulevard, Stamford, Connecticut 06901, Attention:
Investor Relations.

Book-Entry, Delivery and Form

     The old notes were offered and sold to qualified institutional buyers in reliance on Rule 144A. Old notes may also be offered and sold in offshore transactions in reliance on Regulation S. Notes will be issued in fully registered form without interest coupons. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The notes will be issued at the closing of this offering only against payment in immediately available funds.

     The old notes issued in accordance with Rule 144A initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes") and old notes issued in accordance with Regulation S initially were represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes"). The new notes will also be issued in the form of


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one or more global notes (collectively, and, together with the Rule 144A Global
Notes and the Regulation S Global Notes, the "Global Notes").

     The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. In addition, beneficial interests in the Rule 144A Global Note may be exchanged for beneficial interests in the Regulation S Global Note and vice versa only in accordance with the Indenture and the applicable rules and system procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking, ("Clearstream")), which may change from time to time.

     Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in the accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject


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to the procedures and requirements of DTC. Those interests held through
Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

     The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions with respect to the Rule 144A Global Notes and the Regulation S Global Notes, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised us that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of


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such portion of the aggregate principal amount of the notes as to which such
Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC. Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Same Day Settlement and Payment

     The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.


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Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Applicable Premium" means, with respect to any note on any Redemption Date, the greater of:

          (1)  1.0% of the principal amount of the note; and

          (2)  the excess of:

               (a) the present value at such Redemption Date of (i) the redemption price of the note at April 1, 2009 (such redemption price being set forth in the table appearing above under the caption "-- Optional Redemption") plus (ii) all required interest payments due on the note through April 1, 2009 (excluding accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

               (b)  the principal amount of the note.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the caption "-- Repurchase at the Option of Holders -- Asset Sales"; and

          (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $3.0 million;

          (2) a sale, lease, transfer conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries,


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          (3)  an issuance of Equity Interests by a Restricted Subsidiary to the
     Company or to another Restricted Subsidiary;

          (4) the sale, lease, transfer conveyance or other disposition of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

          (5)  the sale or other disposition of cash or Cash Equivalents;

          (6) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business;

          (7)  the creation of Liens; and

          (8) a Restricted Payment that does not violate, or Permitted Investment that is permitted by, the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

     and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


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     "Cash Equivalents" means:

          (1) United States dollars and any other currency that is convertible into United States dollars without legal restrictions and which is utilized by the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of 270 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 270 days and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2) the approval by the holders of Voting Stock of the Company of a plan relating to the liquidation or dissolution of the Company or the adoption of a plan relating to the liquidation or dissolution of the Company by its Board of Directors;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur as a result of any merger primarily for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.


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     "Commission" means the U.S. Securities Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by, or the extinguishment of any Indebtedness of, such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

          (5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the cumulative effect of a change in accounting principles will be excluded;

          (4) any impairment loss of such Person or its Restricted Subsidiaries relating to goodwill or other non-amortizing intangible asset will be excluded; and

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          (5)  the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Convertible Senior Subordinated Notes" means the 5.50% Convertible Senior Subordinated Notes of the Company due October 1, 2010.

     "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of March 25, 2004, by and among the Company, certain Subsidiaries of the Company, La Salle Bank National Association, as Agent, certain financial institutions as lenders and other agents and arrangers party thereto, providing for up to $45.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of Debt Issuances), in whole or in part, from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of Debt Issuances) in whole or in part from time to time.

     "Debt Issuances" means, with respect to the Company or any Guarantor, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date.

     "Exchange Notes" or "new notes" mean the notes issued in the Exchange
Offer.

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     "Existing Indebtedness" means Indebtedness of the Company and its
Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the specified Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the applicable four-quarter reference period;

          (5) any Person that is not a Restricted Subsidiary on such Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the applicable four-quarter reference period; and

          (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire applicable four-quarter reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) if such dividends are not deductible for income tax purposes based on the law in effect at the time of payment, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Foreign Subsidiary" means Subsidiaries of the Company that are not Domestic Subsidiaries.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each Subsidiary that executes a Guarantee in accordance with the provisions of the indenture and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

          (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions that are designed to protect the Person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

          (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by such Person at the time; and

          (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

     "Holder" means a holder of notes.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)  in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  in respect of banker's acceptances;

          (4)  representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

          (6)  representing Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

          (3) with respect to Hedging Obligations, the amount required to be recorded as a liability in accordance with GAAP.

     In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" will not be considered incremental Indebtedness.

     Indebtedness will not include the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents and (C) resulting from representations, warranties, covenants and indemnities given by such Person that are reasonably customary for sellers or transferors in an accounts receivable securitization transaction.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants -- Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an

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

Investment in a third Person will be deemed to be an Investment made by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Issue Date" means the first date on which the notes are initially issued.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Liquidated Damages" means amounts payable under the Registration Rights Agreement.

     "Moody's" means Moody's Investor Services, Inc. or any successor rating agency.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (or loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, appraiser fees, costs of preparation of assets for sale and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company or any of its Restricted Subsidiaries) or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium and Liquidated Damages, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Business" means (i) the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date, (ii) any business in the field of consumer services and (iii) any business incidental or reasonably related to the foregoing clauses (i) and (ii) or which is a reasonable extension thereof as determined in good faith by the Company's Board of Directors and set forth in an officers' certificate delivered to the trustee.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a)  such Person becomes a Restricted Subsidiary of the Company;
          or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or made with the proceeds of a substantially concurrent sale of such Equity Interests (other than Disqualified Stock);

          (6) any Investments received in compromise or resolution of obligations of (A) trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other similar disputes;

          (7) Hedging Obligations permitted to be incurred under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (8)  repurchases of the notes;

          (9) loans and advances made in the ordinary course of business, to officers, directors and employees in an aggregate amount not to exceed $1.0 million outstanding at any one time;

          (10) Investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Subsidiary of the Company; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary of the Company;

          (11) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and advances, loans or extensions of credit to suppliers in the ordinary course of business; and

          (12) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date that remain outstanding at the time, not to exceed $5.0 million; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that subsequent to the date of such Investment becomes a Restricted Subsidiary of the Company, then such Investment shall thereafter be


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

          deemed to have been made pursuant to clause (1) above, and the amount of such Investment shall be reset to zero for purposes of this clause
          (12).

     "Permitted Liens" means:

          (1) Liens of the Company and the Guarantors securing Indebtedness under Credit Facilities that was permitted by the terms of the indenture, whether incurred under clause (1) of the second paragraph of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or under the first paragraph of the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (2)  Liens in favor of the Company or the Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

          (7)  Liens existing on the Issue Date;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (10) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (12) Liens created for the benefit of (or to secure) the notes (or Guarantees of the notes);

          (13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

               (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

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               (B)  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

          (14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and

          (15) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

     "Senior Debt" means, Indebtedness of the Company and its Restricted Subsidiaries, at the time any determination is to be made, in an amount equal to the sum of:

          (1) all Indebtedness of the Company and its Restricted Subsidiaries outstanding under Credit Facilities and Hedging Obligations related thereto at such time, and

          (2) all other outstanding Indebtedness of the Company or any of its Restricted Subsidiaries, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is subordinated to the notes and the Guarantees.


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     Notwithstanding anything to the contrary in the preceding sentence, Senior
Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Restricted Subsidiaries;

          (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates that is by its term subordinate to the notes;

          (3)  any trade payables; or

          (4) any obligations with respect to any Capital Stock of the Company or any of its Restricted Subsidiaries.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article l, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2009; provided, however, that if the period from the Redemption Date to October 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

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          (4)  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Restricted Subsidiary" means a direct or indirect Restricted Subsidiary of the Company all of the Capital Stock of which, other than directors' qualifying shares, is owned by the Company or another Wholly-Owned Restricted Subsidiary.



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                 Certain U.S. Federal Income Tax Considerations

Overview

     The following is a general discussion of material U.S. federal income tax consequences to a holder with respect to the purchase, ownership and disposition of the Notes. This summary, is generally limited to holders who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code') and who acquire the Notes in this offering at the initial offering price. This summary does not purport to deal with all aspects of the U.S. federal income tax consequences that might be relevant to holders in light of their particular investment circumstances or status nor does it deal with the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Notes as part of a "straddle," a "hedge" against currency risk, a "conversion transaction" or other integrated transaction, certain financial institutions, insurance companies and U.S. Holders (as defined herein) that have a "functional currency" other than the U.S. dollar, all within the meaning of the Code. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     The U.S. federal income tax considerations set forth below are based upon the Code, existing and proposed Treasury regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change or different interpretations. Prospective investors should particularly note that any such change could have retroactive application so as to result in U.S. federal income tax consequences different from those discussed below.

     Based on currently applicable authorities, we will treat the Notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes that the Notes will constitute indebtedness for U.S. tax purposes. We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

     The following discussion constitutes the material U.S. federal income tax consequences generally applicable to holders who acquire the Notes in this offering at the initial offering price. Investors considering the purchase of the Notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of U.S. Holders

     The following discussion is limited to the U.S. federal income tax consequences relevant to U.S. Holders. As used herein, "U.S. Holders" are beneficial owners of the Notes, that are, for U.S. federal income tax purposes:

     o  individuals who are citizens or residents of the United States:

     o corporations or other entities taxable as corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

     o estates, the income of which is subject to U.S. federal income taxation regardless of its source; or

     o trusts if (i) (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) a valid election to be treated as a U.S. person is in effect with respect to such trust.

     If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner in the partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership or other entity. If you are a partner of a partnership (or other entity taxable as a

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partnership) holding the Notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

     Certain U.S. federal income tax consequences relevant to a non-U.S. Holder are discussed separately below.

     Taxation of Interest

     U.S. Holders generally will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of accounting for U.S. federal income tax purposes. In certain circumstances (see "Description of the New Notes -- Repurchase at the Option of Holders"), we may be obligated to pay amounts in excess of stated interest or principal on the Notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income that a U.S. Holder currently recognizes if there is only a remote chance as of the date the Notes were issued that such payments will be made. We intend to take the position that the likelihood of payment of these amounts is remote; therefore, we do not intend to treat these potential payments as part of the yield to maturity of the Notes. Under this approach, if we ultimately make any additional payments, U.S. Holders should recognize such amounts as ordinary income in accordance with their regular method of accounting for U.S. federal income tax purposes. Our determination that these contingencies are remote is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue income on its Notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note before the resolution of the contingencies. U.S. Holders should consult their own tax advisors about the treatment of additional payments that might be made in respect of the Notes.

     Market Discount

     If a U.S. Holder purchases a Note for an amount that is less than its stated redemption price at maturity the amount of the difference will be treated as "market discount" unless such difference is a specified de minimis amount. Market discount is considered to be de minimis if it is less than 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity after the Note was acquired. Under the market discount rules of the Code, a U.S Holder will be required to treat any partial principal payment on, or any gain realized upon the sale, redemption or other taxable disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, if a U.S. Holder acquired a Note with market discount such U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the note or its earlier disposition in a taxable transaction. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless a U.S. Holder elects to include market discount in income on a current basis. A U.S. Holder may elect to include market discount in income (generally as ordinary income) currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply. Such election will also apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election.

     Acquisition Premium

     In general, if a U.S. Holder purchases a Note for an amount in excess of the stated principal amount such U.S. Holder will be treated as having purchased such Note with acquisition premium in the amount of such excess. A U.S. Holder generally may elect to amortize the acquisition premium (with a corresponding decrease in adjusted tax basis) over the remaining term of the Note on a constant yield method as an offset to interest income when includible in income under such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. If such U.S. Holder does not elect to amortize acquisition premium, that premium will decrease the gain or increase the loss it would otherwise recognize upon a sale or other disposition of the Note. An election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election.


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     The rules governing market discount and amortizable premium are complex, and U.S. Holders should consult their own tax advisors concerning the application of these rules.

     Exchange Offer

     The exchange of the Notes for the new notes in the exchange offer will not constitute a taxable exchange. See "Description of the New Notes." As a result,
(1) a U.S. Holder will not recognize taxable gain or loss as a result of exchanging such holder's Notes for new notes; (2) the holding period of the new notes will include the holding period of the Notes exchanged therefor; and (3) the adjusted tax basis of the new notes received will be the same as the adjusted tax basis of the Notes exchanged therefor immediately before such exchange.

     Disposition of the Notes

     Upon the disposition of a Note by sale, exchange, redemption or other taxable disposition (other than an exchange for new notes pursuant to the exchange offer or other tax-free transaction), a U.S. Holder will generally recognize gain or loss equal to the difference between (1) the amount realized on the disposition of the Note (other than amounts attributable to accrued interest on the Note, which will be treated as ordinary interest income for U.S. federal income tax purposes if not previously included in gross income) and (2) the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. Holder less any prior principal payments. Gain or loss from the taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held by the U.S. Holder for more than one year at the time of the disposition. For non-corporate U.S. holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of capital losses is subject to certain limitations under the Code.

     Information Reporting and Backup Withholding

     Where required, information will be reported to both U.S. Holders of Notes and the IRS regarding the amount of interest and principal paid on the Notes in each calendar year as well as the corresponding amount of tax withheld, if any exists. This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations and tax-exempt organizations, provided that such U.S. Holders establish entitlement to an exemption.

     Under the backup withholding provisions of the Code and the applicable Treasury regulations, a holder of Notes may be subject to backup withholding (currently at a 28% rate) with respect to interest and principal paid on the Notes and/or the proceeds from dispositions of the Notes. Certain U.S. holders (including, among others, corporations and tax-exempt organizations) are generally not subject to backup withholding. U.S. Holders will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder: (1) fails to furnish its taxpayer identification number, or TIN (which, for an individual, is ordinarily his or her social security number); (2) furnishes an incorrect TIN; (3) is notified by the IRS that it has failed to properly report payments of interest or dividends; or (4) fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Taxation of Non-U.S. Holders

     The following discussion is limited to the U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of the Notes by an initial investor of the Notes that is neither a U.S. Holder as defined above nor a partnership. The rules governing the U.S. federal income taxation of a non-U.S. Holder of Notes are complex and no attempt will be made herein to provide more than a summary of such rules. Special rules may apply to certain non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the Notes, including any reporting requirements.

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     Taxation of Interest

     Generally, interest income earned on a Note by a non-U.S. Holder will qualify for the "portfolio interest" exception, and therefore will not be subject to U.S. federal income tax or withholding tax, if

     o the interest income is not effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder (i.e., not "U.S. trade or business income"):

     o the non-U.S. Holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our stock entitled to vote;

     o the non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us through stock ownership;

     o the non-U.S. Holder is not a bank which acquired the Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

     o either (A) the non-U.S. Holder certifies, under penalty of perjury, to us or our agent that it is not a U.S. person and such non-U.S. Holder provides its name, address and certain other information on a properly executed Form W-8 BEN (or an applicable substitute form), or (B) a securities clearing organization bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Note on behalf of the beneficial owner and provides a statement to us or our agent signed under penalty of perjury in which the organization, bank or financial institution certifies that the form or an applicable substitute has been received by it from the non-U.S. Holder or from another financial institution entity on behalf of the non-U.S. Holder and furnishes us or our agent with a copy thereof.

     If a non-U.S. Holder cannot satisfy the requirements for the portfolio interest exception as described above, the gross amount of payments of interest to such non-U.S. Holder that are not effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will not be subject to U.S. federal withholding tax but will be taxed on a net income basis at regular U.S. federal income tax rates, and if the non-U.S. Holder is a foreign corporation, such U.S. trade or business income may be subject to the branch profits tax equal to 30%, or a lower rate provided by an applicable income tax treaty. In order to claim the benefit provided by an applicable income tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, a non-U.S. Holder must provide either:

     o a properly executed Form W-8 BEN (or an applicable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

     o a properly executed Form W-8 ECI (or an applicable substitute form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder.

     Disposition of the Notes

     Generally, a non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other taxable disposition (other than an exchange for new notes pursuant to the exchange offer or other tax free transaction) of a Note unless:

     o the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder (and, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment (for a fixed base) in the United States); or

     o the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition of the Note is made and certain other requirements are met, or is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain former citizens and residents of the United States.

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     A non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale, except as otherwise required by an applicable income tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. The exchange of the Notes for the new notes in the exchange offer will not constitute a taxable exchange.

     Information Reporting and Backup Withholding

     Where required, information will be reported annually to each non-U.S. Holder as well as the IRS regarding any interest that is either subject to withholding or exempt from U.S. federal withholding tax pursuant to an applicable income tax treaty or to the portfolio interest exception. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. Holder resides under the provisions of a specific treaty or agreement.

     Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a holder of Notes may be subject to backup withholding (currently at a 28% rate) with respect to interest and principal paid on the Notes and/or the proceeds from dispositions of the Notes. However, the Treasury regulations provide that payments of principal and interest to a non-U.S. Holder will not be subject to backup withholding and information reporting if the non-U.S. Holder certifies its non-U.S. status under penalty of perjury or satisfies the requirements of an otherwise established exemption, provided that neither us or our paying agent has actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

     The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the non-U.S. Holder certifies its non-U.S. status under penalty of perjury or satisfies the requirements of an otherwise established exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States will not be subject to information reporting or backup withholding.

     When a non-U.S. Holder receives a payment of proceeds from the disposition of Notes either to or through a non-U.S. office of a broker that is either a U.S. person or a person who has certain enumerated relationships with the United States, the Treasury regulations require information reporting (but generally not backup withholding) on the payment, unless the broker has documentary evidence in its files that the non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary.

     Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the filing of a U.S. federal income tax return for claiming a refund of such backup withholding.

     U.S. Federal Estate Tax

     The U.S. federal estate tax will not apply to Notes owned by an individual who is not a citizen or resident of the United States at the time of his death provided that (1) the individual does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our stock entitled to vote and (2) interest on the Note would not have been, if received at the time death, effectively connected with the conduct of a U.S. trade or business of such holder.

     Investors considering the purchase of the Notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

                              Plan of Distribution

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. In addition, we have agreed that we would not for a period of 90 days from April 13, 2004, the date of the offering memorandum distributed in connection with the sale of the old notes, directly or indirectly offer, sell, grant any options to purchase or otherwise dispose of any debt securities other than in connection with this exchange offer.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have been advised by the initial purchasers of the old notes, that following completion of the exchange offer they intend to make a market in the new notes to be issued in the exchange offer. However, they are under no obligation to do so and any market activities with respect to the new notes may be discontinued at any time.

                                  Legal Matters

     Certain matters with respect to the validity of the new notes will be passed upon for us by Shearman & Sterling LLP, New York, New York.

                                     Experts

     The financial statements of MemberWorks Incorporated as of June 30, 2003 and 2002, and for each of the three years in the period ended June 30, 2003, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Lavalife Inc. of September 30, 2003 and 2002, and for each of the two years in the period ended September 30, 2003, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent accountants, as stated in their report appearing herein.

                       Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                           Incorporation by Reference

     We are incorporating by reference into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus but is automatically updated and superseded by information in this prospectus, including our financial statements for the year ended June 30, 2003. In addition, information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (excluding any information furnished pursuant to Item 9 or Item 12 on any current report on Form 8-K), until our offering is complete. The documents we incorporate by reference are:

     o Our Annual Report on Form 10-K for the year ended June 30, 2003 filed with the SEC on September 15, 2003.

     o Our Quarterly Reports on Form 10-Q for the periods ended September 30, 2003 and December 31, 2003 filed with the SEC on November 13, 2003 and February 9, 2004, respectively.

     o Our Current Reports on Form 8-K file with the SEC on September 22, 2003, September 25, 2003, September 30, 2003, October 24, 2003, March 4, 2004,
        March 26, 2004 (Items 5 and 7), March 26 (Items 7 and 9), April 5, 2004 and April 8, 2004.

     o  Our Proxy Statement on Form 14A filed with the SEC on October 3, 2003.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                            MemberWorks Incorporated
                            680 Washington Boulevard
                           Stamford, Connecticut 06901
                          Attention: Investor Relations
                            Telephone: (203) 324-7635

                   Index to Consolidated Financial Statements


                                                                           Page
                                                                           ----

Consolidated Financial Statements of MemberWorks Incorporated

  Audited Consolidated Financial Statements for the Years Ended
    June 30, 2003, 2002 and 2001

  Report of Independent Auditors............................................F-2

  Consolidated Financial Statements:

     Consolidated Balance Sheets-- June 30, 2003 and June 30, 2002..........F-3

     Consolidated Statements of Operations -- For the Fiscal
        Years Ended June 30, 2003, June 30, 2002 and June 30, 2001..........F-4

     Consolidated Statements of Shareholders' Deficit -- For the Fiscal
        Years Ended June 30, 2003, June 30, 2002 and June 30, 2001..........F-5

      Consolidated Statements of Cash Flows -- For the Fiscal Years Ended
         June 30, 2003, June 30, 2002 and June 30, 2001.....................F-6

      Notes to Consolidated Financial Statements............................F-7

Unaudited Condensed Consolidated Financial Statements for the Six  Months Ended
    December 31, 2003

    Condensed Consolidated Balance Sheets as of December 31, 2003 and
       June 30, 2003.......................................................F-31

    Condensed Consolidated Statements of Operations for the three and six months ended December 31, 2003 and 2002.........................F-32

    Condensed Consolidated Statements of Cash Flows for the six months ended December 31, 2003 and 2002....................................F-33

    Notes to Unaudited Condensed Consolidated Financial Statements.........F-34

                            MEMBERWORKS INCORPORATED

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MemberWorks Incorporated

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' deficit, and of cash flows present fairly, in all material respects, the financial position of MemberWorks Incorporated and its subsidiaries at June 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule included on page F-31 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 4 to the consolidated financial statements, the Company changed its method of accounting for membership fee revenue in fiscal 2001 and goodwill and other intangible assets in fiscal 2002.





/s/ PricewaterhouseCoopers LLP

New York, New York
July 28, 2003, except for Note 21,
as to which the date is March 31, 2004

                            MEMBERWORKS INCORPORATED

                           CONSOLIDATED BALANCE SHEETS


                                                                                                   June 30,
                                                                                              2003           2002
                                                                                            (In thousands, except
                                                                                              per share amounts)
                                        Assets
Current assets:
   Cash and cash equivalents.........................................................    $   72,260      $   45,502
   Restricted cash...................................................................         2,732           5,683
   Marketable securities.............................................................            --             912
   Accounts receivable (net of allowance for doubtful accounts of $1,743 and $914,
     at June 30, 2003 and 2002, respectively)........................................         8,713           9,831
   Prepaid membership materials......................................................         2,196           2,061
   Prepaid expenses..................................................................         7,571           4,325
   Membership solicitation and other deferred costs..................................        77,883         129,085
                                                                                         -----------     -----------
         Total current assets........................................................       171,355         197,399
Fixed assets, net....................................................................        24,969          31,420
Goodwill.............................................................................        42,039          42,039
Intangible assets, net...............................................................         6,656           8,049
Other assets.........................................................................         3,486           1,910
                                                                                         -----------     -----------
         Total assets................................................................    $  248,505      $  280,817
                                                                                         ===========     ===========

                         Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long term obligations.......................................    $      244      $    1,070
   Accounts payable..................................................................        32,644          32,769
   Accrued liabilities...............................................................        59,105          57,709
   Deferred membership fees..........................................................       167,643         206,272
   Deferred income taxes.............................................................           879              --
                                                                                         -----------     -----------
         Total current liabilities...................................................       260,515         297,820
Deferred income taxes................................................................         5,145              --
Long-term liabilities................................................................         3,128           3,627
                                                                                         -----------     -----------
         Total liabilities...........................................................       268,788         301,447
                                                                                         -----------     -----------

Commitments and contingencies (Note 11)..............................................            --              --

Shareholders' deficit:...............................................................
   Preferred stock, $0.01 par value-- 1,000 shares authorized; no shares issued......            --              --
   Common stock, $0.01 par value-- 40,000 shares authorized;
     17,847 shares issued (17,493 shares at June 30, 2002)...........................           178             175
   Capital in excess of par value....................................................       122,425         109,254
   Accumulated deficit...............................................................       (17,829)        (42,185)
   Accumulated other comprehensive loss..............................................          (469)           (373)
   Treasury stock, 6,126 shares at cost (4,139 shares at June 30, 2002)..............      (124,588)        (87,501)
                                                                                         -----------     -----------
         Total shareholders' deficit.................................................       (20,283)        (20,630)
                                                                                         -----------     -----------
         Total liabilities and shareholders' deficit.................................    $  248,505      $  280,817
                                                                                         ===========     ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                            MEMBERWORKS INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 For the year ended June 30,
                                                                               2003           2002          2001
                                                                                      (In thousands, except
                                                                                        per share amounts)
Revenues...................................................................  $  456,881    $    427,602   $  475,726
Expenses:
   Marketing...............................................................     280,673         248,974      305,032
   Operating...............................................................      78,444          78,694       90,368
   General and administrative..............................................      74,085          79,211       99,732
   Restructuring charges (Note 12).........................................          --           6,893           --
   Non-recurring charge (Note 11)..........................................          --              --        3,000
   Amortization of intangibles.............................................       1,393           1,941       10,918
                                                                             -----------   -------------  -----------
Operating income (loss)....................................................      22,286          11,889      (33,324)
Settlement of investment related litigation (Note 7).......................      19,148              --           --
(Loss) gain on sale of subsidiary (Note 6).................................        (959)         65,608           --
Net (loss) gain on investment (Note 6).....................................        (206)        (33,628)      (2,172)
Other income (expense), net................................................         326            (401)        (450)
                                                                             -----------   -------------  -----------

Income (loss) before equity in affiliate and minority interest.............      40,595          43,468      (35,946)
Equity in income of affiliate..............................................          --              --           83
Minority interest (Note 15)................................................          --             450        9,106
                                                                             -----------   -------------  -----------

Income (loss) before income taxes..........................................      40,595          43,918      (26,757)
Provision for income taxes.................................................      16,239              --           --
                                                                             -----------   -------------  -----------

Income (loss) before cumulative effect of accounting change................      24,356          43,918      (26,757)
Cumulative effect of accounting change (Note 4)............................          --          (5,907)     (25,730)
                                                                             -----------   -------------  -----------
Net income (loss)..........................................................  $   24,356    $     38,011   $  (52,487)
                                                                             ===========   =============  ===========
Basic earnings (loss) per share:
   Income (loss) before cumulative effect of accounting change.............  $     1.93    $       3.03   $    (1.75)
   Cumulative effect of accounting change..................................          --           (0.41)       (1.69)
                                                                             -----------   -------------  -----------
   Basic earnings (loss) per share.........................................  $     1.93    $       2.63   $    (3.44)
                                                                             ===========   =============  ===========
Diluted earnings (loss) per share:
   Income (loss) before cumulative effect of accounting change.............  $     1.84    $       2.95   $    (1.75)
   Cumulative effect of accounting change..................................         --            (0.40)       (1.69)
                                                                             -----------   -------------  -----------
   Diluted earnings (loss) per share.......................................  $     1.84    $       2.55   $    (3.44)
                                                                             ===========   =============  ===========

Pro forma assuming accounting changes are retroactively applied:
   Net income (loss).......................................................  $   24,356    $     43,918   $  (18,978)
   Basic earnings (loss) per share.........................................        1.93            3.03        (1.24)
   Diluted earnings (loss) per share.......................................        1.84            2.95        (1.24)

Weighted average common shares used in earnings (loss) per share calculations:
   Basic...................................................................      12,596          14,477       15,248
                                                                             ===========   =============  ===========
   Diluted.................................................................      13,233          14,909       15,248
                                                                             ===========   =============  ===========

                 The accompanying notes are an integral part of
                     these consolidated financial statements

                            MEMBERWORKS INCORPORATED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT


                                                                                             Accumulated
                                          Common Stock   Capital in                             Other
                                       -----------------  Excess of   Deferred   Accumulated Comprehensive  Treasury
                                       Shares     Amount  Par Value Compensation   Deficit       Loss         Stock      Total
                                       ------     ------ ---------- ------------ ----------- -------------  ---------- -----------
                                                                           (In thousands)
Balance-- June 30, 2000..........       16,507      $165  $  91,398     $(44)      $(27,709)      $(145)    $(44,644)  $ 19,021
Issuance of common stock.........          376         4      3,234                                                       3,238
Issuance of common stock for
    an acquisition...............          425         4     12,880                                                      12,884
Issuance of treasury stock to fund
    401K Plan....................                               (28)                                             154        126
Acquisition of treasury stock....                                                                             (8,917)    (8,917)
Deferred compensation............                               351       44                                                395
Comprehensive loss:
  Net loss.....................                                                     (52,487)
  Currency translation adjustment                                                                  (225)
  Total comprehensive loss.....                                                                                         (52,712)
                                       -------------------------------------------------------------------------------------------
Balance - June 30, 2001..........       17,308       173    107,835        --       (80,196)       (370)      (53,407)  (25,965)
Issuance of common stock.........          185         2      1,462                                                       1,464
Issuance of treasury stock to fund
    401K Plan....................                               (51)                                              207       156
Expense associated with the
    issuance of stock options to a
    non-employee.................                                 8                                                           8
Acquisition of treasury stock....                                                                             (34,301)  (34,301)
Comprehensive income:
Net income.......................                                                    38,011
Currency translation adjustment..                                                                    (3)
Total comprehensive income.......                                                                                        38,008
                                       -------------------------------------------------------------------------------------------

Balance - June 30, 2002..........       17,493       175    109,254        --       (42,185)       (373)      (87,501)  (20,630)
Issuance of common stock options.          354         3      4,047                                                       4,050
Tax Benefit from employee stock
    options......................                             9,100                                                       9,100
Issuance of treasury stock to fund
    401K Plan....................                               (21)                                              127       106
Expense associated with the
    issuance of stock options to a
    non-employee.................                                45                                                          45
Acquisition of treasury stock....                                                                             (37,214)  (37,214)
Comprehensive income:
Net income.......................                                                    24,356
Currency translation adjustment..                                                                   (96)
Total comprehensive income.......                                                                                        24,260

                                       -------------------------------------------------------------------------------------------
Balance - June 30, 2003..........       17,847   $  178    $122,425    $--         $(17,829)       (469)   $ (124,588) $(20,283)
                                      ========== ======== ========= ============ =========== ============= ========== ==========



                 The accompanying notes are an integral part of
                     these consolidated financial statements

                            MEMBERWORKS INCORPORATED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                 For the Year Ended June 30,
                                                                             ----------------------------------------
                                                                               2003           2002          2001
                                                                             ------------  -----------   ------------
                                                                                          (In thousands)
Operating activities.......................................................  $    24,356   $    38,011   $   (52,487)
   Net income (loss)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Change in deferred membership fees....................................      (39,003)      (17,116)        9,266
     Change in membership solicitation and other deferred costs............       51,411        15,038        17,177
     Depreciation and amortization.........................................       12,120        13,252        20,498
     Deferred income taxes.................................................       14,182            --            --
     Tax benefit from employee stock plans.................................          942            --            --
     Gain on settlement of investment relating litigation..................      (19,148)           --            --
     Loss (gain) on sale of subsidiary.....................................          959       (65,608)           --
     Net loss on investment................................................          206        33,628         2,172
     Equity in income of affiliate.........................................           --            --           (83)
     Non-cash restructuring charges........................................           --         1,585            --
     Minority interest.....................................................           --          (450)       (9,106)
     Cumulative effect of accounting change................................           --         5,907        25,730
     Other.................................................................        2,485         2,605         2,863

Change in assets and liabilities:
   Restricted cash.........................................................        2,951        (4,692)         (991)
   Accounts receivable.....................................................          758         8,830        (2,299)
   Prepaid membership materials............................................         (135)          315           202
   Prepaid expenses                                                               (3,246)       (2,217)       (2,938)
   Other assets............................................................       (1,331)         (251)          773
   Related party payables..................................................           --            12           176
   Accounts payable........................................................         (255)      (10,752)         (827)
   Accrued liabilities.....................................................        1,281        (1,083)        1,896
                                                                             ------------  -----------   ------------
Net cash provided by operating activities.................................        48,533        17,014        12,022
                                                                             ------------  -----------   ------------
Investing activities.......................................................
   Acquisition of fixed assets.............................................       (5,463)       (5,761)      (15,133)
   Settlement of investment related litigation.............................       19,148            --            --
   Proceeds from sale of subsidiary, net of cash sold......................           --        45,997            --
   Other investing activities..............................................       (1,250)           --         4,144
   Business combinations, net of cash acquired.............................           --            --        (7,185)
                                                                             ------------  -----------   ------------
Net cash provided by (used in) investing activities........................       12,435        40,236       (18,174)
                                                                             ------------  -----------   ------------
Financing activities ......................................................
   Net proceeds from issuance of stock.....................................        4,050         1,515         8,059
   Net repayments of credit facility.......................................           --            --          (526)
   Treasury of stock purchases.............................................      (37,214)      (34,301)       (8,917)
   Payments of long-term obligations.......................................       (1,051)         (718)         (755)
                                                                             ------------  -----------   ------------
Net cash used in financing activities .....................................      (34,215)      (33,504)       (2,139)
                                                                             ------------  -----------   ------------
Effect of exchange rate changes on cash and cash equivalents...............            5            11          (133)
                                                                             ------------  -----------   ------------
Net increase (decrease) in cash and cash equivalents.......................       26,758        23,757        (8,424)
Cash and cash equivalents at beginning of year.............................       45,502        21,745        30,169
                                                                             ------------  -----------   ------------
Cash and cash equivalents at end of year...................................  $    72,260   $    45,502   $    21,745
                                                                             ============  ===========   ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

Note 1 -- Nature of Business

       MemberWorks Incorporated ("MemberWorks" or the "Company"), a Delaware Corporation organized in 1996 and did business as Card Member Publishing Corporation from 1989 to 1996, designs and manages membership programs that offer services and discounts on everyday needs in healthcare, personal finance, insurance, travel, entertainment, fashion, personal security and more. As of June 30, 2003, 6.3 million retail members are enrolled in MemberWorks programs, gaining convenient access to thousands of service providers and vendors. MemberWorks is the trusted marketing partner of leading consumer-driven organizations and offers them effective tools to enhance their market presence, strengthen customer affinity and generate additional revenue.

Note 2 -- Summary of Significant Accounting Policies

   Basis of presentation -- consolidation

       The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

   Use of estimates

       The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant judgments and estimates include: membership cancellation rates, deferred marketing costs, valuation of intangible assets, estimation of remaining useful lives of intangible assets and valuation of deferred tax assets.

   Reclassifications

       Certain prior year amounts have been reclassified to conform to the current years presentation.

   Foreign currency translation

       Assets and liabilities of foreign subsidiaries are translated at the exchange rates in effect as of the balance sheet dates. Equity accounts are translated at historical exchange rates and revenues, expenses and cash flows are translated at the average exchange rates for the periods presented. Translation gains and losses are included as a component of comprehensive income in the consolidated statements of shareholders' deficit. Transaction gains and losses, if any, are included in the consolidated statements of operations.

   Fair value of financial instruments and concentration of credit risk

       All current assets and liabilities are carried at cost, which approximates fair value due to the short-term maturity of those instruments. The recorded amounts of the Company's long-term liabilities also approximate fair value. Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from financial and other cardholder-based institutions (clients of the Company) whose cardholders constitute the Company's membership base. These entities include major banks, financial institutions, retailers and major oil companies located primarily in the United States.

   Fixed assets

       Fixed assets, capitalized software costs and capital leases are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets. Useful lives are generally 3 years for computer software and equipment, 5 years or the remaining life of the lease for leasehold improvements and 5 to 10 years for furniture and fixtures. Maintenance and repair expenditures are charged to operations as incurred.

   Revenue recognition

       Membership fees are billed through clients of the Company primarily through credit cards. During an initial annual membership term or renewal term, a member may cancel his or her membership in the program generally for a pro rata refund of the membership fee based on the remaining portion of the membership period. Revenue from members who are charged on a monthly payment program is recognized as the membership fees are earned. In accordance with Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), deferred membership fees are recorded, net of estimated cancellations, and are amortized as revenues from membership fees upon the expiration of membership refund privileges. An allowance for membership cancellations is established based on management's estimates and is updated regularly. In determining the estimate of allowance for membership cancellations, management analyzes historical cancellation experience, current economic trends and changes in customer demand for the Company's products. Actual membership cancellations are charged against the allowance for membership cancellations on a current basis. If actual cancellations differ from the estimate, the results of operations would be impacted. Accrued liabilities set forth in the accompanying consolidated balance sheets as of June 30, 2003 and 2002 include an allowance for membership cancellations of $20,934,000 and $23,753,000, respectively.

       Membership programs sponsored by the Company's two largest clients in 2003 accounted for 21% and 16% of revenue, respectively. For the fiscal years ended June 30, 2002 and 2001, membership programs sponsored by the Company's largest client accounted for 16% and 13% of revenue, respectively.

   Marketing Expenses

       The Company's marketing expenses are comprised of telemarketing, direct mail, refundable royalty payments, non- refundable royalty payments and advertising costs. Telemarketing and direct mail are direct response advertising costs which are accounted for in accordance with American Institute of Certified Public Accountants Statement of Position 93-7, "Reporting on Advertising Costs" ("SOP 93-7"). Under SOP 93-7, direct response advertising costs are deferred and charged to operations over the membership period as revenues from membership fees are recognized. Refundable royalty payments are also deferred and charged to operations over the membership period in order to match the marketing costs with the associated revenues from membership fees. Advertising costs and non-refundable royalty payments, which include fee per pitch, fee per sale and fee per impression marketing arrangements, are expensed when incurred.

       Total membership solicitation costs incurred to obtain a new member are generally less than the estimated total membership fees. However, if total membership solicitation costs were to exceed total estimated membership margins, an adjustment would be made to the membership solicitation and other deferred costs balance to the extent of any impairment.

   Earnings per share

       Basic and diluted earnings per share amounts are determined in accordance with the provisions of Financial Accounting Standards Board Statement ("SFAS") No. 128, "Earnings Per Share" ("SFAS 128"). Basic earnings per share is computed using the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed using the weighted average number of common shares outstanding and the dilutive effect of potential common shares outstanding, determined using the treasury stock method.

   Cash and cash equivalents

       The Company considers highly liquid investment instruments with terms of three months or less at the time of acquisition to be cash equivalents.

   Restricted cash

       The Company excludes from cash and cash equivalents restricted cash which is held in an escrow account for the payment of commissions to a client and the related refunds to customers. In fiscal 2002, the Company held cash in an escrow account pursuant to the iPlace, Inc. merger agreement (see Note 6).

   Marketable securities

       Marketable securities are classified as available-for-sale. Unrealized gains and losses are excluded from earnings and are reported as a separate component of other comprehensive income in shareholders' equity. Losses incurred that are deemed to be other than temporary are charged to earnings. Realized gains and losses are included in income and are determined based on the specific identification method. As of June 30, 2003, the Company did not have any marketable securities. As of June 30, 2002, the Company had marketable securities of $912,000.

   Income taxes

       The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

   Valuation of goodwill and other intangibles

       MemberWorks reviews the carrying value of its goodwill and other intangible assets, and assesses the remaining estimated useful lives of its intangible assets, in accordance with SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). The Company reviews the carrying value of its goodwill and other intangible assets for impairment by comparing such amounts to their fair values. MemberWorks is required to perform this comparison at least annually or more frequently if circumstances indicate possible impairment. When determining fair value, the Company utilizes various assumptions, including projections of future cash flows. A change in these underlying assumptions would cause a change in the results of the tests and, as such, could cause fair value to be less than the carrying amounts. In such an event, MemberWorks would then be required to record a corresponding charge which would negatively impact earnings. Goodwill at July 1, 2002 and 2001 was tested for impairment during the quarters ended September 30, 2002 and 2001, respectively. The Company concluded that none of its goodwill was impaired as of July 1, 2002. As of July 1, 2001, the Company determined that there was an impairment of goodwill of $5,907,000 at one of its reporting units (see Note 4) due to the change in methodology of calculating impairment under SFAS 142 concurrent with downward trends in the operations of the reporting unit. This amount was recorded as a cumulative effect of accounting change in the statement of operations in fiscal 2002.

       Intangible assets principally include member and customer relationships that arose in connection with business acquisitions. Acquired intangibles, except member relationships, are recorded at cost and are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 20 years. The value of member relationships is amortized using an accelerated method based on estimated future cash flows.

   Impairment of long-lived assets

       The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company reviews its intangible and other long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. As of June 30, 2003, no impairment has been indicated.

   Treasury stock

       Treasury stock is accounted for under the cost method.

   Stock-based compensation

       The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and its related interpretations.

       As of June 30, 2003, the Company has five stock-based compensation plans which are described below. In accordance with APB 25, the Company applies the intrinsic value method in accounting for employee stock options. Accordingly, the Company generally does not recognize compensation expense with respect to stock-based awards to employees. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS 148"), the Company's pro forma net income and earnings per share would have been as follows:


                                                                                       Year Ended June 30,
                                                                              ---------------------------------------
                                                                                 2003          2002         2001
                                                                              -----------  -----------   ------------
                                                                                  ($ in thousands, except per share
                                                                                                data)

   Net income (loss) reported:.............................................      $24,356     $ 38,011      $(52,487)
   Add:  Stock-based employee compensation expense determined under the intrinsic value based method for all awards, net of related
     tax effects...........................................................          --             8           395
     Deduct:  Stock-based employee compensation expense determined under the
     fair value based method for all awards, net of related tax effects....       (6,055)     (11,406)      (11,310)
                                                                              -----------  -----------   ------------
     Pro forma net income..................................................      $18,301     $ 26,613      $(63,402)
                                                                              ===========  ===========   ============

   Earnings (loss) per share:
     As reported
       Basic...............................................................     $   1.93        $2.63     $   (3.44)
       Diluted.............................................................         1.84         2.55         (3.44)
     Pro forma
       Basic...............................................................     $   1.45       $ 1.84   $     (4.16)
       Diluted.............................................................         1.38         1.79         (4.16)


         Under the stock options plans and the agreement with an executive officer, the fair value of each option grant calculated under the provisions of SFAS 123 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the years ended June 30:

                                                                                 2003          2002         2001
                                                                              -----------  -----------   ------------
   Dividend yield..........................................................            0%          0%            0%
   Expected volatility.....................................................           69%         50%           50%
   Risk free interest rate.................................................          3.5%        4.8%          5.9%
   Expected lives..........................................................       5 years     5 years       5 years

       The weighted average fair value per share of options granted at market value were $7.95, $9.55 and $14.03 for the years ended June 30, 2003, 2002 and 2001, respectively. For pro forma purposes, the estimated fair value of the Company's stock-based awards to employees is amortized over the options' vesting period of four years and the Employee Stock Purchase Plan's look-back period of six-months.

       For purposes of calculating the pro forma SFAS 123 compensation expense under the iPlace Inc. stock option plan, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended June 30, 2002: dividend yield of 0%; volatility of 50%; risk free interest rate of 4.6%; and expected life of 5.0 years. The weighted average fair value of options granted at market value during fiscal 2002 was $1.34. The following weighted average assumptions were used for the year ended June 30, 2001: dividend yield of 0%; volatility of 50%; risk free interest rate of 4.9%; and expected life of 5.0 years. The weighted average fair value of options granted at market value during fiscal 2001 was $2.07.

   New accounting pronouncements

       In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which is effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs in a Restructuring)." The adoption of SFAS 146 did not have a material impact on the Company's financial statements.

       In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company's financial statements.

       In December 2002, the FASB issued SFAS 148. This Statement amends SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. The transition provisions of this statement are effective for financial statements with fiscal years ending after December 15, 2002. The disclosure provisions of this statement are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The Company will continue to account for its stock based compensation according to the provisions of APB Opinion No. 25.

       In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51 and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. While it will continue to evaluate the requirements of FIN 46, MemberWorks does not believe that the adoption of FIN 46 will have a material impact on the Company's financial statements.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). This statement requires that certain financial instruments that were accounted for as equity under previous guidance be classified as liabilities in statements of financial position. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. MemberWorks does not believe that the adoption of SFAS 150 will have a material impact on Company's financial statements.

Note 3 -- Stock-Based Compensation

   Stock Compensation Plans

       During fiscal 1997, the Board of Directors approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"), which became effective upon the closing of the Company's initial public offering. Under the 1996 Stock Option Plan, the Board can determine the date on which options can vest and become exercisable as well as the term of the options granted. During fiscal 1999, the Board of Directors and shareholders approved an increase in the number of shares of Common Stock reserved for issuance under the 1996 Stock Option Plan from 1,800,000 to 3,600,000. During fiscal 2002, the Company added an additional 2,000,000 options, which may be granted using treasury stock.

       During fiscal 1996, the Board of Directors and shareholders of the Company approved the adoption of the 1995 Executive Officers' Stock Option Plan and the 1995 Non-Employee Directors' Stock Option Plan under which the Board is authorized to grant 360,000 and 180,000 options, respectively, to acquire shares of Common Stock at a price per share equal to or greater than fair market value at the date of grant. Under the Executive Officers' Stock Option Plan, the Board can determine the date on which options vest and become exercisable. Options become exercisable over a four-year period under the Non-Employee Directors' Stock Option Plan.

       Under the stock option plans described above, options generally become exercisable over a four to five year period and expire at the earlier of termination of employment or between five to ten years from the date of grant.

       The Company had an agreement with an executive officer, whereby the Company was required to grant options to purchase up to 144,000 shares of Common Stock to the executive for achievement of certain performance goals. These options have a stated exercise price of $2.78 per share and vest ratably over a four-year period from the date of grant. The Company recognized compensation expense related to those options of $44,000 for the year ended June 30, 2001.

       At June 30, 2003, 5,508,000 shares of common stock were reserved for issuance under the stock option plans, of which 900,000 shares were available for future grant.

       Information with respect to options to purchase shares issued under these plans is as follows:


                                             2003                        2002                       2001
                                      ---------------------      ----------------------    -----------------------
                                                   Average                    Average                    Average
                                                  Exercise                    Exercise                   Exercise
      (Shares in thousands)           Shares        Price        Shares        Price        Shares        Price
                                      ---------   --------       ---------    ---------    ----------    ---------
Outstanding at beginning of year       4,341        $20.82        3,815        $21.45         2,980       $17.14
Granted at market value........          850         13.42        1,128         19.36         1,766        27.61
Exercised......................         (338)        11.30         (127)        21.29          (366)        7.78
Forfeited......................         (321)        24.53         (475)        25.31          (565)       26.32
                                      ---------                  ---------                 ----------
Outstanding at end of year.....        4,532        $19.88        4,341        $20.82         3,815       $21.45
                                      =========                  =========                 ==========



                                             Options Outstanding                             Options Exercisable
                                   ---------------------------------------                ------------------------
                                                   Average
                                      Shares      Remaining     Average                     Shares       Average
                                   Outstanding      Life        Exercise                  Outstanding    Exercise
      (Shares in thousands)         at 6/30/03     (Years)       Price                    at 6/30/03      Price
                                   ------------   ---------     --------                 -------------   ---------
$2.78 to $13.00................         447           3.6        $ 5.95                        392        $ 5.67
$13.05 to $14.26...............         773           9.1         13.10                         --            --
$15.00 to $19.38...............         754           5.9         16.76                        599         16.42
$20.31 to $20.35...............         988           8.0         20.34                        294         20.34
$20.81 to $29.00...............         671           6.5         26.81                        534         26.53
$29.56 to $29.88...............         899           6.9         29.59                        486         26.60
                                   ------------                                          -------------
                                      4,532           7.0        $19.88                      2,305        $20.21
                                   ============                                          =============

     Options exercisable as of June 30, 2002 and 2001 were 1,876,000 and 1,345,000, respectively.

   iPlace Stock Option Plan

       In April 2001, the Board of Directors of iPlace approved a five-for-one stock split of iPlace's outstanding stock and options. The stock option split did not impact the value of outstanding options and all option share information has been adjusted to reflect the five-for-one stock split.

       The iPlace options were issued at the estimated fair value of the underlying common stock and generally vested 25% per year beginning one year from the date of grant. During 2002, 470,000 options were granted at an average exercise price of $2.74 and 205,000 options were forfeited at an average exercise price of $2.40. In August 2001, MemberWorks sold iPlace (see Note 6). Therefore, there were no stock options outstanding under this plan as of June 30, 2003 or 2002. During 2001, 2,941,000 options were granted at an average exercise price of $4.20 and 482,000 options were forfeited at an average exercise price of $2.80. At June 30, 2001, options to purchase approximately 5,585,000 shares of iPlace stock remained outstanding at an average exercise price of $3.18 with 1,548,000 of those options exercisable at an average exercise price of $2.54.

   Employee Stock Purchase Plan

       During fiscal 1997, the Company adopted the 1996 Employee Stock Purchase Plan which provides for the issuance of up to 360,000 shares of common stock. The plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation, at a price equal to the lower of (a) 85% of the closing price of the Common Stock on the day the purchase period commences or (b) 85% of the closing price of the Common Stock on the day the purchase period terminates. During fiscal 2003, 2002, and 2001, 16,000, 18,000 and 20,000 shares were purchased under the plan, respectively.

   Warrants

       During fiscal 2001, warrants to acquire 3,000 shares of Common Stock were exercised at $0.0014 per share. In addition, during fiscal 2001, warrants to acquire 4,000 shares of Common Stock at $0.0014 expired.

       Warrants were issued to outside investors prior to fiscal 1997. As of June 30, 2003, 2002 and 2001, no warrants are outstanding to purchase Common Stock.

Note 4 -- Cumulative Effect of Accounting Change

   Adoption of SFAS 142

       The Company adopted SFAS 142 effective July 1, 2001. With the adoption of SFAS 142, the Company reassessed the useful lives and residual values of all acquired intangible assets to make any necessary valuation or amortization period adjustments. Based on that assessment, only goodwill was determined to have an indefinite useful life and no adjustments were made to the amortization period or residual values of other intangible assets. The Company determined that at July 1, 2001, there was an impairment of goodwill of $5,907,000 at one of its reporting units due to the change in methodology of calculating impairment under SFAS 142 concurrent with recent downward trends in the operations of the reporting unit. This amount was recorded as a cumulative effect of accounting change in the statement of operations in the fiscal quarter ended September 30, 2001.

       The following pro forma net income and earnings per share have been prepared assuming SFAS 142 was adopted as of July 1, 2000. Pro forma balances have been adjusted to exclude goodwill amortization expense which is no longer recorded under the provisions of SFAS 142 (in thousands, except per share data).

                                                                              2003           2002          2001
                                                                          -----------    ----------   ------------
Net income (loss) before cumulative effect of accounting change:
   Reported income (loss) before cumulative effect of accounting change   $   24,356     $   43,918    $  (26,757)
   Indefinite lived intangible asset amortization.....................            --             --         7,779
                                                                          -----------    ----------    -----------
   Adjusted net income (loss) before cumulative effect of accounting
    change.............................................................    $   24,356     $  43,918    $  (18,978)
                                                                          ===========    ==========    ===========

Basic earnings (loss) before cumulative effect of accounting change per share:
   Reported earnings (loss) before cumulative effect of accounting
     change per share.................................................    $     1.93     $    3.03     $    (1.75)
   Indefinite lived intangible asset amortization per share...........            --           --            0.51
                                                                          -----------    ----------    -----------
   Adjusted earnings (loss) before cumulative effect of accounting
     change per share.................................................    $     1.93     $    3.03     $    (1.24)
                                                                          ===========    ==========    ===========

Diluted earnings (loss) before cumulative effect of accounting change per share:
   Reported earnings (loss) before cumulative effect of accounting change
     per share........................................................    $    1.84      $    2.95     $    (1.75)
   Indefinite lived intangible asset amortization per share...........           --            --            0.51
                                                                          -----------    ----------    -----------
   Adjusted earnings (loss) before cumulative effect of accounting
     change per share.................................................    $    1.84      $    2.95     $    (1.24)
                                                                          ===========    ==========    ===========
Net income (loss):
   Reported income (loss).............................................    $   24,356     $  38,011     $  (52,487)
   Indefinite lived intangible asset amortization.....................            --            --          7,779
                                                                          -----------    ----------    -----------
   Adjusted net income (loss).........................................    $   24,356     $  38,011     $  (44,708)
                                                                          -----------    ----------    -----------

Basic earnings (loss) per share:
   Reported earnings (loss) per share.................................    $     1.93     $    2.63     $    (3.44)
   Indefinite lived intangible asset amortization per share...........            --            --           0.51
                                                                          -----------    ----------    -----------
   Adjusted earnings (loss) per share.................................    $     1.93     $    2.63     $    (2.93)
                                                                          ===========    ==========    ===========

Diluted earnings (loss) per share:
   Reported earnings (loss) per share.................................    $     1.84     $    2.55     $    (3.44)
   Indefinite lived intangible asset amortization per share...........            --            --           0.51
                                                                          -----------    ----------    -----------
   Adjusted earnings (loss) per share.................................    $     1.84     $    2.55     $    (2.93)
                                                                          ===========    ==========    ===========


   Adoption of SAB 101


       The Company adopted SAB 101 as of July 1, 2000. SAB 101 establishes the Security and Exchange Commission's (the "Staff") preference that membership fees should not be recognized in earnings prior to the expiration of refund privileges. Effective July 1, 2000, the Company changed its method of accounting for membership fee revenue to comply with the Staff's preferred method as outlined in SAB 101. Membership fees, and the related direct costs associated with acquiring the underlying memberships, are no longer recognized on a prorata basis over the corresponding membership period, but instead are recognized in earnings upon the expiration of membership refund privileges. The cumulative effect of this change in accounting principle as of July 1, 2000 of $25,730,000 was recorded in the fiscal quarter ended September 30, 2000. The membership fees, net of estimated refunds and associated direct costs, which were deferred as part of the cumulative effect adjustment at July 1, 2000 were recognized in earnings during fiscal year 2001 as the underlying refund privileges expired. During the fiscal year ended June 30, 2001, the Company recognized $68,195,000 of revenue which was included as a component of the cumulative effect of accounting change booked July 1, 2000. The effect of the adoption of SAB 101 on reported revenue, loss before the cumulative effect of accounting change and loss per share before the cumulative effect of accounting change for the fiscal year ended June 30, 2001, is an increase of $13,470,000, $3,758,000 and $0.25, respectively.

Note 5 -- Business Combinations

       In October 2000, the Company increased its ownership in Discount Development Services, L.L.C. and its subsidiary, Uni-Care, Inc., (together "DDS") from 19% to 100%. The Company paid $8,150,000 in cash and 425,232 shares of MemberWorks Common Stock with an approximate fair market value of $13,641,000 as of the date the Company entered into the purchase agreement. The acquisition was accounted for as a purchase, with the purchase price allocated to the assets acquired and liabilities assumed based upon their respective estimated fair value at the date of acquisition. DDS is in the business of marketing and administering healthcare network membership programs that provide its members access to various healthcare networks including hearing, vision, prescription and chiropractic. The results of DDS's operations are included in the consolidated financial statements from the date of acquisition. Due to the immateriality of the acquisition, pro forma results were not required to be presented.

Note 6 -- (Loss) Gain on Sale of Subsidiary/Loss on Investment

       During fiscal 2002, the Company sold its investment in and advances to iPlace, Inc. in exchange for $50,111,000 in cash, including $3,703,000 held in escrow, and 1,601,000 shares of Homestore.com, Inc. common stock, including 451,000 shares held in escrow. The Company reported a gain of $65,608,000 on the sale. Subsequent to the date of sale, the investment in Homestore.com, Inc. declined in value and management determined that the decline was other than temporary. As a result, the Company wrote down its investment in Homestore.com, Inc. to its fair value and recognized a loss of $33,628,000 during fiscal 2002. As of June 30, 2002, the Company's investment in Homestore.com, Inc. was valued at $912,000. During fiscal 2002, 84,000 shares were released from the escrow. During fiscal 2003, the Company settled with Homestore.com, Inc. all pending issues related to amounts held in escrow in connection with the sale. The Company returned cash and stock to Homestore.com, Inc., which resulted in a net loss of $959,000. During fiscal 2003, the Company sold all of its Homestore.com, Inc. common stock and recognized a loss of $206,000 in connection with this sale (see Note 7).

       During fiscal 2001, MemberWorks' investment in 24/7 Media, Inc., ("24/7") declined in value and management determined that the decline was other than temporary. As a result, MemberWorks wrote down its investment in 24/7 by $1,790,000. In addition, during fiscal 2001, MemberWorks sold its remaining shares of 24/7 stock. Proceeds from the sales were $4,144,000 and related realized losses were $382,000. The financial impact of the transactions on fiscal 2001 is a net loss of $2,172,000.

Note 7 -- Settlement of Investment Related Litigation

       During fiscal 2003, MemberWorks, along with certain of the other former shareholders of iPlace, Inc., settled their lawsuit against Homestore.com, Inc. The total settlement amount in favor of the plaintiffs was $23,000,000 of which MemberWorks received $19,148,000 (see Note 6).

Note 8 -- Goodwill and Other Intangible Assets

       The gross carrying value and accumulated amortization of goodwill and other intangibles are as follows (in thousands):

                                                       As of June 30, 2003               As of June 30, 2002
                                                 -------------------------------   -------------------------------
                                                 Gross Carrying     Accumulated    Gross Carrying     Accumulated
                                                     Amount        Amortization        Amount        Amortization
                                                 --------------    -------------   -------------    --------------
Finite lived intangible assets:
   Membership and client relationships......     $      13,195     $     (6,730)   $     13,195     $     (5,466)
   Other....................................               950             (759)            950             (630)
                                                 --------------   -------------    -------------    --------------
     Total amortized intangible assets......     $      14,145     $     (7,489)   $     14,145     $     (6,096)
                                                 =============     =============   =============    ==============
Indefinite lived intangible assets:
   Goodwill.................................     $      42,039                     $     42,039
                                                 =============                     =============


       The future intangible amortization expense for the next five fiscal years is estimated to be as follows (in thousands):

        Fiscal Year:
           2004.....................................................      1,045
           2005.....................................................        840
           2006.....................................................        695
           2007.....................................................        554
           2008.....................................................        485

       Goodwill was tested for impairment during the quarter ended September 30, 2002 as required by SFAS 142. The Company concluded that none of its goodwill was impaired. Fair value was estimated using discounted cash flow methodologies. Goodwill was tested at July 1, 2001, for impairment during the quarter ended September 30, 2001, in connection with the adoption of SFAS 142 (see Note 4). In addition, the Company reassessed the estimated useful lives of its indefinite lived intangible assets and determined that the lives were appropriate. The Company will continue to test the goodwill of each of its reporting units annually or more frequently if impairment indicators exist.

Note 9 -- Fixed Assets

       Fixed assets, net are comprised of the following at June 30, (in thousands):

                                                                           2003               2002
                                                                       -----------       ------------
       Computer software and equipment..............................   $    44,535       $    44,935
       Furniture and fixtures.......................................         8,161             8,103
       Leasehold improvements.......................................         6,356             6,895
                                                                        -----------      ------------
                                                                            59,052            59,933
       Accumulated depreciation and amortization....................       (34,083)          (28,513)
                                                                        -----------      ------------
                                                                        $   24,969       $    31,420
                                                                        ===========      ============

       Depreciation and amortization expense was $10,818,000, $11,311,000 and $10,545,000 for the years ended June 30, 2003, 2002 and 2001, respectively.


Note 10 -- Long-Term Liabilities

       Long-term liabilities are summarized as follows at June 30, (in thousands):

                                                                           2003               2002
                                                                       -----------       ------------
       Notes payable................................................   $       --        $       760
       Lease incentives.............................................         1,466             1,519
       Other long-term obligations..................................         1,898             2,355
                                                                        -----------       ------------

                                      F-16


                                                                            3,364              4,634
       Less: current maturities.....................................          236              1,015
                                                                       -----------       ------------
       Long-term liabilities........................................   $    3,128        $     3,619
                                                                       ===========       ============

       The Company has a bank credit facility that allows borrowings up to $28,000,000. Borrowings under the facility accrue interest at the higher of the base commercial lending rate for the bank or the Federal Funds Rate plus 0.5% per annum. A commitment fee is charged based on the total facility at the rate of 0.50% per annum on the average daily unused portion of the facility. This bank credit facility matures on March 29, 2004. As of June 30, 2003, availability under the bank credit facility was reduced by an outstanding letter of credit of $5,495,000. There were no borrowings outstanding under this bank credit facility as of June 30, 2003 or 2002. The bank credit facility has certain financial covenants, including a maximum debt coverage ratio, a minimum fixed charge ratio, potential restrictions on additional borrowings and potential restrictions on additional stock repurchases. For the periods ended June 30, 2003 and 2002, the Company was in compliance with all financial and restrictive loan covenants. The credit facility is secured by all of the Company's assets, including the stock of its subsidiaries.

       As of June 30, 2002, the Company's subsidiary, DDS, had $760,000 outstanding under a note payable that had an interest rate of 5.0% per annum which was paid in full in fiscal 2003.

       As of June 30, 2003 and 2002, MemberWorks Canada had $1,466,000 and $1,519,000, respectively, outstanding for lease incentives related to certain operating leases. These lease incentives are amortized as a reduction to rent expense over the terms of the leases.

       Other long-term obligations are comprised of the long-term portion of the restructuring reserve (see note 12) and two consulting agreements entered into by DDS which expire during fiscal 2005.

       Other income (expense) as shown in the statements of operations for the fiscal years ended June 30, 2003, 2002 and 2001, includes interest expense of $238,000, $435,000 and $1,263,000, respectively. Other income (expense) as shown in the statements of operations for the fiscal years ended June 30, 2003, 2002 and 2001, includes interest income of $808,000, $768,000 and $900,000, respectively.

Note 11 -- Commitments and Contingencies

       The Company operates in leased facilities. Management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases was $7,671,000, $6,508,000 and $7,552,000 for the fiscal years ended June 30, 2003, 2002 and 2001, respectively.

       The Company entered into certain capital leases for certain equipment. Lease amortization for the years ended June 30, 2003, 2002 and 2001 was $55,000, $62,000 and $47,000, respectively, and is included in depreciation and amortization expense.

       Future minimum lease payments under capital leases, including the present value of net minimum lease payments, as of June 30, 2003 are $8,000, which will be paid in fiscal 2004. Interest rates on these capital leases ranged from 9.9% to 31.6%.

       The future minimum lease payments under operating leases as of June 30, 2003 are as follows (in thousands):
                                                                      Operating
       Fiscal Year                                                      Leases
       -----------                                                 -----------
       2004....................................................    $     6,620
       2005....................................................          6,160
       2006....................................................          4,977
       2007....................................................          2,516
       2008....................................................          2,393
       Thereafter..............................................          4,496
                                                                   -----------
       Total minimum lease payments............................    $    27,162
                                                                   ===========

       In fiscal 2003, the Company entered into an advertising agreement with one of its clients to promote products and services to prospective new members. Pursuant to the agreement, as of June 30, 2003, the Company has a purchase commitment of $1,000,000, that is payable in fiscal 2004.

       In fiscal 2001, the Company entered into a voluntary agreement with the State of California and Ventura and Orange Counties to implement certain marketing practices in the State of California. Pursuant to the agreement, the Company paid costs of investigation and civil penalties of $2,000,000, which were split between the state and the counties. The Company also established a reserve of $1,000,000 to cover specific costs related to the agreement. As a result of the agreement, the Company recorded a non-recurring charge of $3,000,000 during fiscal 2001. As of June 30, 2003, this obligation was $0.

   Legal proceedings

       Except as set forth below, in management's opinion, there are no significant legal proceedings to which the Company or any of its subsidiaries is a party or to which any of their properties are subject. The Company is involved in other lawsuits and claims generally incidental to its business including, but not limited to, various suits, including previously disclosed suits in the 2002 Annual Report filed on Form 10-K, brought against the Company by individual consumers seeking monetary and/or injunctive relief relating to the marketing of the Company's programs. In addition, from time to time, and in the regular course of its business, the Company receives inquiries from various federal and/or state regulatory authorities. Management does not believe that there will be any material effects on the results of operations as a result of its outstanding litigation proceedings.

       In March 2001, an action was instituted by plaintiff Teresa McClain against Coverdell & Company ("Coverdell"), a wholly-owned subsidiary of the Company, Monumental Life Insurance Company and other defendants in the United States District Court for the Eastern District of Michigan, Southern Division. The suit, which seeks unspecified monetary damages, alleges that Coverdell and the other defendants violated the Michigan Consumer Protection Act and other applicable Michigan laws in connection with the marketing of Monumental Life Insurance Company insurance products. The complaint includes a claim that the suit should be certified as a class action and the plaintiff has filed a motion for class certification to which all of the defendants have filed opposing papers regarding the same. The Court has announced that it will deny the motion for national class certification, but it has indicated that it would consider certifying a class of Michigan residents. A hearing has not yet been held on class certification, and no order has been issued. The Company believes that the claims made against Coverdell are unfounded and Coverdell and the Company will vigorously defend their interests against this suit.

       On January 24, 2003, the Company filed a motion with the Superior Court for the Judicial District of Hartford, Connecticut to vacate and oppose the confirmation of an arbitration award issued in December 2002. The arbitration, filed against the Company by MedValUSA Health Programs, Inc. ("MedVal") in September 2000, involved claims of breach of contract, breach of the duty of good faith and fair dealing, and violation of the Connecticut Unfair Trade Practices Act ("CUTPA"). Even though the arbitrators found that MemberWorks was not liable to MedVal for any compensatory damages, they awarded $5,495,000 in punitive damages and costs against MemberWorks solely under CUTPA. MemberWorks believes that this arbitration award is unjustified and not based on any existing legal precedent. Specifically, the Company is challenging the award on a number of grounds, including that it violates a well defined public policy against excessive punitive damage awards, raises constitutional issues and disregards certain legal requirements for a valid award under CUTPA. The hearing on the Company's motion was held on February 10, 2003. On June 22, 2003, the Superior Court denied the Company's motion to vacate the award, and the Company filed an appeal of that decision. No briefing schedule has yet been set in the appeal. While the Company intends to take action to prevent the enforcement of the award by, among other things, vigorously pursuing an appeal, there can be no assurance that MemberWorks will be successful in its efforts. The Company has made no provision in its financial statements for this contingency because it believes that a loss is not probable. If the Company were ultimately unsuccessful on this or other available appeals, and a final non-appealable court order confirming the arbitration award is rendered, the payment of the award could have a material adverse effect on the Company's results of operations and liquidity in the period in which the final order is entered.

Note 12 -- Restructuring Charges

       During fiscal 2002, the Company announced the implementation of several cost saving initiatives due to a slowdown in consumer response rates and increased economic uncertainty in both the U.S. and abroad. This restructuring program included a workforce reduction, the closing of the Company's United Kingdom operations and the downsizing of the operational infrastructure throughout the Company. As a result of the restructuring program, the Company recorded restructuring charges of $6,893,000 during the quarter ended December 31, 2001.

       The following is a rollforward of the major components of the restructuring reserve (in thousands):

                                                         Workforce      Lease         Asset
                                                         Reduction   Obligations    Disposals       Total
                                                        -----------  -----------   ----------    ----------
       Additions to the reserve.....................    $   2,214    $   3,094     $   1,585     $   6,893
       Charges to the reserve.......................        1,823          548         1,585         3,956
                                                        -----------  -----------   ----------    ----------
       Reserve balance at June 30, 2002.............          391        2,546            --         2,937
       Additions to the reserve.....................           --           --            --            --
       Charges to the reserve.......................          300          836            --         1,136
                                                        -----------  -----------   ----------    ----------
       Reserve balance at June 30, 2003.............    $      91    $   1,710     $      --     $   1,801
                                                        ===========  ===========   ==========    ==========

   Workforce Reduction

       As part of the restructuring plan, the Company reduced its workforce by approximately 190 regular employees, consisting of membership service representatives and other professional personnel. All 190 employees have been terminated.

   Lease Obligations and Asset Disposals

       In connection with the closing of the United Kingdom offices and the downsizing of the Company's infrastructure, the Company recorded $73,000 for lease terminations, $3,021,000 for non-cancelable lease obligations and $1,585,000 for asset disposals. The reserve for lease obligations has been reduced by anticipated sublease income.

Note 13 -- Income Taxes

       The provision for income taxes is as follows as of June 30, (in thousands):

                                                                2003            2002        2001
                                                           -------------    -----------  -------------
       Current
         Federal........................................   $    1,635       $   --       $     --
         State..........................................          422           --             --
         Foreign........................................           --           --             --
                                                           -------------    -----------  -------------
       Total............................................   $    2,057       $   --       $     --
                                                           =============    ===========  =============
       Deferred
         Federal........................................   $   11,642       $   --       $     --
         State..........................................        2,540           --             --
         Foreign........................................           --           --             --
                                                           -------------    -----------  -------------
       Total............................................    $  14,182       $   --       $     --
                                                           =============    ===========  =============

       There was no current or deferred provision for income taxes for the years ended June 30, 2002 or 2001 due to the utilization of the Company's net operating loss carry forwards against which the Company had carried a full valuation allowance. Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes.

       The tax effects of the basis differences and net operating loss carry forwards and the valuation allowance established in accordance with SFAS 109 are summarized below as of June 30, 2003 and 2002 (in thousands):

                                                                                   2003          2002
                                                                              -------------  ------------
       Deferred Tax Assets:
         Benefit of federal and state net operating loss carry forwards..     $    16,163     $  28,859
         Deferred membership fees........................................           2,965        18,944
         Allowance for membership cancellations..........................           8,361         9,453
         Sale of Homestore.com, Inc. marketable securities...............              --           335
         Other deferred tax assets ......................................           1,997         4,751
                                                                              -------------  ------------
         Gross deferred tax assets.......................................          29,486        62,342
         Less: Valuation allowance.......................................              --        (6,581)
                                                                              -------------  ------------
         Deferred tax assets after valuation allowance...................          29,486        55,761
                                                                              -------------  ------------

       Deferred Tax Liabilities:
         Membership solicitation and other deferred costs................         (30,266)      (54,175)
         Goodwill and other intangibles..................................          (3,204)         (992)
         Depreciation....................................................          (2,040)         (594)
                                                                              -------------  ------------
         Gross deferred tax liabilities..................................         (35,510)      (55,761)
                                                                              -------------  ------------
       Net deferred tax liability........................................     $    (6,024)    $      --
                                                                              =============  ============

       As of June 30, 2003, the Company had federal net operating loss carry forwards of $41,443,000 expiring at various dates from December 31, 2017 to June 30, 2021. The Company's ability to use these losses to offset future taxable income would be subject to limitations under the Internal Revenue Code if certain changes in the Company's ownership occur. The Company also has state net operating loss carry forwards available to reduce future state taxable income which expire beginning June 30, 2003 through June 30, 2022.

       Tax benefits resulting from the exercise of nonqualified stock options and the disqualifying dispositions of shares issued under the Company's stock-based compensation plans reduced taxes payable by approximately $942,000 in 2003. Such benefits were credited to additional paid-in capital. There has been no tax benefit recognized into income in fiscal 2003 for the reversal of the valuation allowance of $8,157,000 that was attributable to prior period disqualifying dispositions. These amounts have been credited to additional paid-in capital. The amount credited to additional paid-in capital exceeds the June 30, 2002 valuation allowance due to the Company's revaluation of certain deferred tax assets.

       Income tax expense as a percentage of pre-tax income was 40% for fiscal 2003. The effective tax rate was higher than the U.S. statutory rate primarily due to state taxes and other non-deductible items. During fiscal 2002, MemberWorks was not required to record a provision for income taxes due to the ability to utilize net operating loss carryforwards against which the Company had carried a full valuation allowance. MemberWorks was not required to record a provision for income taxes for the year ended June 30, 2001 due to tax losses incurred and the provision of a full valuation allowance against those losses. The valuation allowance recognized in prior periods has been fully reversed in fiscal 2003 based upon the Company's belief that it is more likely than not that it will realize its deferred tax assets.

Note 14 -- Related Party Obligations

       As of June 30, 2001, the Company's majority-owned subsidiary, iPlace, Inc. had a note payable to the president of iPlace, Inc. for $1,973,000. The note bore interest at the Citibank, N.A. publicly announced interest rate plus 1% per annum and was due on demand. Other income, net for fiscal 2003, 2002 and 2001 included related party interest expense of $0, $12,000 and $176,000, respectively.

Note 15 -- Minority Interest

       Prior to the sale of iPlace, Inc. in August 2001, the Company was the majority shareholder of iPlace, Inc. with an approximate 58% ownership share. Minority interest in the statement of operations for the year ended June

30, 2002 and 2001 represents approximately 42% of iPlace's losses incurred through the date of the sale of iPlace, Inc. in August 2001.

Note 16 -- Shareholders' Equity

       The Company has a stock repurchase program. During fiscal 2003, the Board of Directors authorized the Company to repurchase up to an additional 2,500,000 shares of the Company's Common Stock. As of June 30, 2003, approximately 979,000 shares were remaining for repurchase under the stock repurchase program. During fiscal 2003, the Company repurchased 1,993,000 shares for $37,214,000, an average price of $18.67 per share, compared to the repurchase of 2,227,000 shares for $34,301,000, an average price of $15.40 per share, in fiscal 2002 and 340,000 shares for $8,917,000, an average price of $26.23 per share, in fiscal 2001.

       In July 2003, the Board of Directors authorized an additional 1,000,000 shares to be purchased under the stock repurchase program. Pursuant to the share repurchase program, the Company is authorized to repurchase approximately 1,979,000 additional shares as market conditions permit.

Note 17 -- Employee Benefit Plan

       All employees over the age of 18 may participate in the Company's 401(k) profit sharing plan. Employees may contribute up to 20% of their compensation subject to certain limitations. Effective July 1, 2000, MemberWorks began making quarterly matching contributions in Common Stock based on qualified employee contributions. Treasury stock, calculated under the cost method, was used to match qualified employee contributions. Effective January 1, 2003, MemberWorks began making matching contributions in cash. Matching contributions were $153,000, $156,000 and $126,000 for fiscal 2003, 2002 and 2001, respectively.

Note 18 -- Statement of Cash Flows

       Supplemental disclosure of cash flow information (in thousands):

                                                                                   Year ended June 30,
                                                                         ---------------------------------------
                                                                             2003          2002         2001
                                                                         ----------    ----------   -----------
        Cash paid during the period for interest......................    $   241       $   377     $ 1,246
        Cash paid during the period for income taxes..................        411            43         595


Note 19 -- Earnings (Loss) Per Share

       Basic and diluted earnings (loss) per share amounts are determined in accordance with the provisions SFAS 128. The following table sets forth the reconciliation of the numerators and denominators in the computation of basic and diluted earnings (loss) per share (in thousands, except per share data):

                                                                             2003          2002         2001
                                                                         ----------    ----------   -----------
       Numerator for basic and diluted earnings (loss) per share:
       Net income (loss) before cumulative effect of accounting change   $  24,356     $   43,918   $  (26,757)
       Cumulative effect of accounting change..........................         --         (5,907)     (25,730)
                                                                         ----------    ----------   -----------
       Net income (loss)...............................................  $  24,356     $   38,011   $  (52,487)
                                                                         ==========    ==========   ===========

       Denominator for basic earnings (loss) per share:
       Weighted average number of common shares outstanding- basic          12,596         14,477       15,248
       Effect of dilutive securities:
       Options.........................................................        637            432           --
                                                                         ----------    ----------     ---------
       Weighted average number of common shares outstanding--diluted...     13,233         14,909       15,248
                                                                         ==========    ==========   ===========

       Basic earnings (loss) per share.................................  $    1.93     $     2.63   $    (3.44)
                                                                         ==========    ==========   ===========
       Diluted earnings (loss) per share...............................  $    1.84     $     2.55   $    (3.44)
                                                                         ==========    ==========   ===========

       The diluted earnings (loss) per common share calculation excludes the effect of potentially dilutive shares when their effect is antidilutive. Excluded from the diluted share calculation above for the year ended June 30, 2003, 2002 and 2001 are incremental weighted average stock option shares of approximately 2,838,000, 3,383,000 and 2,870,000, respectively.


Note 20 - Quarterly Financial Data (Unaudited)

(In thousands, except per share amounts):

                                                                          Year ended June 30, 2003
                                                        ----------------------------------------------------
                                                          First       Second        Third         Fourth
                                                        Quarter (a)   Quarter       Quarter       Quarter
                                                        ----------- ------------ ------------   ------------
       Revenues......................................    $ 105,004   $ 114,045     $ 118,647     $ 119,185
       Operating income..............................        2,125       5,858         5,516         8,787
       Income before cumulative effect of accounting
         change......................................       12,136       3,647         3,332         5,241
       Net income....................................       12,136       3,647         3,332         5,241
       Diluted earnings before cumulative effect of
         accounting change per share.................         0.89        0.27          0.25          0.41
       Diluted earnings per share....................         0.89        0.27          0.25          0.41

                                                                          Year ended June 30, 2002
                                                        ----------------------------------------------------
                                                          First       Second        Third         Fourth
                                                        Quarter (b)  Quarter (c)   Quarter       Quarter (d)
                                                        ----------- ------------ -------------  ------------
       Revenues......................................   $ 118,964   $ 102,684     $ 100,800     $ 105,154
       Operating (loss) income.......................      (2,578)       (171)       10,816         3,822
       Income (loss) before cumulative effect of
         accounting change...........................      40,351      (9,160)       10,495         2,232
       Net income (loss).............................      34,444      (9,160)       10,495         2,232
       Diluted earnings (loss) before cumulative
         effect of accounting change per share.......        2.51       (0.62)         0.72          0.16
       Diluted earnings (loss) per share.............        2.14       (0.62)         0.72          0.16

-----------------

(a) Results of operations for this period include a $19,148,000 gain related to the settlement of investment related litigation (see Note 7), a $959,000 loss related to the sale of iPlace, Inc. (see Note 6) and a $206,000 loss on investment (see Note 6).

(b) Results of operations for this period include a $65,608,000 gain related to the sale of iPlace, Inc. (see Note 6), a $22,296,000 loss on investment (see Note 6) and a $5,907,000 cumulative effect of accounting change (see
     Note 4).

(c) Results of operations for this period include a $9,043,000 loss on investment (see Note 6) and a $6,893,000 restructuring charge (see Note
     12).

(d) Results of operations for this period include a $2,289,000 loss on investment (see Note 6).

Note 21 -- Guarantor and Nonguarantor Financial Statements

     MemberWorks has entered into an agreement to sell an aggregate of $150.0 million of Senior Notes in private placements pursuant to Rule 144A. The Senior Notes will be unsecured obligations and will rank pari passu in right of payment to all of the Company's existing and future senior unsecured indebtedness and senior in right of payment to all of the Company's existing and future subordinated indebtedness that expressly provides for its subordination to the Notes. The Senior Notes will be fully and unconditionally guaranteed by all of the Company's existing and future domestic subsidiaries and certain of the Company's existing and future foreign subsidiaries.

     The following consolidating financial information presents the consolidating balance sheets as of June 30, 2003 and 2002 and the related statements of income and cash flows for each of the three years in the period ended

June 30, 2003. The information includes elimination entries necessary to consolidate MemberWorks ("Parent") with the guarantor and nonguarantor subsidiaries.

     Investment in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                       As of June 30, 2003
                                              ---------------------------------------------------------------------
                                                                          Nonguarantor                 Consolidated
                                                 Parent      Guarantor    Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Assets
Current assets:
   Cash and cash equivalents..............    $    51,895   $    18,716   $     1,649    $        --   $    72,260
   Restricted cash........................             --         2,732            --             --         2,732
   Accounts receivable....................          2,811         3,907         1,995             --         8,713
   Intercompany receivable................            686           298            --           (984)           --
   Prepaid membership materials...........          1,762           170           264             --         2,196
   Prepaid expenses and other current assets        6,032         1,031           508             --         7,571
   Membership solicitation and other
     deferred costs.......................         73,856         1,853         2,174             --        77,883
                                              ------------  ------------  -------------  ------------  ------------
     Total current assets.................        137,042        28,707         6,590           (984)      171,355
Fixed assets, net.........................         22,193           535         2,241             --        24,969
Goodwill..................................             --        35,320         6,719             --        42,039
Intangible assets, net....................             --         6,656            --             --         6,656
Other assets..............................          3,426            60            --             --         3,486
Investment in subsidiaries................         56,419            --            --        (56,419)           --
                                              ------------  ------------  -------------  ------------  ------------
     Total assets.........................    $   219,080   $    71,278   $    15,550    $   (57,403)  $   248,505
                                              ============  ============  =============  ============= ============

Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long-term
     obligations..........................    $        --   $       244   $        --    $        --   $       244
   Accounts payable.......................         17,678        13,018         1,948             --        32,644
   Accrued liabilities....................         53,692         3,333         2,080             --        59,105
   Intercompany payable...................             --           804           180           (984)           --
   Deferred membership fees...............        163,276         1,007         3,360             --       167,643
   Deferred income taxes..................            662        (1,701)        1,918             --           879
                                              ------------  ------------  -------------  ------------  ------------
     Total current liabilities............        235,308        16,705         9,486           (984)      260,515
Deferred income taxes.....................          2,456         3,260          (571)            --         5,145
Other long-term liabilities...............          1,599            63         1,466             --         3,128
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities....................        239,363        20,028        10,381           (984)      268,788
Shareholders' deficit:
   Preferred stock........................             --            --            --             --            --
   Common stock...........................            178             6             3             (9)          178
   Capital in excess of par value.........        122,425        52,296         9,564        (61,860)      122,425
   Accumulated deficit....................        (17,829)       (1,052)       (3,929)         4,981       (17,829)
   Accumulated other comprehensive loss...           (469)           --          (469)           469          (469)
   Treasury stock.........................       (124,588)           --            --             --      (124,588)
                                              ------------  ------------  -------------  ------------  ------------
     Total shareholders' deficit..........        (20,283)       51,250         5,169        (56,419)      (20,283)
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities and shareholders'
       deficit............................    $   219,080   $    71,278   $    15,550    $   (57,403)  $   248,505
                                              ============  ============  =============  ============= ============

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                       As of June 30, 2003
                                              ---------------------------------------------------------------------
                                                                          Nonguarantor                 Consolidated
                                                 Parent      Guarantor    Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)

Assets
Current assets:
   Cash and cash equivalents..............    $   34,476    $    8,463    $    2,563     $       --    $   45,502
   Restricted cash........................            --         5,683            --             --         5,683
   Marketable securities..................           912            --            --             --           912
   Accounts receivable....................         3,675         4,127         2,029             --         9,831
   Intercompany receivable................         3,538         1,144            --         (4,682)           --
   Prepaid membership materials...........         1,676           180           205             --         2,061
   Prepaid expenses and other current assets       3,233           720           372             --         4,325
   Membership solicitation and other
     deferred costs.......................       124,531         2,157         2,397             --       129,085
                                              ------------  ------------  -------------  ------------  ------------
     Total current assets.................       172,041        22,474         7,566         (4,682)      197,399
Fixed assets, net.........................        27,979           704         2,737             --        31,420
Goodwill..................................            --        35,320         6,719             --        42,039
Intangible assets, net....................            --         8,049            --             --         8,049
Other assets..............................         1,794           116            --             --         1,910
Investment in subsidiaries................        52,067            --            --        (52,067)           --
                                              ------------  ------------  -------------  ------------  ------------
     Total assets.........................    $  253,881    $   66,663    $   17,022     $  (56,749)   $  280,817
                                              ============  ============  =============  ============= ============


Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long-term
     obligations..........................    $       --    $    1,070    $       --     $       --    $    1,070
   Accounts payable.......................        20,005        10,936         1,828             --        32,769
   Accrued liabilities....................        51,706         3,664         2,339             --        57,709
   Intercompany payable...................            --           286         4,396         (4,682)           --
   Deferred membership fees...............       200,981         1,748         3,543             --       206,272
   Deferred income taxes..................            --            --            --             --            --
                                              ------------  ------------  -------------  ------------  ------------
     Total current liabilities............       272,692        17,704        12,106         (4,682)      297,820
Deferred income taxes.....................            --            --            --             --            --
Other long-term liabilities...............         1,819           289         1,519             --         3,627
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities....................       274,511        17,993        13,625         (4,682)      301,447
Shareholders' deficit:
   Preferred stock........................            --            --            --             --            --
   Common stock...........................           175             6           155           (161)          175
   Capital in excess of par value.........       109,254        52,296         9,564        (61,860)      109,254
   Accumulated deficit....................       (42,185)       (3,632)       (5,949)         9,581       (42,185)
   Accumulated other comprehensive loss...          (373)           --          (373)           373          (373)
   Treasury stock.........................       (87,501)           --            --             --       (87,501)
                                              ------------  ------------  -------------  ------------  ------------
     Total shareholders' deficit..........       (20,630)       48,670         3,397        (52,067)      (20,630)
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities and shareholders'
       deficit............................    $  253,881    $   66,663    $   17,022     $  (56,749)   $  280,817
                                              ============  ============  =============  ============= ============

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       As of June 30, 2003
                                              ---------------------------------------------------------------------
                                                                          Nonguarantor                 Consolidated
                                                 Parent      Guarantor    Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues..................................    $  393,958    $   50,787    $   12,972     $     (836)   $  456,881
Expenses:
   Marketing..............................       253,389        23,198         4,086             --       280,673
   Operating..............................        64,539        11,639         3,102           (836)       78,444
   General and administrative.............        60,553        10,381         3,151             --        74,085
   Amortization of intangibles............            --         1,393            --             --         1,393
                                              ------------  ------------  -------------  ------------  ------------
Operating income..........................        15,477         4,176         2,633             --        22,286
Settlement of investment related
   litigation.............................        19,148            --            --             --        19,148
Loss on sale of subsidiary................          (959)           --            --             --          (959)
Loss on investment........................          (206)           --            --             --          (206)
Equity in income of subsidiary............         4,600            --            --         (4,600)           --
Other income (expense), net...............          (532)          124           734             --           326
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes................        37,528         4,300         3,367         (4,600)       40,595
Provision for income taxes................        13,172         1,720         1,347             --        16,239
                                              ------------  ------------  -------------  ------------  ------------
Net income................................    $   24,356    $    2,580    $    2,020     $   (4,600)   $   24,356
                                              ============  ============  =============  ============= ============




                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       As of June 30, 2003
                                              ---------------------------------------------------------------------
                                                                          Nonguarantor                 Consolidated
                                                 Parent      Guarantor    Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues..................................    $  358,283    $   55,380    $   14,576     $     (637)   $  427,602
Expenses:
   Marketing..............................       220,224        22,867         5,883             --       248,974
   Operating..............................        59,286        13,650         6,395           (637)       78,694
   General and administrative.............        60,815        13,600         4,796             --        79,211
   Restructuring charge...................         4,720            --         2,173             --         6,893
   Amortization of intangibles............            --         1,941            --             --         1,941
                                              ------------  ------------  -------------  ------------  ------------
Operating income..........................        13,238         3,322        (4,671)            --        11,889
Gain on sale of subsidiary................        69,379        (3,771)           --             --        65,608
Loss on investment........................       (33,628)           --            --             --       (33,628)
Equity in income of subsidiary............         3,769            --            --         (3,769)           --
Other income (expense), net...............       (14,747)         (136)       14,482             --          (401)
                                              ------------  ------------  -------------  ------------  ------------
Income before minority interest...........        38,011          (585)        9,811         (3,769)       43,468
Minority interest.........................            --           450            --             --           450
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes................        38,011          (135)        9,811         (3,769)       43,918
Provision for income taxes................            --            --            --             --            --
                                              ------------  ------------  -------------  ------------  ------------
Income before cumulative effect of
   accounting change......................        38,011          (135)        9,811         (3,769)       43,918
Cumulative effect of accounting change....            --        (5,907)           --             --        (5,907)
                                              ------------  ------------  -------------  ------------  ------------
Net income................................    $   38,011    $   (6,042)   $    9,811     $   (3,769)   $   38,011
                                              ============  ============  =============  ============= ============

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Year Ended June 30, 2001
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues..................................    $  382,597    $   83,102    $   11,299     $   (1,272)   $  475,726
Expenses:
   Marketing..............................       261,915        38,507         4,610             --       305,032
   Operating..............................        61,745        22,406         7,489         (1,272)       90,368
   General and administrative.............        61,577        29,334         8,821             --        99,732
   Non-recurring charge...................         3,000            --            --             --         3,000
   Amortization of intangibles............            84        10,288           546             --        10,918
                                              ------------  ------------  -------------  ------------  ------------
Operating income..........................        (5,724)      (17,433)      (10,167)            --       (33,324)
Loss on investment........................        (2,172)           --            --             --        (2,172)
Equity in income of subsidiary............       (19,891)           --            --         19,891            --
Other income (expense), net...............           947        (1,443)           46             --          (450)
                                              ------------  ------------  -------------  ------------  ------------
Income before equity in affiliate and
   minority interest......................       (26,840)      (18,876)      (10,121)        19,891       (35,946)
Equity in income of affiliate.............            83            --            --             --            83
Minority interest.........................            --         9,106            --             --         9,106
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes................       (26,757)       (9,770)      (10,121)        19,891       (26,757)
Provision for income taxes................            --            --            --             --            --
                                              ------------  ------------  -------------  ------------  ------------
Income before cumulative effect of
   accounting change......................       (26,757)       (9,770)      (10,121)        19,891       (26,757)
Cumulative effect of accounting change....       (25,730)           --            --             --       (25,730)
                                              ------------  ------------  -------------  ------------  ------------
Net income................................    $  (52,487)   $   (9,770)   $  (10,121)    $   19,891    $  (52,487)
                                              ============  ============  =============  ============= ============

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended June 30, 2001
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
   Net income.............................    $   24,356    $    2,580    $    2,020     $   (4,600)   $   24,356
   Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Change in deferred membership fees...       (37,705)         (741)         (557)            --       (39,003)
     Change in membership solicitation and
       other deferred costs...............        50,675           304           432             --        51,411
     Depreciation and amortization........         9,390         1,750           980             --        12,120
     Deferred income taxes................        11,276         1,559         1,347             --        14,182
     Tax benefit from employee stock plans           942            --            --             --           942
     Gain on settlement of investment
       related litigation.................       (19,148)           --            --             --       (19,148)
     Loss on sale of subsidiary...........           959            --            --             --           959
     Net loss on investment...............           206            --            --             --           206
     Other................................         2,635            --          (150)            --         2,485
   Change in assets and liabilities:
     Restricted cash......................            --         2,951            --             --         2,951
     Accounts receivable..................           504           220            34             --           758
     Intercompany receivable & payable....         2,852         1,364        (4,216)            --            --
     Prepaid membership materials.........           (86)           10           (59)            --          (135)
     Prepaid expenses.....................        (2,799)         (311)         (136)            --        (3,246)
     Other assets.........................        (1,387)           56            --             --        (1,331)
     Accounts payable.....................        (2,457)        2,082           120             --          (255)
     Accrued liabilities..................         2,003          (332)         (390)            --         1,281
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by (used in) operating
   activities.............................        42,216        11,492          (575)        (4,600)       48,533
                                              ------------  ------------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets............        (4,931)         (188)         (344)            --        (5,463)
   Investment in subsidiaries.............        (4,600)           --            --          4,600            --
   Settlement of investment related
     litigation...........................        19,148            --            --             --        19,148
   Other investing activities.............        (1,250)           --            --             --        (1,250)
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by (used in) investing
   activities.............................         8,367          (188)         (344)         4,600        12,435
                                              ------------  ------------  -------------  ------------  ------------
Financing activities
   Net proceeds from exercise of stock
     options..............................         4,050            --            --             --         4,050
   Treasury stock purchases...............       (37,214)           --            --             --       (37,214)
   Payments of long-term obligations......            --        (1,051)           --             --        (1,051)
                                              ------------  ------------  -------------  ------------  ------------
Net cash used in financing activities.....       (33,164)       (1,051)           --             --       (34,215)
                                              ------------  ------------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents.......................            --            --             5             --             5
                                              ------------  ------------  -------------  ------------  ------------
Net increase (decrease) in cash and cash
   equivalents............................        17,419        10,253          (914)            --        26,758
Cash and cash equivalents at beginning of
   year...................................        34,476         8,463         2,563             --        45,502
                                              ------------  ------------  -------------  ------------  ------------
Cash and cash equivalents at end of year..    $   51,895    $   18,716    $    1,649     $       --    $   72,260
                                              ============  ============  =============  ============= ============

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended June 30, 2001
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
Net income (loss).........................    $    38,011   $    (6,042)  $     9,811    $    (3,769)  $    38,011
Adjustments to reconcile net income
   (loss)to net cash provided by operating
   activities:
   Change in deferred membership fees.....        (18,701)        1,721          (136)            --       (17,116)
   Change in membership solicitation and
     other deferred costs.................         16,485        (2,641)        1,194             --        15,038
   Depreciation and amortization..........          9,452         2,544         1,256             --        13,252
   (Gain) loss on sale of subsidiary......        (69,378)        3,770            --             --       (65,608)
   Net loss on investment.................         33,628            --            --             --        33,628
   Non-cash restructuring charges.........             --            --         1,585             --         1,585
   Minority interest......................             --          (450)           --             --          (450)
   Cumulative effect of accounting change.             --         5,907            --             --         5,907
   Other..................................          2,435            54           116             --         2,605
Change in assets and liabilities:
   Restricted cash........................             --        (4,692)           --             --        (4,692)
   Accounts receivable....................          2,837         4,573         1,420             --         8,830
   Intercompany receivable & payable......         24,764       (13,280)      (11,484)            --            --
   Prepaid membership materials...........            560            11          (256)            --           315
   Prepaid expenses.......................         (1,832)         (613)          228             --        (2,217)
   Other assets...........................           (337)           86            --             --          (251)
   Related party payables.................             --            12            --             --            12
   Accounts payable.......................        (10,783)        2,524        (2,493)            --       (10,752)
   Accrued liabilities....................           (199)         (807)          (77)            --        (1,083)
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by (used in) operating
   activities.............................         26,942        (7,323)        1,164         (3,769)       17,014
                                              ------------  ------------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets............         (5,074)         (262)         (425)            --        (5,761)
   Investment in subsidiaries.............         (3,769)           --            --          3,769            --
   Proceeds from sale of subsidiary, net of
     cash sold............................         35,582        10,415            --             --        45,997
   Other investing activities.............          1,499        (1,499)           --             --            --
                                              ------------  ------------  -------------  ------------  ------------
Net cash (used in) provided by investing
   activities.............................         28,238         8,654          (425)         3,769        40,236
                                              ------------  ------------  -------------  ------------  ------------
Financing activities
   Net proceeds from exercise of stock
     options..............................          1,461            54            --             --         1,515
   Treasury stock purchases...............        (34,301)           --            --             --       (34,301)
   Payments of long-term obligations......             --          (718)           --             --          (718)
                                              ------------  ------------  -------------  ------------  ------------
Net cash (used in) financing activities...        (32,840)         (664)           --             --       (33,504)
                                              ------------  ------------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents.......................             --            --            11             --            11
                                              ------------  ------------  -------------  ------------  ------------
Net increase in cash and cash equivalents.         22,340           667           750             --        23,757
Cash and cash equivalents at beginning of
   year...................................         12,136         7,796         1,813             --        21,745
                                              ------------  ------------  -------------  ------------  ------------
Cash and cash equivalents at end of year..    $    34,476   $     8,463   $     2,563    $        --   $    45,502
                                              ============  ============  =============  ============= ============

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    Year Ended June 30, 2001
                                              ----------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
   Net income.............................    $   (52,487)  $    (9,770)  $   (10,121)   $    19,891   $   (52,487)
   Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Change in deferred membership fees...         (4,259)       10,576         2,949             --         9,266
     Change in membership solicitation and
       other deferred costs...............         25,142        (5,640)       (2,325)            --        17,177
     Depreciation and amortization........          7,639        11,356         1,503             --        20,498
     Net loss on investment...............          2,172            --            --             --         2,172
     Equity in income of affiliate........            (83)           --            --             --           (83)
     Minority interest....................             --        (9,106)           --             --        (9,106)
     Cumulative effect of accounting change        25,730            --            --             --        25,730
     Other................................          1,662           867           334             --         2,863
Change in assets and liabilities:
     Restricted cash......................             --          (991)           --             --          (991)
     Accounts receivable..................            (75)       (2,086)         (138)            --        (2,299)
     Intercompany receivable & payable....         (6,570)       (3,440)       10,010             --            --
     Prepaid membership materials.........            613            26          (437)            --           202
     Prepaid expenses and other current
       assets.............................           (535)       (1,675)         (728)            --        (2,938)
     Other assets.........................             23           134           616             --           773
     Related party payables...............             --           176            --             --           176
     Accounts payable.....................         (6,031)        4,218           986             --          (827)
     Accrued liabilities..................         (3,000)        3,629         1,267             --         1,896
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by operating activities.        (10,059)       (1,726)        3,916         19,891        12,022
                                              ------------  ------------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets............        (11,823)       (1,215)       (2,095)            --       (15,133)
   Investment in subsidiaries.............         19,891            --            --        (19,891)           --
   Other investing activities.............          4,944          (800)           --             --         4,144
Business combinations, net of cash acquired        (8,349)        1,164            --             --        (7,185)
                                              ------------  ------------  -------------  ------------  ------------
Net cash (used in) provided by investing
   activities.............................          4,663          (851)       (2,095)       (19,891)      (18,174)
                                              ------------  ------------  -------------  ------------  ------------
Financing activities
   Net proceeds from exercise of stock
     options..............................          3,239         4,820            --             --         8,059
   Net repayments of credit facility......             --            --          (526)            --          (526)
   Treasury stock purchases...............         (8,917)           --            --             --        (8,917)
   Payments of long-term obligations......             (7)         (748)           --             --          (755)
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by (used in) financing
   activities.............................         (5,685)        4,072          (526)            --        (2,139)
                                              ------------  ------------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents.......................             --            --          (133)            --          (133)
                                              ------------  ------------  -------------  ------------  ------------
Net increase in cash and cash equivalents.        (11,081)        1,495         1,162             --        (8,424)
Cash and cash equivalents at beginning of
   period.................................         23,217         6,301           651             --        30,169
                                              ------------  ------------  -------------  ------------  ------------
Cash and cash equivalents at end of period    $    12,136   $     7,796   $     1,813    $        --   $    21,745
                                              ============  ============  =============  ============= ============

                            MemberWorks Incorporated
                Schedule II -- Valuation and Qualifying Accounts

                                                  Charged
                                  Balance at      to Costs    Charged to Other
                                 Beginning of      and             Accounts --     Deductions --       Balance at
         Description                Period        Expense         Describe          Describe          End of Period
----------------------------     -------------   ---------    -----------------  --------------      --------------
Year Ended June 30, 2003
Allowance for membership
   cancellations............       $23,753,000      $--        $281,250,000(A)   $284,069,000(B)        $20,934,000
Valuation allowance for
   deferred tax assets......         6,581,000       --          (6,581,000)(D)         --                       --

Year Ended June 30, 2002
Allowance for membership
   cancellations............       $30,004,000      $--        $277,412,000(A)   $283,663,000(B)        $23,753,000
Valuation allowance for
   deferred tax assets......        22,690,000       --         (16,109,000)(D)         --                6,581,000

Year Ended June 30, 2001
Allowance for membership
   cancellations............       $33,477,000      $--        $362,623,000(A)   $366,096,000(B)        $30,004,000
Valuation allowance for
   deferred tax assets......        10,175,000       --          12,515,000(C)          --               22,690,000

---------------

(A)  Charged to balance sheet account "Deferred membership fees."

(B) Charges for refunds upon membership cancellations. In addition, the allowance was reduced by $2,082,000 in connection with the sale of iPlace in fiscal 2002.

(C) Increase in the valuation allowance for deferred tax assets is due to an increase in deferred tax assets that management does not believe will be more likely than not realizable.

(D) Decrease in the valuation allowance is due to current utilization of deferred tax assets as well as management's belief that the Company will more likely than not realize its deferred tax assets in the future.

                            MEMBERWORKS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)

                                                                                   December 31,        June 30,
                                                                                       2003              2003
                                                                                 ---------------   -------------
                                                                                   (Unaudited)
                                     Assets
Current assets:
   Cash and cash equivalents................................................     $     119,995     $      72,260
   Restricted cash..........................................................             3,169             2,732
   Accounts receivable (net of allowance for doubtful accounts of $1,744 and            11,477             8,713
     $1,743, at December 31, 2003 and June 2003, respectively)..............
   Prepaid membership materials.............................................             3,742             2,196
   Prepaid expenses and other current assets................................             6,932             7,571
   Membership solicitation and other deferred costs.........................            62,618            77,883
                                                                                 ---------------   -------------
     Total current assets...................................................           207,933           171,355
Fixed assets, net...........................................................            22,855            24,969
Goodwill (Note 4)...........................................................            42,039            42,039
Intangible assets, net (Note 4).............................................             6,277             6,656
Other assets................................................................             6,102             3,486
                                                                                 ---------------   -------------
     Total assets...........................................................     $     285,206     $     248,505
                                                                                 ===============   =============
                      Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long-term obligations..............................     $          28     $         244
   Accounts payable.........................................................            29,365            32,644
   Accrued liabilities......................................................            64,982            59,105
   Deferred membership fees.................................................           150,062           167,643
   Deferred income taxes....................................................             6,171               879
                                                                                 ---------------   -------------
     Total current liabilities..............................................           250,608           260,515
Deferred income taxes.......................................................             5,157             5,145
Other long-term liabilities.................................................             2,993             3,128
Convertible debt (Note 6)...................................................            90,000                --
                                                                                 ---------------   -------------
     Total liabilities......................................................           348,758           268,788
                                                                                 ---------------   -------------
Commitments and contingencies (Note 11).....................................                --                --
Shareholders' deficit:
   Preferred stock, $0.01 par value-- 1,000 shares authorized; no shares issued             --                --
   Common stock, $0.01 par value-- 40,000 shares authorized; 18,998 shares                 190               178
     issued (17,847 shares at June 30, 2003)................................
   Capital in excess of par value...........................................           146,646           122,425
   Accumulated deficit......................................................            (6,269)          (17,829)
   Accumulated other comprehensive loss.....................................              (453)             (469)
   Treasury stock, 8,604 shares at cost (6,126 shares at June 30, 2003).....          (203,666)         (124,588)
                                                                                 ---------------   -------------
     Total shareholders' deficit............................................           (63,552)          (20,283)
                                                                                 ---------------   -------------
     Total liabilities and shareholders' deficit............................     $     285,206     $     248,505
                                                                                 ===============   =============


        The accompanying notes are an integral part of these consolidated financial statements.

                            MEMBERWORKS INCORPORATED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                Three Months Ended            Six Months Ended
                                                                   December 31,                 December 31,
                                                               -----------------------      ----------------------
                                                                 2003          2002            2003         2002
                                                               ----------    ---------      ----------   ----------
                                                                     (In thousands, except per share data)

Revenues...............................................        $123,164      $114,045       $236,988      $219,049
Expenses:
   Marketing...........................................          66,745        69,899        133,401       135,448
   Operating...........................................          23,042        19,178         44,505        37,252
   General and administrative..........................          19,195        18,764         37,962        37,627
   Amortization of intangible assets...................             271           346            589           739
                                                               ----------    ---------      ----------   ----------

Operating income.......................................          13,911         5,858         20,531         7,983
Settlement of investment related litigation............              --            --             --        19,148
Loss on sale of subsidiary.............................              --            --             --          (959)
Net loss on investment.................................              --            --             --          (206)
Interest expense.......................................          (1,456)          (25)        (1,570)          (57)
Other income, net......................................             320           246            305           397
                                                               ----------    ---------      ----------   ----------

Income before income taxes.............................          12,775         6,079         19,266        26,306
Provision for income taxes.............................           5,110         2,432          7,706        10,523
                                                               ----------    ---------      ----------   ----------
Net income.............................................          $7,665        $3,647        $11,560       $15,783
                                                               ==========    =========      ==========   ==========
   Basic earnings per share............................           $0.71         $0.29          $1.03         $1.22
                                                               ==========    =========      ==========   ==========
   Diluted earnings per share..........................           $0.60         $0.27          $0.91         $1.17
                                                               ==========    =========      ==========   ==========

Weighted average common shares used in earnings per share calculations:
   Basic...............................................          10,756        12,735         11,192        12,949
                                                               ==========    =========      ==========   ==========
   Diluted.............................................          14,074        13,396         13,541        13,530
                                                               ==========    =========      ==========   ==========


        The accompanying notes are an integral part of these consolidated financial statements.

                            MEMBERWORKS INCORPORATED
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                         For the Six Months
                                                                                         Ended December 31,
                                                                                 -------------------------------
                                                                                       2003              2002
                                                                                 --------------    -------------
                                                                                           (In thousands)
Operating activities
   Net income...............................................................     $     11,560      $     15,783
   Adjustments to reconcile net income to net cash provided by operating activities:
     Change in deferred membership fees.....................................          (17,733)           (9,909)
     Change in membership solicitation and other deferred costs.............           15,368            20,775
     Depreciation and amortization..........................................            5,242             6,169
     Deferred income taxes..................................................            5,304             9,744
     Tax benefit from employee stock plans..................................            1,553               297
     Gain on settlement of investment related litigation....................               --           (19,148)
     Loss on sale of subsidiary.............................................               --               959
     Net loss on investment.................................................               --               206
     Other..................................................................              720               382
   Change in assets and liabilities:
     Restricted cash........................................................             (437)            2,841
     Accounts receivable....................................................           (2,764)           (1,529)
     Prepaid membership materials...........................................           (1,996)           (1,169)
     Prepaid expenses and other current assets..............................            1,243               334
     Other assets...........................................................             (140)             (424)
     Accounts payable.......................................................           (3,351)            1,044
     Accrued liabilities....................................................            5,872             6,522
                                                                                 --------------    -------------
Net cash provided by operating activities...................................           20,441            32,877
                                                                                 --------------    -------------
Investing activities
   Acquisition of fixed assets .............................................           (2,538)           (2,762)
   Settlement of investment related litigation..............................               --            19,148
   Purchase price adjustments from sale of subsidiary.......................               --              (750)
                                                                                 --------------    -------------
Net cash (used in) provided by investing activities.........................           (2,538)           15,636
                                                                                 --------------    -------------
Financing activities
   Net proceeds from exercise of stock options..............................           22,551             1,851
   Treasury stock purchases.................................................          (79,078)          (14,957)
   Net proceeds from issuance of convertible debt...........................           86,568                --
   Payments of long-term obligations........................................             (250)             (927)
                                                                                 --------------    -------------
Net cash provided by (used in) financing activities.........................           29,791           (14,033)
                                                                                 --------------    -------------
Effect of exchange rate changes on cash and cash equivalents................               41               (32)
                                                                                 --------------    -------------
Net increase in cash and cash equivalents...................................           47,735            34,448
Cash and cash equivalents at beginning of period............................           72,260            45,502
                                                                                 --------------    -------------
Cash and cash equivalents at end of period..................................     $    119,995      $     79,950
                                                                                 ==============    =============


        The accompanying notes are an integral part of these consolidated financial statements.

                            MEMBERWORKS INCORPORATED

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 -- Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, such statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management of MemberWorks Incorporated ("the Company" or "MemberWorks") to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Operating results for the three and six months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2004. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K with respect to the fiscal year ended June 30, 2003.

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Note 2 -- Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 3 -- Stock-Based Compensation

     In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company applies the intrinsic value method in accounting for employee stock options. Accordingly, the Company generally does not recognize compensation expense with respect to stock-based awards to employees. If compensation cost for the Company's stock-based compensation plans had been determined based on the fair value (estimated using the Black-Scholes option-pricing model) at the grant dates for awards under those plans consistent with the method of Financial Accounting Standards Board Statement ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" ("SFAS 148"), the Company's pro forma net income and earnings per share would have been as follows:

                                                                    Three Months              Six Months
                                                                        Ended                   Ended
                                                                    December 31,             December 31,
                                                               ----------------------   --------------------
                                                                  2003        2002         2003      2002
                                                               ---------   ----------   ---------   --------
     Net income reported..................................     $   7,665   $   3,647    $ 11,560    $ 15,783
     Add: Stock-based employee compensation expense
        determined under the intrinsic value based method
        for all awards, net of related tax effects........            --          --          --          --
     Deduct: Stock-based employee compensation expense
        determined under the fair value based method for all
        awards, net of related tax effects................         1,262       1,486       2,527       3,071
                                                               ---------   ----------   ---------   --------
     Pro forma net income.................................     $   6,403   $   2,161    $  9,033    $ 12,712
                                                               =========   ==========   =========   ========

     Earnings per share:
        As reported:
          Basic...........................................     $    0.71   $    0.29    $    1.03   $   1.22
          Diluted.........................................     $    0.60   $    0.27    $    0.91   $   1.17
        Pro forma:
          Basic...........................................     $    0.60   $    0.17    $    0.81   $   0.98
          Diluted.........................................     $    0.51   $    0.16    $    0.72   $   0.94


NOTE 4 -- Goodwill and Other Intangible Assets

     The gross carrying value and accumulated amortization of goodwill and other intangibles are as follows (in thousands):

                                               As of December 31, 2003              As of June 30, 2003
                                          --------------------------------   -------------------------------
                                           Gross Carrying     Accumulated     Gross Carrying     Accumulated
                                               Amount        Amortization         Amount        Amortization
                                          ---------------   --------------   ---------------- - ------------
     Amortized intangible assets:
        Membership and Client
          Relationships..............     $    13,405       $    (7,269)     $    13,195       $    (6,730)
        Other........................             950              (809)             950              (759)
                                          ---------------   --------------   ----------------  -------------
          Total amortized intangible
            assets...................     $    14,355       $    (8,078)     $    14,145       $    (7,489)
                                          ---------------   --------------   ----------------  -------------
          Intangible assets, net.....     $     6,277                        $     6,656
                                          ===============                    ================

     Unamortized intangible assets:
        Goodwill.....................     $    42,039                        $    42,039
                                          ===============                    ================

     Acquired intangibles, except member relationships, are recorded at cost and are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 20 years. The value of member relationships is amortized using an accelerated method based on estimated future cash flows. The future intangible amortization expense for the next five years is estimated to be as follows (in thousands):

        Fiscal Year:
        2004........................................................   1,090
        2005........................................................     900
        2006........................................................     755
        2007........................................................     599
        2008........................................................     485

     As a result of increased integration of operations and management at three of its five reporting units during fiscal 2003, the Company aggregated these three reporting units into a single reporting unit for fiscal 2004 impairment testing purposes, resulting in a total of three reporting units in the current year. Goodwill was tested for impairment during the quarter ended September 30, 2003 as required by SFAS 142. The Company concluded that none of its goodwill was impaired. Fair value was estimated using discounted cash flow methodologies. In addition, the Company reassessed the estimated useful lives of its definite-lived intangible assets and determined that the lives were appropriate. The Company will test the goodwill of each of its reporting units annually or more frequently if impairment indicators exist.

NOTE 5 -- Allowance for Membership Cancellations

     Accrued liabilities set forth in the accompanying condensed consolidated balance sheets as of December 31, 2003 and June 30, 2003 include an allowance for membership cancellations of $21,320,000 and $20,934,000, respectively. Recording an allowance for membership cancellations has the effect of reducing the amount of deferred membership fees recorded.

NOTE 6 -- Convertible Debt

     On September 30, 2003, the Company issued $90,000,000 aggregate principal amount of 5.5% convertible senior subordinated notes ("Notes") due September 2010 in a private offering pursuant to rule 144A of the Securities Act of 1933, as amended. The Notes bear interest at the rate of 5.5% per year, which will be payable in cash semi-annually in arrears on April 1 and October 1 of each year, with the first payment due on April 1, 2004. Holders of the Notes may convert their Notes into shares of MemberWorks common stock at any time prior to maturity at an initial conversion price of approximately $40.37 per share, which is equivalent to an initial conversion rate of approximately 24.7739 shares per $1,000 principal amount of the Notes. In accordance with Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," these Notes have been classified as a liability.

     On December 3, 2003, Memberworks filed on Form S-3 a shelf registration statement with the Securities and Exchange Commission covering the resale of the Notes and the common stock issuable upon their conversion, which has not yet been declared effective.

     Debt issuance costs associated with this issuance were $3,432,000 for the six months ended December 31, 2003. Debt issuance costs are capitalized and amortized as interest expense over the term of the Notes using the effective interest method.

NOTE 7 -- Restructuring Charges

     During fiscal 2002, the Company announced the implementation of several cost saving initiatives due to a slowdown in consumer response rates and increased economic uncertainty in both the U.S. and abroad. This restructuring program included a workforce reduction, the closing of the Company's United Kingdom operations and the downsizing of the operational infrastructure throughout the Company. As a result of the restructuring program, the Company recorded restructuring charges of $6,893,000 during the quarter ended December 31, 2001.

     The following is a rollforward of the major components of the restructuring reserve (in thousands) which is recorded in accrued liabilities and other long-term liabilities:

                                                           Workforce    Lease
                                                           Reduction  Obligations    Total
                                                           ---------  -----------  ---------
     Restructuring reserve balance at June 30, 2002......   $   391   $   2,546    $   2,937
     Additions to the reserve............................        --          --           --
     Charges to the reserve..............................       300         836        1,136
                                                           ---------  -----------  ---------
     Restructuring reserve balance at June 30, 2003......        91       1,710        1,801
     Additions to the reserve............................        --          --           --
     Charges to the reserve..............................        54          41           95
                                                           ---------  -----------  ---------
     Restructuring reserve balance at December 31, 2003..   $    37   $   1,669    $   1,706
                                                           =========  ===========  =========

NOTE 8 -- Income Tax Expense

     Income tax expense as a percentage of pre-tax income was 40% for the three and six months ended December 31, 2003 and 2002. The effective tax rate was higher than the U.S. statutory rate for the three and six months ended December 31, 2003 and 2002 primarily due to state taxes and other non-deductible items. Tax benefits resulting from the exercise of nonqualified stock options and the disqualifying dispositions of shares issued under the Company's stock based compensation plans reduced taxes payable by $38,000 and $271,000 during the quarter ended December 31, 2003 and 2002, respectively. Tax benefits resulting from the exercise of nonqualified stock options and the disqualifying dispositions of shares issued under the Company's stock based compensation plans reduced taxes payable by $1,553,000 and $297,000 during the six months ended December 31, 2003 and 2002, respectively. Such benefits are credited to capital in excess of par value.

NOTE 9 -- Earnings Per Share

     Basic and diluted earnings per share amounts are determined in accordance with the provisions of SFAS No. 128, "Earnings Per Share." The following table sets forth the reconciliation of the numerators and denominators in the computation of basic and diluted earnings per share (in thousands, except per share data):

                                                                 Three Months Ended        Six Months Ended
                                                                    December 31,             December 31,
                                                               ---------------------   ----------------------
                                                                  2003       2002         2003        2002
                                                               ---------- ----------   ----------- ----------

     Numerator:
     Income available to common shareholders used in basic
        earnings per share.................................    $   7,665   $   3,647    $  11,560   $  15,783
     Add back:  Interest expense on convertible securities.          743          --          751          --
                                                               ---------- ----------   ----------- ----------
     Income available to common shareholders after assumed
        conversion of convertible debt for diluted earnings
        per share..........................................    $   8,408   $   3,647    $  12,311   $  15,783
                                                               ========== ==========   =========== ==========
     Denominator:
     Weighted average number of common shares outstanding--
        basic..............................................       10,756      12,735       11,192      12,949
     Effect of dilutive securities:
     Convertible securities................................        2,230          --        1,127          --
     Options...............................................        1,088         661        1,222         581
                                                               ---------- ----------   ----------- ----------
     Weighted average number of common shares outstanding--
        diluted............................................       14,074      13,396       13,541      13,530
                                                               ========== ==========   =========== ==========
     Basic earnings per share..............................    $    0.71   $    0.29    $    1.03   $    1.22
                                                               ========== ==========   =========== ==========
     Diluted earnings per share............................    $    0.60   $    0.27    $    0.91   $    1.17
                                                               ========== ==========   =========== ==========

     The diluted earnings per share calculation excludes the effect of potentially dilutive shares when their effect is antidilutive. For the three months ended December 31, 2003 and 2002, the Company had 996,000 and 3,041,000 shares, respectively, of potentially dilutive stock options outstanding that are not included in the calculation as they are antidilutive. For the six months ended December 31, 2003 and 2002, the Company had 765,000 and 3,112,000 shares, respectively, of potentially dilutive stock options that are not included in the calculations as they are antidilutive.

NOTE 10 -- Comprehensive Income

     The components of comprehensive income are as follows (in thousands):

                                                                 Three Months Ended        Six Months Ended
                                                                    December 31,             December 31,
                                                               ---------------------   ----------------------
                                                                  2003       2002         2003        2002
                                                               ---------- ----------   ----------- ----------

     Net income...........................................     $  7,665    $  3,647     $ 11,560    $ 15,783
     Foreign currency translation gain (loss).............           14           5           16         (80)
                                                               ---------- ----------   ----------- ----------
     Comprehensive income.................................     $  7,679    $  3,652     $ 11,576    $ 15,703
                                                               ========== ==========   =========== ==========

NOTE 11 -- Commitments and Contingencies

     The Company operates in leased facilities. Management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term.

     As of December 31, 2003, the Company has purchase obligations of $1,407,000 outstanding, of which $250,000 has been recorded in the Condensed Consolidated Balance Sheet.

     Except as set forth below, in management's opinion, there are no significant legal proceedings to which the Company or any of its subsidiaries is a party or to which any of their properties are subject. The Company is involved in other lawsuits and claims generally incidental to its business including, but not limited to, various suits, including previously disclosed suits, brought against the Company by individual consumers seeking monetary and/or injunctive relief relating to the marketing of he Company's programs. In addition, from time to time, and in the regular course of its business, the Company receives inquiries from various federal and/or state regulatory authorities.

     In March 2001, an action was instituted by plaintiff Teresa McClain against Coverdell & Company ("Coverdell"), a wholly-owned subsidiary of the Company, Monumental Life Insurance Company and other defendants in the United States District Court for the Eastern District of Michigan, Southern Division. The suit, which seeks unspecified monetary damages, alleges that Coverdell and the other defendants violated the Michigan Consumer Protection Act and other applicable Michigan laws in connection with the marketing of Monumental Life Insurance Company insurance products. The complaint includes a claim that the suit should be certified as a class action and the plaintiff has filed a motion for class certification to which all of the defendants have filed opposing papers regarding the same. The Court certified a class of Michigan residents. The Court of Appeals denied the defendants' petition for leave to appeal the certification order. No discovery scheduling order has been set. The Company believes that the claims made against Coverdell are unfounded and Coverdell and the Company will vigorously defend their interests against this suit.

     On January 24, 2003, the Company filed a motion with the Superior Court for the Judicial District of Hartford, Connecticut to vacate and oppose the confirmation of an arbitration award issued in December 2002. The arbitration, filed against the Company by MedValUSA Health Programs, Inc. ("MedVal") in September 2000, involved claims of breach of contract, breach of the duty of good faith and fair dealing, and violation of the Connecticut Unfair Trade Practices Act ("CUTPA"). Even though the arbitrators found that MemberWorks was not liable to MedVal for any compensatory damages, they awarded $5,495,000 in punitive damages and costs against MemberWorks solely under CUTPA. MemberWorks believes that this arbitration award is unjustified and not based on any existing legal precedent. Specifically, the Company is challenging the award on a number of grounds, including that it violates a well defined public policy against excessive punitive damage awards, raises constitutional issues and disregards certain legal requirements for a valid award under CUTPA. The hearing on the Company's motion was held on February 10, 2003. On June 22, 2003, the Superior Court denied the Company's motion to vacate the award, and the Company filed an appeal of that decision. While the Company intends to take action to prevent the enforcement of the award by, among other things, vigorously pursuing an appeal, there can be no assurance that MemberWorks will be successful in its efforts. The Company has made no provision in its financial statements for this contingency because it believes that a loss is not probable. If the Company were ultimately unsuccessful in this or other available appeals, and a final non-appealable court order confirming the arbitration award is rendered, the payment of the award could have a material adverse effect on the Company's results of operations in the period in which the final order is entered.

     On October 21, 2003, the Florida Attorney General's Office filed a civil complaint against the Company based upon concerns that some of its past marketing practices may have violated various consumer laws. The Company believes that any legitimate concerns have previously been fully addressed, including the implementation of industry-leading Best Marketing Practices and voluntary agreements incorporating those practices, such as the nationwide assurance agreement that the Company entered into with the State of Nebraska in 2001. The Company believes that the allegations of the complaint are unfounded and the Company intends to vigorously defend its interests in this matter. The Company further believes that the potential liability represented by the lawsuit and the final resolution of this matter will not be material to the Company.

NOTE 12 -- New Accounting Pronouncements

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which was revised in December 2003. FIN 46 clarifies the application of Accounting Research Bulletin No. 51 and provides guidance on the identification of and reporting for variable interest entities. FIN 46 is effective immediately for variable interest entities formed after January 31, 2003 and is effective for periods ending after March 15, 2004 for any variable interest entity formed prior to February 1, 2003. While it will continue to evaluate the requirements of FIN 46, MemberWorks does not believe that the adoption of FIN 46 will have a material impact on the Company's financial statements.

     In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity " ("SFAS 150"). This statement requires that certain financial instruments that were accounted for as equity under previous guidance be classified as liabilities in statements of financial position. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial statements.

NOTE 13 -- Guarantor and Nonguarantor Financial Statements

     MemberWorks has entered into an agreement to sell an aggregate of $150.0 million of Senior Notes in private placements pursuant to Rule 144A. The Senior Notes will be unsecured obligations and will rank pari passu in right of payment to all of the Company's existing and future senior unsecured indebtedness and senior in right of payment to all of the Company's existing and future subordinated indebtedness that expressly provides for its subordination to the Notes. The Senior Notes will be fully and unconditionally guaranteed by all of the Company's existing and future domestic subsidiaries and certain of the Company's existing and future foreign subsidiaries.

     The following consolidating financial information presents the consolidating balance sheets as of December 31, 2003 and June 30, 2003, the related statements of income for each of the three and six month periods ended December 31, 2003 and December 31, 2002 and the related statements of cash flows for the six month periods ended December 31, 2003 and 2002. The information includes elimination entries necessary to consolidate MemberWorks ("Parent") with the guarantor and nonguarantor subsidiaries.

     Investment in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                     As of December 31, 2003
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Assets
Current assets:
   Cash and cash equivalents.............     $   99,518    $   18,369    $    2,108     $       --    $  119,995
   Restricted cash.......................             --         3,169            --             --         3,169
   Accounts receivable...................          4,048         3,561         3,868             --        11,477
   Intercompany receivable...............          1,671           384            --         (2,055)           --
   Prepaid membership materials..........          2,678           175           889             --         3,742
   Prepaid expenses and other current assets       5,373         1,164           395             --         6,932
   Membership solicitation and other
     deferred costs......................         54,303         5,624         2,691             --        62,618
                                              ------------  ------------  -------------  ------------  ------------
     Total current assets................        167,591        32,446         9,951         (2,055)      207,933
Fixed assets, net........................         20,096           583         2,176             --        22,855
Goodwill.................................             --        35,320         6,719             --        42,039
Intangible assets, net...................             --         6,277            --             --         6,277
Other assets.............................          6,082            20            --             --         6,102
Investment in subsidiaries...............         58,067            --            --        (58,067)           --
                                              ------------  ------------  -------------  ------------  ------------
     Total assets........................     $  251,836    $   74,646    $   18,846     $  (60,122)   $  285,206
                                              ============  ============  =============  ============  ============

Liabilities and Shareholders' Deficit
Current liabilities:
   Current maturities of long-term
     obligations.........................     $       --    $       28    $       --     $       --    $       28
   Accounts payable......................         13,339        12,876         3,150             --        29,365
   Accrued liabilities...................         58,321         4,182         2,479             --        64,982
   Intercompany payable..................             --         1,686           369         (2,055)           --
   Deferred membership fees..............        144,702         1,142         4,218             --       150,062
   Deferred income taxes.................          4,900          (877)        2,148             --         6,171
                                              ------------  ------------  -------------  ------------  ------------
     Total current liabilities...........        221,262        19,037        12,364         (2,055)      250,608
Deferred income taxes....................          2,532         3,152          (527)            --         5,157
Other long-term liabilities..............          1,594            --         1,399             --         2,993
Convertible debt.........................         90,000            --            --             --        90,000
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities...................        315,388        22,189        13,236         (2,055)      348,758
Shareholders' deficit:
   Preferred stock.......................             --            --            --             --            --
   Common stock..........................            190             6             3             (9)          190
   Capital in excess of par value........        146,646        52,296         9,564        (61,860)      146,646
   Accumulated deficit...................         (6,269)          155        (3,504)         3,349        (6,269)
   Accumulated other comprehensive loss             (453)           --          (453)           453          (453)
   Treasury stock........................       (203,666)           --            --             --      (203,666)
                                              ------------  ------------  -------------  ------------  ------------
     Total shareholders' deficit (equity)        (63,552)       52,457         5,610        (58,067)      (63,552)
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities and shareholders'
       deficit...........................     $  251,836    $   74,646    $   18,846     $  (60,122)   $  285,206
                                              ============  ============  =============  ============  ============

                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                       As of June 30, 2003
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
 Assets
 Current assets:
   Cash and cash equivalents.............     $   51,895    $   18,716    $    1,649     $       --    $   72,260
   Restricted cash.......................             --         2,732            --             --         2,732
   Accounts receivable...................          2,811         3,907         1,995             --         8,713
   Intercompany receivable...............            686           298            --           (984)           --
   Prepaid membership materials..........          1,762           170           264             --         2,196
   Prepaid expenses and other current assets       6,032         1,031           508             --         7,571
   Membership solicitation and other
     deferred costs......................         73,856         1,853         2,174             --        77,883
                                              ------------  ------------  -------------  ------------  ------------
     Total current assets................        137,042        28,707         6,590           (984)      171,355
 Fixed assets, net.......................         22,193           535         2,241             --        24,969
 Goodwill................................             --        35,320         6,719             --        42,039
 Intangible assets, net..................             --         6,656            --             --         6,656
 Other assets............................          3,426            60            --             --         3,486
 Investment in subsidiaries..............         56,419            --            --        (56,419)           --
                                              ------------  ------------  -------------  ------------  ------------
     Total assets........................     $  219,080    $   71,278    $   15,550     $  (57,403)   $  248,505
                                              ============  ============  =============  ============  ============

 Liabilities and Shareholders' Deficit
 Current liabilities:
   Current maturities of long-term
     obligations.........................     $       --    $      244    $       --     $       --    $      244
   Accounts payable......................         17,678        13,018         1,948             --        32,644
   Accrued liabilities...................         53,692         3,333         2,080             --        59,105
   Intercompany payable..................             --           804           180           (984)           --
   Deferred membership fees..............        163,276         1,007         3,360             --       167,643
   Deferred income taxes.................            662        (1,701)        1,918             --           879
                                              ------------  ------------  -------------  ------------  ------------
     Total current liabilities...........        235,308        16,705         9,486           (984)      260,515
 Deferred income taxes...................          2,456         3,260          (571)            --         5,145
 Other long-term liabilities.............          1,599            63         1,466             --         3,128
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities...................        239,363        20,028        10,381           (984)      268,788
 Shareholders' deficit:
   Preferred stock.......................             --            --            --             --            --
   Common stock..........................            178             6             3             (9)          178
   Capital in excess of par value........        122,425        52,296         9,564        (61,860)      122,425
   Accumulated deficit...................        (17,829)       (1,052)       (3,929)         4,981       (17,829)
   Accumulated other comprehensive
     loss................................           (469)           --          (469)           469          (469)
   Treasury stock........................       (124,588)           --            --             --      (124,588)
                                              ------------  ------------  -------------  ------------  ------------
     Total shareholders' deficit.........        (20,283)       51,250         5,169        (56,419)      (20,283)
                                              ------------  ------------  -------------  ------------  ------------
     Total liabilities and shareholders'
       deficit...........................     $  219,080    $   71,278    $   15,550     $  (57,403)   $  248,505
                                              ============  ============  =============  ============  ============

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                          For the Three Months Ended December 31, 2003
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues.................................     $ 103,006     $  15,128     $   5,451      $    (421)    $ 123,164
Expenses:
   Marketing.............................        58,013         7,532         1,200             --        66,745
   Operating.............................        17,762         3,156         2,545           (421)       23,042
   General and administrative............        15,631         2,583           981             --        19,195
   Amortization of intangible assets.....            --           271            --             --           271
                                              ------------  ------------  -------------  ------------  ------------
Operating income.........................        11,600         1,586           725             --        13,911
Interest expense.........................        (1,456)           --            --             --        (1,456)
Equity in income of subsidiaries.........         1,423            --            --         (1,423)           --
Other income, net........................           260            61            (1)            --           320
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes...............        11,827         1,647           724         (1,423)       12,775
Provision for income taxes...............         4,162           659           289             --         5,110
                                              ------------  ------------  -------------  ------------  ------------
Net income...............................     $   7,665     $     988     $     435      $  (1,423)    $   7,665
                                              ============  ============  =============  ============  ============

                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                          For the Three Months Ended December 31, 2002
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues.................................     $  98,509     $  12,409     $   3,313      $    (186)    $ 114,045
Expenses:
   Marketing.............................        63,262         5,578         1,059             --        69,899
   Operating.............................        15,654         2,877           833           (186)       19,178
   General and administrative............        15,451         2,526           787             --        18,764
   Amortization of intangible assets.....            --           346            --             --           346
                                              ------------  ------------  -------------  ------------  ------------
Operating income.........................         4,142         1,082           634             --         5,858
Interest expense.........................           (23)           (2)           --             --           (25)
Equity in income of subsidiaries.........         1,066            --            --         (1,066)           --
Other income, net........................           183            35            28             --           246
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes...............         5,368         1,115           662         (1,066)        6,079
Provision for income taxes...............         1,721           446           265             --         2,432
                                              ------------  ------------  -------------  ------------  ------------
Net income...............................     $   3,647     $     669     $     397      $  (1,066)    $   3,647
                                              ============  ============  =============  ============  ============

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           For the Six Months Ended December 31, 2003
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues.................................     $  201,176    $   27,998    $    8,598     $     (784)   $  236,988
Expenses:
   Marketing.............................        117,124        14,039         2,238             --       133,401
   Operating.............................         35,144         6,358         3,787           (784)       44,505
   General and administrative............         31,016         5,089         1,857             --        37,962
   Amortization of intangible assets.....             --           589            --             --           589
                                              ------------  ------------  -------------  ------------  ------------
Operating income.........................         17,892         1,923           716             --        20,531
Interest expense.........................         (1,570)           --            --             --        (1,570)
Equity in income of subsidiaries.........          1,632            --            --         (1,632)           --
Other income, net........................            224            89            (8)            --           305
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes...............         18,178         2,012           708         (1,632)       19,266
Provision for income taxes...............          6,618           805           283             --         7,706
                                              ------------  ------------  -------------  ------------  ------------
Net income...............................     $   11,560    $    1,207    $      425     $   (1,632)   $   11,560
                                              ============  ============  =============  ============  =============

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           For the Six Months Ended December 31, 2002
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Revenues.................................     $  188,381    $   24,767    $    6,370     $     (469)   $  219,049
Expenses:
   Marketing.............................        122,029        11,182         2,237             --       135,448
   Operating.............................         30,350         5,863         1,508           (469)       37,252
   General and administrative............         30,799         5,266         1,562             --        37,627
   Amortization of intangible assets.....             --           739            --             --           739
                                              ------------  ------------  -------------  ------------  ------------
Operating income.........................          5,203         1,717         1,063             --         7,983
Settlement of investment related litigation       19,148            --            --             --        19,148
Loss on sale of subsidiary...............           (959)           --            --             --          (959)
Net loss on investment...................           (206)           --            --             --          (206)
Interest expense.........................            (46)          (11)           --             --           (57)
Equity in income of subsidiaries.........          1,716            --            --         (1,716)           --
Other income, net........................            307            67            23             --           397
                                              ------------  ------------  -------------  ------------  ------------
Income before income taxes...............         25,163         1,773         1,086         (1,716)       26,306
Provision for income taxes...............          9,380           709           434             --        10,523
                                              ------------  ------------  -------------  ------------  ------------
Net income...............................     $   15,783    $    1,064    $      652     $   (1,716)   $   15,783
                                              ============  ============  =============  ============  =============

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           For the Six Months Ended December 31, 2003
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
   Net income............................     $   11,560    $    1,207    $      425     $   (1,632)   $   11,560
   Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Change in deferred membership fees..        (18,574)          135           706             --       (17,733)
     Change in membership solicitation and
       other deferred costs..............         19,553        (3,771)         (414)            --        15,368
     Depreciation and amortization.......          4,151           741           350             --         5,242
     Deferred income taxes...............          4,314           716           274             --         5,304
     Tax benefit from employee stock plans         1,553            --            --             --         1,553
     Other...............................            602           118            --             --           720
   Change in assets and liabilities:
     Restricted cash.....................             --          (437)           --             --          (437)
     Accounts receivable.................         (1,237)          346        (1,873)            --        (2,764)
     Intercompany receivable & payable...           (985)          796           189             --            --
     Prepaid membership materials........         (1,366)           (5)         (625)            --        (1,996)
     Prepaid expenses and other current
       assets                                      1,223           (93)          113             --         1,243
     Other assets........................            212          (352)           --             --          (140)
     Accounts payable....................         (4,339)         (214)        1,202             --        (3,351)
     Accrued liabilities.................          4,629           917           326             --         5,872
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by operating activities         21,296           104           673         (1,632)       20,441
                                              ------------  ------------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets...........         (2,082)         (201)         (255)            --        (2,538)
   Investment in subsidiaries............         (1,632)           --            --          1,632            --
                                              ------------  ------------  -------------  ------------  ------------
Net cash used in by investing activities.         (3,714)         (201)         (255)         1,632        (2,538)
                                              ------------  ------------  -------------  ------------  ------------
   Net proceeds from exercise of stock
     options.............................         22,551            --            --             --        22,551
   Treasury stock purchases..............        (79,078)           --            --             --       (79,078)
   Net proceeds from issuance of
     convertible debt....................         86,568            --            --             --        86,568
   Payments of long-term obligations.....             --          (250)           --             --          (250)
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by (used in) financing
   activities............................         30,041          (250)           --             --        29,791
                                              ------------  ------------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents......................             --            --            41             --            41
                                              ------------  ------------  -------------  ------------  ------------
Net increase (decrease) in cash and cash
   equivalents...........................         47,623          (347)          459             --        47,735
Cash and cash equivalents at beginning of
   period................................         51,895        18,716         1,649             --        72,260
                                              ------------  ------------  -------------  ------------  ------------
Cash and cash equivalents at end of period    $   99,518    $   18,369    $    2,108     $       --    $  119,995
                                              ============  ============  =============  ============  =============

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           For the Six Months Ended December 31, 2002
                                              ---------------------------------------------------------------------
                                                             Guarantor    Nonguarantor                 Consolidated
                                                 Parent     Subsidiaries  Subsidiaries   Eliminations     Total
                                              ------------  ------------  -------------  ------------  ------------
                                                                         (In thousands)
Operating activities
   Net income............................     $    15,783   $     1,064   $       652    $    (1,716)  $    15,783
   Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Change in deferred membership fees..          (8,690)         (600)         (619)            --        (9,909)
     Change in membership solicitation and
       other deferred costs..............          19,657           521           597             --        20,775
     Depreciation and amortization.......           4,743           940           486             --         6,169
     Deferred income taxes...............           8,601           709           434             --         9,744
     Tax benefit from employee stock plans            297            --            --             --           297
     Gain on settlement of investment
       related litigation................         (19,148)           --            --             --       (19,148)
     Loss on sale of subsidiary..........             959            --            --             --           959
     Net loss on investment..............             206            --            --             --           206
     Other...............................             382            --            --             --           382
Change in assets and liabilities:
     Restricted cash.....................              --         2,841            --             --         2,841
     Accounts receivable.................             587          (567)       (1,549)            --        (1,529)
     Intercompany receivable & payable...           1,098           686        (1,784)            --            --
     Prepaid membership materials........          (1,151)           --           (18)            --        (1,169)
     Prepaid expenses and other current
       assets                                         586          (380)          128             --           334
     Other assets........................            (451)           27            --             --          (424)
     Accounts payable....................          (3,070)        3,371           743             --         1,044
     Accrued liabilities.................           6,359           304          (141)            --         6,522
                                              ------------  ------------  -------------  ------------  ------------
Net cash provided by (used in) operating
   activities............................          26,748         8,916        (1,071)        (1,716)       32,877
                                              ------------  ------------  -------------  ------------  ------------
Investing activities
   Acquisition of fixed assets...........          (2,677)          (62)          (23)            --        (2,762)
   Investment in subsidiaries............          (1,716)           --            --          1,716            --
   Settlement of investment related
     litigation..........................          19,148            --            --             --        19,148
   Purchase price adjustments from sale of
     subsidiary..........................            (750)           --            --             --          (750)
                                              ------------  ------------  -------------  ------------  ------------
Net cash (used in) provided by investing
   activities............................          14,005           (62)          (23)         1,716        15,636
                                              ------------  ------------  -------------  ------------  ------------
Financing activities.....................
   Net proceeds from exercise of stock
     options.............................           1,851            --            --             --         1,851
   Treasury stock purchases..............         (14,957)           --            --             --       (14,957)
   Payments of long-term obligations.....              --          (927)           --             --          (927)
                                              ------------  ------------  -------------  ------------  ------------
Net cash used in financing activities....         (13,106)         (927)           --             --       (14,033)
                                              ------------  ------------  -------------  ------------  ------------
Effect of exchange rate changes on cash and
   cash equivalents......................              --            --           (32)            --           (32)
                                              ------------  ------------  -------------  ------------  ------------
Net increase (decrease) in cash and cash
   equivalents...........................          27,647         7,927        (1,126)            --        34,448
Cash and cash equivalents at beginning of
   period................................          34,476         8,463         2,563             --        45,502
                                              ------------  ------------  -------------  ------------  ------------
Cash and cash equivalents at end of period    $    62,123   $    16,390   $     1,437    $        --   $    79,950
                                              ============  ============  =============  ============  =============

                                     PART II

Item 20. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expense in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Our certificate of incorporation and by-laws provide that we shall, to the maximum extent permitted under Delaware law, indemnify any director or officer of the corporation who is or was made a party to any action or proceeding by reason of the fact that he or she is or was an agent of the corporation, against liability incurred in connection with such action or proceeding. We have entered into agreements with our directors, executive officers and some of our other officers implementing such indemnification. In addition, our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the liability of directors for monetary damages for breach of fiduciary duty. We may also purchase and maintain insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 21. Exhibits and Financial Statement Schedules

     (a)  Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

     (b)  Financial Statement Schedule.

     Not applicable.

Item 22.  Undertakings

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    MEMBERWORKS INCORPORATED

                                    By:  /s/ George Thomas
                                         ------------------------------
                                         George Thomas
                                         Senior Vice President, General Counsel

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------      President, Chief Executive Officer and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------      Executive Vice President and Chief Financial
James B. Duffy                   Officer
/s/ Alec L. Ellison
---------------------------      Director
Alec L. Ellison
/s/ Scott N. Flanders
---------------------------      Director
Scott N. Flanders
/s/ Robert Kamerschen
---------------------------      Director
Robert Kamerschen
/s/ Michael T. McClorey
---------------------------      Director
Michael T. McClorey
/s/ Edward M. Stern
---------------------------      Director
Edward M. Stern
/s/ Marc S. Tesler
---------------------------      Director
Marc S. Tesler

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA BALTIMORE LLC

                                    By:  /s/ George Thomas
                                         ------------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------           President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------           Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------           Director
George Thomas
/s/ Bruce Croxon
---------------------------           Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA COLORADO LLC

                                    By:  /s/ George Thomas
                                         ------------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA GEORGIA LLC

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA MICHIGAN LLC

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA NEW JERSEY LLC

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                     INTERACTIVE VOICE MEDIA NEW YORK LLC

                                     By:  /s/ George Thomas
                                          ---------------------------
                                          George Thomas
                                          Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----
/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA OHIO LLC

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA PENNSYLVANIA LLC

                                    By:  /s/ George Thomas
                                         ------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    LAVALIFE WASHINGTON D.C., L.L.C.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE MEDIA GROUP (USA) LTD.

                                    By:   /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----
/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE MEDIA CONSOLIDATED, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE (TX) VOICE MEDIA CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----
/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ Gary A. Johnson
---------------------------         Vice President, Treasurer and Director
Gary A. Johnson
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE L.A. VOICE MEDIA CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE MEDIA (IL) CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE MEDIA MO CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    BARNES HOLDING CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE S.J. VOICE MEDIA CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA (CA) CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA (MN) CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    INTERACTIVE VOICE MEDIA (SACRAMENTO) CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Gary A. Johnson
---------------------------         President and Director
Gary A. Johnson
/s/ James B. Duffy
---------------------------         Vice President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Bruce Croxon
---------------------------         Director
Bruce Croxon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    COVERDELL & COMPANY, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Assistant Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Michael Owens
---------------------------         President and Chief Executive Officer
Michael Owens
/s/ James B. Duffy
---------------------------         Director
James B. Duffy

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    DISCOUNT DEVELOPMENT SERVICES, L.L.C

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Assistant Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Vincent DiBenedetto
---------------------------         President
Vincent DiBenedetto
/s/ James B. Duffy
---------------------------         Vice President and Director
James B. Duffy

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    MEMBERWORKS CANADA LLC

                                    By: /s/ George Thomas
                                        ---------------------------
                                        George Thomas
                                        Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Manager
James B. Duffy
/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    IMPAQ MARKETING CORPORATION

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Director
James B. Duffy

/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    BEST BENEFITS, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Director
James B. Duffy
/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    UNI-CARE, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Assistant Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Vincent DiBenedetto
---------------------------         President
Vincent DiBenedetto
/s/ James B. Duffy
---------------------------         Vice President, Secretary and Director
James B. Duffy

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    QUOTA-PHONE, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Director
James B. Duffy
/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    COUNTRYWIDE DENTAL, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Director
James B. Duffy
/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    MEMBERWORKS CANADA HOLDCO, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Treasurer and Director
James B. Duffy
/s/ George Thomas
---------------------------         Director
George Thomas
/s/ Gary A. Johnson
---------------------------         Director
Gary A. Johnson

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    LAVALIFE CORP.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Assistant Secretary

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ Bruce Croxon
---------------------------         Chief Executive Officer and Director
Bruce Croxon
/s/ James B. Duffy
---------------------------         Assistant Treasurer and Director
James B. Duffy
/s/ Gary A. Johnson
---------------------------         Director
Gary A. Johnson
/s/ George Thomas
---------------------------         Director
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    MYHEALTHYSAVINGS.COM, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Director
James B. Duffy
/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 12, 2004.

                                    BILLING SERVICES INTERNATIONAL, INC.

                                    By:  /s/ George Thomas
                                         ---------------------------
                                         George Thomas
                                         Vice President and Treasurer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2004.

     Each individual whose signature appears below constitutes and appoints George Thomas his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                              Title
        ---------                              -----

/s/ James B. Duffy
---------------------------         President, Secretary and Director
James B. Duffy
/s/ George Thomas
---------------------------         Vice President and Treasurer
George Thomas


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


                                  EXHIBIT INDEX

    Exhibit No.   Description of Exhibits
    -----------   -----------------------

         3.1* Restated Certificate of Incorporation of MemberWorks Incorporated (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-10541, filed on October 18, 1996, and incorporated herein by reference).

         3.2* Restated By-laws of MemberWorks Incorporated, as amended (filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1, Registration No. 333-10541, filed on October 18, 1996, and incorporated herein by reference).

         3.3      Certificate of Formation of Interactive Voice Media Baltimore
                  L.L.C.

         3.4 Limited Liability Company Agreement with Amendments of Interactive Voice Media Baltimore L.L.C.

         3.5 Certificate of Formation and Certificate of Merger of Interactive Voice Media Colorado LLC

         3.6 Limited Liability Company Agreement with Amendment of Interactive Voice Media Colorado LLC

         3.7 Certificate of Formation and Certificate of Merger of Interactive Voice Media Georgia LLC

         3.8 Limited Liability Company Agreement with Amendment of Interactive Voice Media Georgia LLC

         3.9      Certificate of Formation of Interactive Voice Media
                  Michigan L.L.C

         3.10 Limited Liability Company Agreement with Amendments of Interactive Voice Media Michigan L.L.C

         3.11 Certificate of Formation and Certificate of Merger of Interactive Voice Media New Jersey LLC

         3.12 Limited Liability Company Agreement with Amendment of Interactive Voice Media New Jersey LLC

         3.13 Certificate of Formation and Certificate of Merger of Interactive Voice Media New York LLC

         3.14 Limited Liability Company Agreement with Amendment of Interactive Voice Media New York LLC

         3.15 Certificate of Formation and Certificate of Merger of Interactive Voice Media Ohio LLC

         3.16 Limited Liability Company Agreement with Amendment of Interactive Voice Media Ohio LLC

         3.17 Certificate of Formation and Certificate of Merger of Interactive Voice Media Pennsylvania LLC

         3.18 Limited Liability Company Agreement with Amendment of Interactive Voice Media Pennsylvania LLC

         3.19 Certificate of Formation and Certificate of Amendment of Lavalife Washington D.C., L.L.C

         3.20 Limited Liability Company Agreement with Amendments of Lavalife Washington D.C., L.L.C.

         3.21 Certificate of Incorporation and Certificate of Amendment of Interactive Media Group (USA) Ltd.

         3.22     Bylaws of Interactive Media Group (USA) Ltd.

         3.23     Certificate of Incorporation of Interactive Media
                  Consolidated, Inc.

         3.24     Bylaws of Interactive Media Consolidated, Inc.

         3.25     Articles of Incorporation of Interactive (TX) Voice Media
                  Corp.

         3.26     Bylaws of Interactive (TX) Voice Media Corp.

         3.27     Articles of Incorporation of Interactive L.A. Voice Media
                  Corp.

         3.28     Bylaws of Interactive L.A. Voice Media Corp.

         3.29     Articles of Incorporation of Interactive Media (IL) Corp.

         3.30     Bylaws of Interactive Media (IL) Corp.

         3.31     Articles of Incorporation of Interactive Media MO Corp.

         3.32     Bylaws of Interactive Media MO Corp.

         3.33 Articles of Incorporation and Certificate of Amendment of Interactive Voice Media (CA) Corp.

         3.34     Bylaws of Interactive Voice Media (CA) Corp.

         3.35     Certificate of Incorporation of Interactive Voice Media (MN)
                  Corp.

         3.36     Bylaws of Interactive Voice Media (MN) Corp.

         3.37 Certificate of Incorporation and Certificate of Amendment of Barnes Holding Corporation

         3.38     Bylaws of Barnes Holding Corporation

         3.39 Articles of Incorporation of Interactive Voice Media (Sacramento) Corp.

         3.40     Bylaws of Interactive Voice Media (Sacramento) Corp.

         3.41     Articles of Incorporation of Interactive S.J. Media Corp.

         3.42     Bylaws of Interactive S.J. Media Corp.

         3.43 Articles of Incorporation, Amendments and Certificate of Merger of Coverdell & Company, Inc.

         3.44     Bylaws of Coverdell & Company, Inc.

         3.45     Articles of Organization of Discount Development Services,
                  L.L.C.

         3.46 Limited Liability Company Operating Agreement of Discount Development Services, L.L.C.

         3.47     Certificate of Formation of MemberWorks Canada LLC

         3.48 Limited Liability Company Operating Agreement of MemberWorks Canada LLC

         3.49     Certificate of Incorporation of Impaq Marketing Corporation

         3.50     Bylaws of Impaq Marketing Corporation

         3.51     Certificate of Incorporation of Best Benefits, Inc.

         3.52     Bylaws of Best Benefits, Inc.

         3.53     Articles of Incorporation of Uni-Care, Inc.

         3.54     Bylaws of Uni-Care, Inc.

         3.55 Certificate of Incorporation, Amendments and Certificate of Merger of Quota-Phone, Inc.

         3.56     Bylaws of Quota-Phone, Inc.

         3.57 Certificate of Incorporation and Amendment of Countrywide Dental, Inc.

         3.58     Bylaws of Countrywide Dental, Inc.

         3.59     Certificate of Incorporation of MemberWorks Canada Holdco,
                  Inc.

         3.60     Bylaws of MemberWorks Canada Holdco, Inc.

         3.61 Memorandum of Association and Articles of Association of Lavalife Corp.

         3.62     Certificate of Incorporation of MyHealthySavings.com, Inc.

         3.63     Bylaws of MyHealthySavings.com, Inc.

         3.64     Certificate of Incorporation of Billing Services
                  International, Inc.

         3.65     Bylaws of Billing Services International, Inc.

         4.1 Indenture dated as of April 13, 2004 between MemberWorks Incorporated and each of the Guarantors party thereto and LaSalle Bank National Association, as Trustee relating to the 9 1/4% Senior Notes due 2014, including the form of notes.

         4.2 Registration Rights Agreement dated as of April 13, 2004 between MemberWorks Incorporated and each of the Guarantors party thereto and Lehman Brothers Inc., UBS Securities LLC and ABN AMRO Incorporated.

         5.1**    Opinion of Shearman & Sterling LLP.

         12.1     Computation of Ratio of Earnings to Fixed Charges.

         21.1     List of subsidiaries.

         23.1 Consent of PricewaterhouseCoopers LLP, as independent accountants.

         23.2     Consent of Ernst & Young LLP, as independent accountants.

         24.1     Power of Attorney (contained on signature page).

         25.1 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of LaSalle Bank National Association.

         99.1 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companied and Other Nominees.

         99.2     Form of Letter of Transmittal.

         99.3     Form of Letter to Clients.

         99.4     Form of Notice of Guaranteed Delivery.

         99.5 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

 ------------------

 *   Previously filed.
**   To be filed by amendment.